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                                                              EXECUTION COPY
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                                CREDIT AGREEMENT


                                      among


                          U.S. OFFICE PRODUCTS COMPANY,


                            BLUE STAR GROUP LIMITED,


                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,


                             BANKERS TRUST COMPANY,
                              as syndication agent


                       MERRILL LYNCH CAPITAL CORPORATION,
                             as documentation agent


                                       and


                            THE CHASE MANHATTAN BANK,
                             as administrative agent


                            DATED AS OF JUNE 9, 1998


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     CHASE SECURITIES INC., BT ALEX. BROWN INCORPORATED and MERRILL LYNCH,
                      PIERCE, FENNER & SMITH INCORPORATED,
                                 as Co-Arrangers

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                                                   Table of Contents

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
SECTION 1. DEFINITIONS............................................................................................2
           1.1      Defined Terms.................................................................................2
           1.2      Other Definitional Provisions............................................................... 33

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS...................................................................... 33
           2.1      Revolving Credit Commitments................................................................ 33
           2.2      Revolving Credit Notes...................................................................... 34
           2.3      Procedure for Revolving Credit Borrowing.................................................... 34
           2.4      Termination or Reduction of Revolving Credit Commitments.................................... 35
           2.5      Swing Line Commitments...................................................................... 35
           2.6      Term Loans.................................................................................. 37
           2.7      Tranche A Term Notes........................................................................ 37
           2.8      Tranche B Term Notes........................................................................ 38
           2.9      Multi-Draw Term Notes....................................................................... 39
           2.10     Procedure for Term Loan Borrowing........................................................... 40
           2.11     Termination or Reduction of Multi-Draw Term Loan Commitments................................ 41
           2.12     Repayment of Loans.......................................................................... 41
           2.13     Qualified Foreign Lender Notes.............................................................. 42

SECTION 3. LETTERS OF CREDIT.................................................................................... 43
           3.1      L/C Commitment.............................................................................. 43
           3.2      Procedure for Issuance of Letters of Credit................................................. 44
           3.3      Fees, Commissions and Other Charges......................................................... 45
           3.4      L/C Participations.......................................................................... 46
           3.5      Reimbursement Obligation of the Borrower.................................................... 47
           3.6      Obligations Absolute........................................................................ 47
           3.7      Letter of Credit Payments................................................................... 48
           3.8      Application................................................................................. 48

SECTION 4. GENERAL PROVISIONS APPLICABLE TO
LOANS AND LETTERS OF CREDIT..................................................................................... 49
           4.1      Interest Rates and Payment Dates............................................................ 49
           4.2      Conversion and Continuation Options......................................................... 49
           4.3      Minimum Amounts of Tranches................................................................. 50
           4.4      Optional Prepayments and Mandatory Prepayments and Commitment
                       Reductions............................................................................... 50
           4.5      Commitment Fees; Administrative Agent's Fee; Other Fees..................................... 54
           4.6      Computation of Interest and Fees............................................................ 54
           4.7      Inability to Determine Interest Rate........................................................ 55
           4.8      Pro Rata Treatment and Payments............................................................. 55
           4.9      Illegality.................................................................................. 57
           4.10     Requirements of Law......................................................................... 58
           4.11     Taxes....................................................................................... 59
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
           4.12     Indemnity................................................................................... 62
           4.13     Certain Rules Relating to the Payment of Additional Amounts................................. 62

SECTION 5. REPRESENTATIONS AND WARRANTIES....................................................................... 64
           5.1      Financial Condition......................................................................... 64
           5.2      No Change; Solvent.......................................................................... 65
           5.3      Corporate Existence; Compliance with Law.................................................... 66
           5.4      Corporate Power; Authorization; Enforceable Obligations..................................... 66
           5.5      No Legal Bar................................................................................ 67
           5.6      No Material Litigation...................................................................... 67
           5.7      No Default.................................................................................. 67
           5.8      Ownership of Property; Liens................................................................ 67
           5.9      Intellectual Property....................................................................... 67
           5.10     No Burdensome Restrictions.................................................................. 67
           5.11     Taxes....................................................................................... 68
           5.12     Federal Regulations......................................................................... 68
           5.13     ERISA....................................................................................... 68
           5.14     Collateral.................................................................................. 69
           5.15     Investment Company Act; Other Regulations................................................... 70
           5.16     Subsidiaries................................................................................ 70
           5.17     Purpose of Loans............................................................................ 70
           5.18     Environmental Matters....................................................................... 70
           5.19     No Material Misstatements................................................................... 71
           5.20     Delivery of the Transaction Documents....................................................... 72
           5.21     Representations and Warranties Contained in the Transaction
                       Documents................................................................................ 72
           5.22     Labor Matters............................................................................... 72
           5.23     Public Utility Holding Company Act.......................................................... 72
           5.24     Subordinated Debt........................................................................... 73
           5.25     Year 2000................................................................................... 73
           5.26     Spin-Off Tax Liability...................................................................... 73
           5.27     Blue Star Parties........................................................................... 73

SECTION 6. CONDITIONS PRECEDENT................................................................................. 74
           6.1      Conditions to Initial Extension of Credit................................................... 74
           6.2      Conditions to Initial Blue Star Extensions of Credit........................................ 79
           6.3      Conditions to Each Other Extension of Credit................................................ 80

SECTION 7. AFFIRMATIVE COVENANTS................................................................................ 81
           7.1      Financial Statements........................................................................ 81
           7.2      Certificates; Other Information............................................................. 82
           7.3      Payment of Obligations...................................................................... 83
           7.4      Conduct of Business and Maintenance of Existence............................................ 83
           7.5      Maintenance of Property; Insurance.......................................................... 84
           7.6      Inspection of Property; Books and Records; Discussions...................................... 84
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           7.7      Notices..................................................................................... 84
           7.8      Environmental Laws.......................................................................... 86
           7.9      After-Acquired Real Property and Fixtures................................................... 87
           7.10     Acquired Subsidiaries; Further Security and Guarantees...................................... 88
           7.11     Interest Rate Protection Agreement.......................................................... 89
           7.12     Surveys..................................................................................... 89

SECTION 8. NEGATIVE COVENANTS APPLICABLE TO ALL
           COMMITMENTS AND LOANS OTHER THAN THE
                           TRANCHE B TERM LOAN COMMITMENTS AND
                           TRANCHE B TERM LOANS................................................................. 89
           8.1      Financial Condition Covenants............................................................... 90
           8.2      Limitation on Indebtedness.................................................................. 91
           8.3      Limitation on Liens......................................................................... 93
           8.4      Limitation on Guarantee Obligations......................................................... 95
           8.5      Limitation on Fundamental Changes........................................................... 97
           8.6      Limitation on Sale of Assets................................................................ 98
           8.7      Limitation on Restricted Payments/Dividends................................................. 99
           8.8      Limitation on Capital Expenditures..........................................................100
           8.9      Limitation on Investments, Loans and Advances...............................................101
           8.10     Limitations on Certain Acquisitions.........................................................103
           8.11     Limitation on Transactions with Affiliates..................................................103
           8.12     Limitation on Sales and Leasebacks..........................................................105
           8.13     Limitations on Dispositions of Collateral...................................................105
           8.14     Limitation on Changes in Fiscal Year........................................................105
           8.15     Limitation on Negative Pledge Clauses.......................................................105
           8.16     Limitation on Lines of Business; Creation of Subsidiaries...................................106
           8.17     Limitation on Optional Payments and Modifications of Debt
                       Instruments and other Material Agreements................................................106
           8.18     Limitation on Optional Payments and Modifications of Tranche B
                       Terms....................................................................................107

SECTION 9. COVENANTS APPLICABLE TO TRANCHE B TERM LOAN
           COMMITMENTS AND TRANCHE B TERM LOANS.................................................................107

SECTION 10.         EVENTS OF DEFAULT...........................................................................107
           10.1     Certain Bankruptcy Events...................................................................107
           10.2     Other Events of Default Applicable to the Tranche A Commitments,
                       Revolving Credit Commitments, Multi-Draw Term Loan
                       Commitments and Amounts Owing Thereunder.................................................109
           10.3     Certain Events of Default Applicable to Tranche B Term Loan
                       Commitments and Amounts Owing Thereunder.................................................112
           10.4     Certain Provisions Applicable to Letters of Credit..........................................114
           10.5     Certain Waivers.............................................................................115

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
SECTION 11.         THE ADMINISTRATIVE AGENT....................................................................115
           11.1     Appointment.................................................................................115
           11.2     Delegation of Duties........................................................................115
           11.3     Exculpatory Provisions......................................................................115
           11.4     Reliance by Administrative Agent............................................................116
           11.5     Notice of Default...........................................................................116
           11.6     Acknowledgements and Representations by Lenders.............................................117
           11.7     Indemnification.............................................................................118
           11.8     Administrative Agent in Its Individual Capacity.............................................118
           11.9     Successor Administrative Agent..............................................................119
           11.10    Swing Line Lender...........................................................................119
           11.11    Release of Liens in Connection with Permitted Receivables
                       Securitization...........................................................................119

SECTION 12.         MISCELLANEOUS...............................................................................119
           12.1     Amendments and Waivers......................................................................119
           12.2     Notices.....................................................................................122
           12.3     No Waiver; Cumulative Remedies..............................................................123
           12.4     Survival of Representations and Warranties..................................................124
           12.5     Payment of Expenses and Taxes...............................................................124
           12.6     Successors and Assigns; Participations and Assignments......................................125
           12.7     Adjustments; Set-off........................................................................129
           12.8     Counterparts................................................................................129
           12.9     Severability................................................................................130
           12.10    Integration.................................................................................130
           12.11    GOVERNING LAW...............................................................................130
           12.12    Submission To Jurisdiction; Waivers.........................................................130
           12.13    Acknowledgements............................................................................131
           12.14    WAIVER OF JURY TRIAL........................................................................132
           12.15    Judgment Currency...........................................................................132
           12.16    Confidentiality.............................................................................133
SCHEDULES

           I            Commitments and Addresses
           II           Applicable Margin and Commitment Fee Step-Downs
           III          Indicative Terms of Permitted Receivables Securitizations
           IV           Equity Investors
           V            Subsidiary Guarantors
           1.1          Existing Revolving Letters of Credit
           5.1          Disposition of Assets Prior to Effective Date
           5.2(a)       Material Adverse Effect Disclosure
           5.4          Consents, Authorizations, Notices and Filings Required
           5.6          Material Litigation
           5.9          Intellectual Property Claims
           5.14         Filing Jurisdictions and Lien Searches
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                                                         iv


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
           5.16         Subsidiaries
           6.1(a)       Effective Date Mortgages
           6.1(l)       Index of Environmental Reports
           7.9(a)       Post-Closing Mortgage Properties
           8.2(e)       Permitted Indebtedness
           8.3(l)       Permitted Liens
           8.4(a)       Guarantee Obligations
           8.9(c)       Permitted Investments
           8.11(iv)     Permitted Transactions with Affiliates
           9(a)         Negative Covenants Applicable to Tranche B Term Loans

EXHIBITS

           A-1          Form of Revolving Credit Note
           A-2          Form of Swing Line Note
           A-3          Form of Tranche A Term Note
           A-4          Form of Tranche B Term Note
           A-5          Form of Multi-Draw Term Note
           A-6          Form of QFL Revolving Credit Note
           A-7          Form of QFL Tranche A Term Note
           A-8          Form of QFL Tranche B Term Note
           A-9          Form of QFL Multi-Draw Term Note
           B            Form of Guarantee and Collateral Agreement
           C            Form of U.S. Tax Compliance Certificate
           D            Form of Prepayment Option Notice
           E            Form of Mortgage
           F            Form of Landlord Consent
           G-1          Form of Opinion of Special Counsel to Borrower
           G-2          Form of Opinion of New Zealand Counsel to Borrower
           G-3          Form of Opinion of Australian Counsel to Borrower
           H            Form of Assignment and Acceptance
           I            Form of Swing Line Loan Participation Certificate
           J            Form of Borrowing Certificate
           K            Form of Blue Star Representation Certificate
           L            Form of Equitable Mortgage of Securities


               CREDIT AGREEMENT, dated as of June 9, 1998, among U.S. OFFICE PRODUCTS COMPANY, a Delaware corporation (the "Borrower"), Blue Star Group Limited, a New Zealand corporation ("Blue Star Group"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), BANKERS TRUST COMPANY, a New York banking corporation, as syndication agent (in such capacity, the "Syndication Agent"), MERRILL LYNCH CAPITAL CORPORATION, a Delaware corporation, as documentation agent for the Lenders hereunder (in such capacity, the "Documentation Agent") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

          The parties hereto hereby agree as follows:

          WHEREAS, prior to, and as part of, a strategic restructuring plan that includes the Equity Investment (as defined herein) the Borrower intends to purchase from its stockholders approximately 37,000,000 outstanding shares of Borrower Common Stock or share equivalents at a price of $27 per share (the "Stock Repurchase"); contribute its corporate travel services, educational supplies, print management and technology solutions businesses to four newly formed corporations (the "Spin-Cos"); and distribute the shares it holds in each of the Spin-Cos to the holders of Borrower Common Stock after the Stock Repurchase (the "Spin-Offs");

          WHEREAS, in connection with the strategic restructuring plan, the Borrower intends to effect the refinancing of existing debt (the "Debt Refinancing"), including a tender (the "Debt Tender Offer") for all of the Borrower's Convertible Notes Due 2003 and a conversion of all or part of the Borrower's Convertible Notes Due 2001 into equity of the Borrower and the issuance of fixed-rate senior subordinated debt by the Borrower for at least $400,000,000 in gross cash proceeds (the "Subordinated Debt Financing") (collectively the Equity Investment, the Stock Repurchase, the Spin-Offs, the Debt Tender Offer, the Debt Refinancing and the Subordinated Debt Financing, together with the payment of fees and expenses in connection therewith, the "Transactions");

          WHEREAS, Clayton, Dubilier & Rice, Inc. ("CD&R") proposes a transaction pursuant to which CDR-PC Acquisition, L.L.C. ("CDR-PC Acquisition"), an entity formed by Clayton, Dubilier & Rice Fund V Limited Partnership ("CD&R Fund V"), a private investment partnership managed by CD&R, intends to invest (the "Equity Investment") approximately $270,000,000 to acquire 24.9% of the outstanding common stock, par value $.001 per share, of the Borrower (the "Borrower Common Stock"), warrants to permit CDR-PC Acquisition to buy additional shares of common stock to maintain its 24.9% ownership position (the "Special Warrants") and warrants that will give CDR-PC Acquisition the right to buy one share of Borrower Common Stock for each share of common stock purchased by CDR-PC Acquisition in the Equity Investment and each share that CDR-PC Acquisition has the right to buy pursuant to the Special Warrants (the "Warrants"); and

          WHEREAS, to finance (i) a portion of the Transactions, (ii) Permitted Acquisitions (as defined herein), (iii) the payment of fees and expenses related to Permitted Acquisitions and the Transactions and (iv) the working capital needs of the Borrower and its subsidiaries in connection with and following the Transactions, and subject to and upon the conditions herein set forth, the Lenders are willing to make available the credit facilities provided for herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:


                     SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
     (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
     Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

          "Acceleration":  as defined in Section 10.2(e).

          "Accepting Lenders":  as defined in subsection 4.4(h).

          "Accounts": as defined in the Uniform Commercial Code as in effect in the State of New York; and, with respect to the Borrower and its Domestic Subsidiaries, all such Accounts of such Persons, whether now existing or existing in the future, including, without limitation, (i) all accounts receivable of such Person (whether or not specifically listed on schedules furnished to the Administrative Agent) including, without limitation, all accounts created by or arising from all of such Person's sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (ii) all unpaid rights of such Person (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (iii) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (iv) all reserves and credit balances held by such Person with respect to any such accounts receivable or any Obligors, (v) all letters of credit, guarantees or collateral for any of the foregoing and (vi) all insurance policies or rights relating to any of the foregoing.

          "Acquired Business": shall mean each individual product or line or unit of business (including the related assets) or Person acquired pursuant to a Permitted Acquisition as permitted by subsection 8.10.

          "Adjustment Date": each date occurring after the completion of the first fiscal quarter of the Borrower after the Effective Date that is the second Business Day following receipt by the Lenders of both (i) the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, for the most recently completed fiscal period and
     (ii) the related compliance certificate required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal period.

          "Administrative Agent":  as defined in the Preamble hereto.

          "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents": collectively, the Administrative Agent, the Documentation Agent and the Syndication Agent.

          "Aggregate Outstanding Revolving Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Revolving Credit Lender then outstanding, (b) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding and (c) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the Swing Line Loans then outstanding.

          "Agreement": this Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time.

          "Applicable Margin": as applied to a given Type of Revolving Credit Loans, Multi-Draw Term Loans, Tranche A Term Loans or Tranche B Term Loans, the rate per annum determined as follows: During the period from the Effective Date until the first Adjustment Date, the Applicable Margin (A) in respect of Revolving Credit Loans, Multi-Draw Term Loans and Tranche A Term Loans shall equal (i) with respect to ABR Loans, 1.25% per annum and
     (ii) with respect to Eurodollar Loans, 2.25% per annum; and (B) in respect of Tranche B Term Loans shall equal (i) with respect to ABR Loans, 1.50% per annum and (ii) with respect to Eurodollar Loans, 2.50% per annum. Such Applicable Margin will be adjusted on each Adjustment Date to the applicable rate per annum set forth under the heading "ABR Loans Applicable Margin" or "Eurodollar Loans Applicable Margin" on Schedule II which corresponds to the achievement of certain performance criteria determined from the financial statements and compliance certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; provided that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then

               (a) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause
          (c) below, be the Applicable Margin as so increased;

               (b) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and

               (c) if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Applicable Margin in respect of Revolving Credit Loans, Multi-Draw Term Loans and Tranche A Term Loans shall be 2.25% per annum, in the case of Eurodollar Loans, and 1.25% per annum, in the case of ABR Loans, and the Applicable Margin in respect of Tranche B Term Loans shall be 2.50% per annum, in the case of Eurodollar Loans, and 1.50% per annum, in the case of ABR Loans (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 10).

          "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

          "Approved Fund": with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans which is managed or advised by the same investment advisor as such Lender or by an affiliate of such investment advisor.

          "Asset Sale": any sale, issuance, conveyance, transfer, lease or other disposition (a "Disposition") by the Borrower or any of its Subsidiaries, in one or a series of related transactions, of any real or personal, tangible or intangible, property (including, without limitation, Capital Stock of any Subsidiary of the Borrower, but excluding Capital Stock of the Borrower) of the Borrower or such Subsidiary to any Person (other than to the Borrower or any of its Domestic Subsidiaries that are Wholly Owned Subsidiaries) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $2,500,000 other than any of the Transactions and the other transactions expressly contemplated by the Transaction Documents, including, without limitation, the Spin-Offs.

          "Assignee":  as defined in subsection 12.6(c).

          "Assignment and Acceptance":  as defined in subsection 12.6(c).

          "Australian Pledge Agreement": the Equitable Mortgage of Securities to be executed and delivered by the Borrower and the Administrative Agent, substantially in the form of Exhibit L, as the same may be amended, supplemented, waived or otherwise modified from time to time.

          "Available Multi-Draw Term Loan Commitment": as to any Multi-Draw Term Loan Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Multi-Draw Term Loan Lender's Multi-Draw Term Loan Commitment at such time over (b) such Multi-Draw Term Loan Lender's Multi-Draw Term Loan Commitment Percentage of the aggregate principal amount of Multi-Draw Term Loans theretofore made hereunder (whether or not such Multi-Draw Term Loans shall then remain outstanding).

          "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment at such time over (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Revolving Credit Lender, (ii) an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, provided that for purposes of calculating Available Revolving Credit Commitments pursuant to subsection 4.5(a) such amount shall be zero, and (iii) an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the outstanding L/C Obligations at such time; collectively, as to all the

     Lenders, the "Available Revolving Credit Commitments".

          "Base CD Rate": as defined in the definition of the term "ABR" in this subsection 1.1.

          "Basic Lender": a Revolving Credit Lender, a Tranche A Term Loan Lender or a Multi-Draw Term Loan Lender; collectively, the "Basic Lenders".

          "Benefitted Lender":  as defined in subsection 12.7.

          "Blue Star Credit Facility": any credit facility so designated by the Borrower, arranged by the Other Representatives, the administrative agent of which shall be an affiliate of the Administrative Agent, in aggregate principal amount (or Dollar Equivalent thereof if such facility is denominated in NZ Dollars) not to exceed $180,000,000, that may be entered into by Blue Star Group, the terms and conditions of which shall be satisfactory to the Agents. Without limiting the foregoing, (i) the Blue Star Credit Facility shall require mandatory prepayments in the event that its Dollar Equivalent would not otherwise be fully covered by the Blue Star Letters of Credit, (ii) all obligations of Blue Star Group under the Blue Star Credit Facility shall be unconditionally guaranteed by the Company,
     (iii) the Blue Star Credit Facility shall be for an initial period of one year with annual extensions at Blue Star Group's option and (iv) the Blue Star Credit Facility shall be guaranteed and collateralized by Blue Star Group and its Material Subsidiaries in a manner reasonably satisfactory to the Administrative Agent.

          "Blue Star Group": as defined in the Preamble hereto.

          "Blue Star Guarantee and Security Documents": the Guarantee and Security Documents (including a guarantee by the Borrower of the obligations of Blue Star Group) to be executed and delivered by Blue Star Group and each Material Subsidiary of Blue Star Group in existence on the date of the first Borrowing Date for the Blue Star Group, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time. The Blue Star Guarantee and Security Documents shall provide for guarantees supporting and security interests and liens securing only the obligations of the Blue Star Group hereunder (and not the obligations of the Borrower hereunder).

          "Blue Star Intercompany Notes": the Intercompany Notes in the aggregate principal amount outstanding on the Effective Date owing by Blue Star Group to the Borrower or one of its Domestic Subsidiaries, as such Intercompany Notes may be increased, repaid or reduced or amended, supplemented or otherwise modified from time to time.

          "Blue Star L/C Issuing Lender": any of the Agents or their respective affiliates and/or any Lender satisfactory to the Agents and the Borrower in its capacity as issuer of any Blue Star Letter of Credit.

          "Blue Star Letters of Credit": as defined in subsection 3.1(b).

          "Blue Star Mortgages": each of the mortgages to be executed and delivered by Blue Star Group and its Material Subsidiaries on the date of the first Borrowing Date for the Blue Star Group, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.

          "Blue Star Party": any Loan Party which is either Blue Star Group or a Subsidiary of Blue Star Group.

          "Blue Star Representation Certificate": The Blue Star Representation Certificate to be executed and delivered by Blue Star Group, substantially in the form of Exhibit K.

          "Board": as defined in the definition of the term "ABR" in this subsection 1.1.

          "Borrower":  as defined in the preamble hereto.

          "Borrower Common Stock":  as defined in the Recitals hereto.

          "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3, 2.5, 2.10 or 3.2 as a date on which the Borrower requests the Lenders to make Loans hereunder or the Issuing Lender to issue Letters of Credit hereunder.

          "BSIN Subsidiary": any Subsidiary of the Borrower formed to hold one or more of the Blue Star Intercompany Notes, following a contribution or other transfer to it of such Blue Star Intercompany Notes, provided that such Subsidiary has been organized and is maintained as "bankruptcy remote" from the Borrower and its other Subsidiaries in a manner reasonably satisfactory to the Administrative Agent and that in connection with such contribution and transfer such Subsidiary agrees for the benefit of the Lenders and the Agents hereunder that such Subsidiary shall not incur any material liabilities or engage in any material business activities other than as may be incidental to the holding of the Blue Star Intercompany Notes contributed or transferred to it and its organization and maintenance in existence.

          "Business":  as defined in subsection 5.18(a).

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan with respect to which the Eurodollar Rate is determined based upon the Telerate British Bankers Assoc. Interest Settlement Rates Page in accordance with the definition of Eurodollar Base Rate, "Business Day" shall mean any Business Day on which dealings in Dollars between banks may be carried on in London, England and New York, New York.

          "Capital Expenditures": with respect to any Person for any period, the sum of the aggregate of all expenditures (excluding capital expenditures made for acquisitions permitted by subsection 8.10) by such Person and its consolidated Subsidiaries during such period which, in accordance with GAAP, are or should be included in "capital expenditures" or similar items reflected in the consolidated statement of cash flows of such Person for such period.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Equivalents": (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any Lender or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group (a division of McGraw Hill Inc.) or any successor rating agency ("S&P") or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. or any successor rating agency ("Moody's") (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment), (c) commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment) and (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act, in each case provided in clauses (a), (b), (c) and (d) above, maturing within twelve months after the date of acquisition.

          "CD&R":  as defined in the Recitals hereto.

          "CD&R Fund V":  as defined in the Recitals hereto.

          "CD&R Group": CDR-PC Acquisition, CD&R and their Affiliates (other than any Persons who are Affiliates solely by virtue of their direct or indirect ownership interests in the Borrower) and any other investment fund or vehicle managed, sponsored or advised by CD&R, or any Affiliate (other than any Person who is an Affiliate solely by virtue of its direct or indirect ownership interest in the Borrower) of or successor to CD&R, CD&R Fund V or any such other investment fund or vehicle.

          "CDR Agreements": collectively, (i) the Investment Agreement, (ii) the Registration Rights Agreement, (iii) the Consulting Agreement and (iv) the Indemnification Agreement, as each such agreement may be amended, supplemented, waived or otherwise modified from time to time.

          "CDR-PC Acquisition": as defined in the Recitals hereto.

          "C/D Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4 (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars of $100,000 or more having a maturity of 30 days or more.

          "Change in Consolidated Working Capital": for any period, the amount of Consolidated Working Capital at the beginning of such period minus the amount of Consolidated Working Capital at the end of such period.

          "Change of Control": the occurrence of any of the following events:
     (i) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than one or more of the Equity Investors and their Affiliates, shall have acquired beneficial ownership of more than 35% of the outstanding shares of Voting Stock of the Borrower, (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors of the Borrower or (iii) a change of control shall have occurred under the Senior Subordinated Note Indenture or any other indenture pursuant to which the Borrower has issued and outstanding Indebtedness; as used in this paragraph "Voting Stock" shall mean shares of Capital Stock entitled to vote generally in the election of directors.

          "Chase":  The Chase Manhattan Bank, a New York banking corporation.

          "Chief Financial Officer": the chief financial officer of the Borrower.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commercial Letter of Credit":  as defined in subsection 3.1(a).

          "Commitment Fee Rate": 1/2 of 1% per annum; provided, that on and after the first Adjustment Date, the Commitment Fee Rate will be the applicable rate per annum set forth on Schedule II under the heading "Commitment Fee" (determined on each Adjustment Date in the same manner as described in the definition of "Applicable Margin").

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Consolidated EBITDA": for any period, Consolidated Net Income for such period adjusted to exclude the following items (without duplication) of income or expense to the extent that such items are included in the calculation of Consolidated Net Income: (a) Consolidated Interest Expense,
     (b) any non-cash expenses and charges, (c) total income tax expense, (d) depreciation expense, (e) the expense associated with amortization of intangible and other assets (including amortization or other expense recognition of any costs associated with asset write-ups in accordance with APB Nos. 16 and 17), (f) non-cash provisions for reserves for discontinued operations, (g) any extraordinary, unusual or non-recurring gains or losses or charges or credits, (h) any gain or loss associated with the sale or write-down of assets not in the ordinary course of business and (i) any income or loss accounted for by the equity method of accounting (except (i) in the case of income of Dudley and (ii) in the case of income to the extent of the amount of cash dividends or cash distributions paid to the Borrower or any Subsidiary by the entity accounted for by the equity method of accounting); provided, that (x) for the purposes of calculating the Consolidated Interest Coverage Ratio and the Leverage Ratio there shall be included in determining Consolidated EBITDA of the Borrower and its Subsidiaries for any period, the Consolidated EBITDA calculated on a pro forma basis of each Acquired Business acquired by the Borrower or any Subsidiary during such period for the portion of such period prior to such acquisition (calculated in accordance with the foregoing provisions) and
     (y) for the purposes of calculating the Consolidated Interest Coverage Ratio and the Leverage Ratio for any period that commenced prior to the Effective Date, Consolidated EBITDA shall be calculated on a pro forma basis for the portion of such period ending on the Effective Date as though the Spin-Offs had occurred on the first day of such period. For the purposes of this definition, the relevant testing period shall be (x) in the case of subsection 8.1 (and the definitions used therein), the four consecutive fiscal quarters ending on the applicable testing date, (y) in the case of subsections 4.4(d) and 8.8 (and the definitions used therein), the applicable fiscal year, and (z) in the case of subsection 8.10 (and the definitions used therein), the four most recently ended fiscal quarters.

          "Consolidated Interest Coverage Ratio": for any period, the ratio of
     (a) an amount equal to Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

     "Consolidated Interest Expense": for any period, the sum of (a) interest expense (accrued and paid or payable in cash for such period, and in any event excluding any amortization or write-off of financing costs) on Indebtedness of the Borrower and its consolidated Subsidiaries for such period minus (b) interest income (accrued and received or receivable in cash for such period) of the Borrower and its consolidated Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP; provided that Consolidated Interest Expense shall be adjusted to include (x) the Consolidated Interest Expense for each Acquired Business acquired by the Borrower or any Subsidiary during such period for the portion of such period prior to such acquisition, (y) the additional interest that would have been paid on all Indebtedness incurred by the Borrower and its other Subsidiaries to finance each Permitted Acquisition permitted by subsection 8.10 effected during such period as if, in each such case, such Indebtedness had been incurred on the first day of such period (with appropriate adjustment for any such Indebtedness refinancing Indebtedness of the related Acquired Business), as reasonably determined by the Borrower in a manner satisfactory to the Administrative Agent, and (z) in the event of the consummation of a Permitted Receivables Securitization, an amount equal to the interest (or other fees in the nature of interest or discount accrued and paid or payable in cash for such period) on such Permitted Receivables Securitization.

          "Consolidated Net Income": for any period, net income of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Senior Debt": all Consolidated Total Funded Indebtedness other than Subordinated Debt.

          "Consolidated Total Funded Indebtedness": at the date of determination thereof, the sum of (i) all Indebtedness of the Borrower and its consolidated Subsidiaries which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date including, in any event, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans, in each case determined on a consolidated basis in accordance with GAAP plus (ii) without duplication of amounts included in clause (i) above, an amount equal to the aggregate cash proceeds received by the Borrower or any Subsidiary from an unrelated third party (net of amounts repaid) from the financing of Accounts pursuant to any Permitted Receivables Securitization which are outstanding at the date of determination. In determining under clause (i) of this definition the Indebtedness of the Borrower and its consolidated Subsidiaries under or in respect of any Permitted Receivables Securitization or under clause (ii) of this definition the amount equal to the aggregate cash proceeds received by the Borrower or any such Subsidiary from the financing of any Accounts pursuant to any Permitted Receivables Securitization, such Indebtedness or amount shall be reduced by any escrowed or pledged cash proceeds which effectively secure such Indebtedness or the obligations of the Borrower or any such Subsidiary under such Permitted Receivables Securitization.

          "Consolidated Working Capital": at the date of determination thereof, the aggregate amount of all current assets (excluding cash, Cash Equivalents and deferred taxes recorded as assets) minus the aggregate amount of all current liabilities (excluding the Revolving Credit Loans, current maturities of long-term debt, working capital debt of Foreign Subsidiaries and deferred taxes recorded as liabilities), in each case determined on a consolidated basis for the Borrower and its consolidated Subsidiaries.

          "Consulting Agreement": Consulting Agreement, dated as of June 10, 1998, between CD&R (and its permitted successors and assigns thereunder) and the Borrower.

          "Continuing Directors": the directors of the Borrower on the Effective Date, after giving effect to the Transactions and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors or such other director receives the vote of the Equity Investors in his or her election by the shareholders of the Borrower.

          "Contractual Obligation": as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Convertible Notes due 2001": the Borrower's 5 1/2% Convertible Subordinated Notes due 2001.

          "Convertible Notes due 2001 Exchange Offer Documents": Registration Statement on Form S-4, dated May 4, 1998, relating to the Offering Circular/Prospectus to Exchange, and a Letter of Transmittal, dated May 4, 1998.

          "Convertible Notes due 2003": the Borrower's 5 1/2% Convertible Subordinated Notes due 2003.

          "Convertible Notes due 2003 Repurchase Documents": Schedule 13E-4, dated May 5, 1998, relating to the Offer to Purchase, and a Letter of Transmittal, dated May 5, 1998.

          "CSI":  Chase Securities Inc., a New York corporation.

          "Debt Tender Offer":  as defined in the Recitals hereto.

          "Default": any of the events specified in Section 10, whether or not any requirement for the giving of notice (other than, in the case of Section 10.2(e) or 10.3(f), a Default Notice), the lapse of time, or both, or any other condition, has been satisfied.

          "Debt Refinancing":  as defined in the Recitals hereto.

          "Default Notice":  as defined in Section 10.2(e).

          "Disinterested Director":  as defined in subsection 8.11.

          "Disposition": as defined in the definition of the term "Asset Sale" in this subsection 1.1.

          "Distribution Agreement": Distribution Agreement, dated as of June 9, 1998, by and among the Borrower and the Spin-Cos, as such agreement may be amended, supplemented, waived or otherwise modified from time to time.

          "Dollar Equivalent": at any date, for any amount denominated in NZ Dollars, such amount multiplied by the spot rate of exchange for NZ Dollars into Dollars as determined by the Administrative Agent in accordance with customary procedures.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Domestic Subsidiary": any Subsidiary of the Borrower which is not a Foreign Subsidiary or Foreign Subsidiary Holdco.

          "Dudley": Dudley Stationery Limited, a corporation organized under the laws of the United Kingdom.

          "ECF Percentage": 50%; provided, that with respect to any fiscal year of the Borrower ending on or after April 24, 1999, the ECF Percentage shall be reduced to 0% if the Leverage Ratio as of the last day of such fiscal year is less than 3.5 to 1.0.

          "Effective Date": the date on or before June 30, 1998 on which all the conditions precedent set forth in subsection 6.1 shall be satisfied or waived.

          "Employee Benefits Services and Liabilities Agreement": Employee Benefits Agreement, dated as of June 9, 1998, by and among the Borrower and the Spin-Cos, as such agreement may be amended, supplemented, waived or otherwise modified from time to time.

          "Environmental Costs": any and all costs or expenses (including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to any violation of, noncompliance with or liability under any Environmental Laws or any orders, requirements, demands, or investigations of any person related to any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

          "Environmental Laws": any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority having the force and effect of law or other Requirements of Law (including, without limitation, common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or human health as related to the environment, as now or at any relevant time hereafter in effect.

          "Environmental Reports": the various reports contained in the binders prepared for the Borrower by Environmental Strategies Corp., which were previously delivered to the Administrative Agent and counsel to the Administrative Agent and as referenced in Schedule 6.1(l) attached hereto.

          "Equity Investment":  as defined in the Recitals hereto.

          "Equity Investors": CDR-PC Acquisition, CD&R Fund V, the CD&R Group and the other equity investors arranged by CD&R and satisfactory to the Agents as set forth on Schedule IV.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for Dollar deposits with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period. "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Dow Jones Market Page 3750 (or such other page as may replace such page for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upwards to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Event of Default": any of the events specified in Section 10, provided that any requirement for the giving of notice, the lapse of time, or both, and any other condition, has been satisfied.

          "Excess Cash Flow": for any period, Consolidated EBITDA minus (i) any Capital

     Expenditures made in cash during such period, minus (ii) any principal payments (other than principal payments during such period pursuant to subsection 4.4(c) or 4.4(d) unless and to the extent that the event giving rise to such mandatory prepayment causes an increase in Consolidated EBITDA) on the Term Loans made during such period, minus (iii) any principal payments on any Indebtedness other than Indebtedness arising hereunder of the Borrower or any of its consolidated Subsidiaries made during such period, minus (iv) any portion of Consolidated Interest Expense for such period, minus (v) any taxes paid or payable in cash during such period, minus (vi) the Net Cash Proceeds from any Asset Sale to the extent that such Net Cash Proceeds (A) consist of any Reinvested Amount or are otherwise applied in accordance with subsection 4.4(c) and (B) are included in the calculation of Consolidated EBITDA, minus (vii) (without duplication of clause (i) of this definition) any Investment made in accordance with subsection 8.9(e), (g), (i), (l) or (n) minus (viii) any earnings included in Consolidated EBITDA for such period (except to the extent that any such earnings are used for any purposes described in clauses (i) through (vii) above) of a Receivables Subsidiary to the extent the terms of any Permitted Receivables Securitization prohibit the distribution thereof to the Borrower or any of its other Subsidiaries, plus (ix) the Change in Consolidated Working Capital for such period.

          "Exchange Act":  the Securities Exchange Act of 1934, as amended.

          "Exchange Note":  as defined in subsection 2.13(a).

          "Existing Revolving Letters of Credit": at any time, the letters of credit issued by Bankers Trust Company and listed or described on Schedule
     1.1 that are outstanding on such date.

          "Extension of Credit": as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

          "Federal Funds Effective Rate": as defined in the definition of the term "ABR" in this subsection 1.1.

          "Final Maturity Date":  June 9, 2006.

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "FIRREA": the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

          "Foreign Subsidiary": any Subsidiary of the Borrower which is organized and existing under the laws of any jurisdiction outside of the United States of America.

          "Foreign Subsidiary Holdco": any BSIN Subsidiary or any other Subsidiary of the Borrower that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

          "Former Plan": any employee benefit plan in respect of which the Borrower or a Commonly Controlled Entity has engaged in a transaction described in Section 4069 or Section 4212(c) of ERISA.

          "GAAP": with respect to the covenants contained in subsections 8.1 and
     8.8 and all defined terms relating thereto, generally accepted accounting principles in the United States of America in effect on the Effective Date and, for all other purposes under this Agreement, generally accepted accounting principles in the United States of America in effect from time to time.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower, each Domestic Subsidiary of the Borrower listed on Schedule V attached hereto and in existence on the Effective Date and the Administrative Agent, substantially in the form of Exhibit B, as the same may be amended, supplemented, waived or otherwise modified from time to time (including by supplements adding as parties thereto Material Domestic Subsidiaries created or acquired after the Effective Date).

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. As to the Borrower, Guarantee Obligation shall include any Letter of Credit in respect of any joint venture or similar arrangement in which the Borrower or any of its Subsidiaries is an investor, but shall exclude any Existing Revolving Letter of Credit supported by any Letter of Credit issued hereunder. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantees": the collective reference to the Guarantee and Collateral Agreement, the guarantees included in the Blue Star Guarantee and Security Documents, and any other guarantee hereafter delivered to the Administrative Agent (a copy of which will be provided to each Lender) guaranteeing the obligations and liabilities of the Borrower hereunder, under any Interest Rate Protection Agreements or Permitted Hedging Arrangements entered into with any Lender or any affiliate thereof, under any Notes and/or under any of the other Loan Documents.

          "Guarantor": any Person delivering a Guarantee pursuant to this Agreement.

          "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of bankers' acceptances issued or created for the account of such Person, (e) for purposes of subsection 8.2 and Section 10.2(e) only, all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate hedge arrangements, (f) for the purposes of subsection 8.2 only, all preferred stock issued by such Person which, pursuant to its terms, is subject to mandatory redemption, retirement or acquisition by such Person on or prior to the Final Maturity Date and which redemption, retirement or acquisition is not contingent on any condition (other than the passage of time) yet to be satisfied and (g) all indebtedness or obligations of the types referred to in the preceding clauses (a) through
     (f) secured by any Lien on any property owned by such Person, to the extent of the value of such property, even though such Person has not assumed or otherwise become liable for the payment thereof. Contingent payment obligations owing to sellers of businesses acquired by the Borrower and its Subsidiaries shall not be deemed to be Indebtedness unless such contingent payment obligations are required to be classified as indebtedness on the consolidated financial statements of the Borrower in accordance with GAAP.

          "Indemnification Agreement": Indemnification Agreement, dated as of June 10, 1998, by and among the Borrower, CD&R, CDR-PC Acquisition and CD&R Fund V (and their permitted successors and assigns thereunder).

          "Indemnified Liabilities":  as defined in subsection 12.5.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.

          "Intellectual Property":  as defined in subsection 5.9.

          "Intercompany Notes": as defined in the Guarantee and Collateral Agreement.

          "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, (x) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and (y) the last day of such Interest Period.

          "Interest Period":  with respect to any Eurodollar Loan:

                         (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                        (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

          provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the Termination Date (in the case of the Tranche A Term Loans, the Multi-Draw Term Loans and the Revolving Credit Loans) or beyond the Final Maturity Date (in the case of the Tranche B Term Loans) shall (for all purposes other than subsection 4.12) end on the Termination Date or the Final Maturity Date, as the case may be;

               (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (4) the Borrower shall select Interest Periods so as not to require a scheduled payment of any Eurodollar Loan during an Interest Period for such Loan.

          "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement with a financial institution reasonably acceptable to the Administrative Agent, to or under which the Borrower is a party or a beneficiary on the Effective Date or becomes a party or a beneficiary after the Effective Date, provided that any such agreement or other arrangement is not entered into for purposes of speculation.

          "Inventory": as defined in the Uniform Commercial Code as in effect in the State of New York.

          "Investment Agreement": Investment Agreement, dated as of January 12, 1998, between the Borrower and CDR-PC Acquisition, as amended by Amendment No. 1 dated as of February 3, 1998 and as may be amended, restricted and supplemented from time to time.

          "Investment Company Act": the Investment Company Act of 1940, as amended.

          "Investments":  as defined in subsection 8.9.

          "Issuing Lender": the collective reference to any Blue Star L/C Issuing Lender and any Revolving L/C Issuing Lender.

          "L/C Fee Payment Date": with respect to any Letter of Credit, (a) the last day of each March, June, September and December occurring after the date of issuance thereof and prior to the expiration thereof and (b) if such Letter of Credit is outstanding on such day, the last day of the Revolving Credit Commitment Period.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a).

          "L/C Participants": as to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender for such Letter of Credit.

          "Lenders":  as defined in the Preamble hereto.

          "Letters of Credit": the collective reference to all of the Blue Star Letters of Credit and all of the Revolving Letters of Credit.

          "Leverage Ratio": for any period, the ratio of (a) Consolidated Total Funded Indebtedness as at the last day in such period to (b) Consolidated EBITDA for such period.

          "Lien": any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan": a Revolving Credit Loan, a Tranche A Term Loan, a Tranche B Term Loan, a Multi-Draw Term Loan or a Swing Line Loan, as the context shall require; collectively, the "Loans".

          "Loan Documents": this Agreement, any Notes, the Applications, the Guarantees, the Security Documents and the Blue Star Representation Certificate.

          "Loan Parties": the Borrower, Blue Star Group and each Subsidiary of the Borrower which is a party to a Loan Document; individually, a "Loan Party".

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and the Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents taken as a whole or the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents taken as a whole.

          "Material Domestic Subsidiary": any Material Subsidiary which is a Domestic Subsidiary.

          "Material Environmental Amount": an amount payable by the Borrower and/or its Subsidiaries in respect of or under any Environmental Law for remedial costs, compliance costs, compensatory damages, fines, penalties, or any combination thereof in an amount that would reasonably be expected to have a Material Adverse Effect.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials, wastes, pollutants or contaminants, defined or regulated as such in or under or which may give rise to liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Material Subsidiary": any Subsidiary of the Borrower that had total assets of more than $3,000,000 as of the last day of the most recently completed fiscal quarter of the Borrower for which financial statements have been furnished pursuant hereto.

          "Moody's": as defined in the definition of the term "Cash Equivalents" in this subsection 1.1.

          "Mortgages": each of the mortgages to be executed and delivered by the Borrower and its Subsidiaries substantially in the form of Exhibit E, as the same may be amended, supplemented, waived or otherwise modified from time to time.

          "Multi-Draw Term Loan":  as defined in subsection 2.6.

          "Multi-Draw Term Loan Commitment": as to any Multi-Draw Term Loan Lender, its obligation to make Multi-Draw Term Loans to the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Multi-Draw Term Loan Lender's name in Schedule I under the heading "Multi-Draw Term Loan Commitment" or, in the case of any Lender that is an Assignee, the amount of the assigning Lender's Multi-Draw Term Loan Commitment assigned to such Assignee pursuant to subsection 12.6(c) (in each case as such amount may be adjusted from time to time as provided herein); collectively, as to all the Multi-Draw Term Loan Lenders, the "Multi-Draw Term Loan Commitments".

          "Multi-Draw Term Loan Lender": any Term Loan Lender having a Multi-Draw Term Loan Commitment or having a Multi-Draw Term Loan outstanding hereunder.

          "Multi-Draw Term Loan Percentage": as to any Multi-Draw Term Loan Lender, the percentage of the aggregate Available Multi-Draw Term Loan Commitments and outstanding Multi-Draw Term Loans constituted by its Available Multi-Draw Term Loan Commitment and outstanding Multi-Draw Term Loans (or, if the Multi-Draw Term Loan Commitments have terminated or expired, the percentage which (i) such Lender's then outstanding Multi-Draw Term Loans then constitutes of (ii) the aggregate Multi-Draw Term Loans of all the Multi-Draw Term Loan Lenders then outstanding).

          "Multi-Draw Term Note":  as defined in subsection 2.9(a).

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds": with respect to any Asset Sale (including any Sale and Leaseback Transaction permitted under subsection 8.12), any issuance of any debt securities or any borrowings by the Borrower or any of its Subsidiaries (other than issuances and borrowings permitted pursuant to subsection 8.2), any Permitted Receivables Securitization, an amount equal to the gross proceeds in cash and Cash Equivalents of such Asset Sale, sale, issuance, borrowing or Permitted Receivables Securitization, net of
     (i) reasonable attorneys' fees, accountants' fees, brokerage, consultant and other customary fees, underwriting commissions and other reasonable fees and expenses actually incurred in connection with such Asset Sale, sale, issuance, borrowing or Permitted Receivables Securitization, (ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) appropriate amounts provided or to be provided by the Borrower or any of its Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Borrower or any such Subsidiary after such Asset Sale and other appropriate amounts to be used by the Borrower or any of its Subsidiaries to discharge or pay on a current basis any other liabilities associated with such Asset Sale, (iv) in the case of a sale or Sale and Leaseback Transaction of or involving an asset subject to a Lien securing any Indebtedness, payments made and installment payments required to be made to repay such Indebtedness (other than the Loans), including payments in respect of principal, interest and prepayment premiums and penalties, (v) in the case of any Permitted Receivables Securitization, any escrowed or pledged cash proceeds which effectively secure, or are required to be maintained as reserves by the applicable Receivables Subsidiary for, the Indebtedness of the Borrower and its Subsidiaries in respect of, or the obligations of the Borrower and its Subsidiaries under, such Permitted Receivables Securitization and (vi) in the case of any cash or Cash Equivalents not denominated in Dollars, any costs associated with, or foreign exchange losses resulting from, the actual conversion of such cash or Cash Equivalents into Dollars.

          "Non-Excluded Taxes":  as defined in subsection 4.11(a).

          "Notes": the collective reference to the Revolving Credit Notes, the Swing Line Note, the Tranche A Term Notes, the Tranche B Term Notes and the Multi-Draw Term Loan Term Notes.

          "NZ Dollars" and "NZ$":  dollars in lawful currency of New Zealand.

          "Obligor": any purchaser of goods or services or other Person obligated to make payment to the Borrower or a Subsidiary in respect of a purchase of such goods or services.

          "Offer to Purchase": Offer to Purchase, dated May 5, 1998, to purchase for cash any and all of the Convertible Notes due 2003.

          "Offering Circular/Prospectus to Exchange": Offering
     Circular/Prospectus, dated May 4, 1998, to exchange up to 8,889,920 Shares of Borrower Common Stock for Convertible Notes due 2001 at a temporarily reduced note conversion price.

          "Offering Circular to Repurchase Stock": Offering Circular, dated May 4, 1998, to purchase for cash, 37,370,037 shares of Borrower Common Stock at $27 per share.

          "Option Purchases":  as defined in subsection 8.7(b).

          "Other Representatives": CSI, BT Alex. Brown Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each in its capacity as co-arranger of the Revolving Credit Commitments and the Term Loans hereunder, and the Documentation Agent, the Syndication Agent and the Issuing Lender, in their capacities as such.

          "Participants":  as defined in subsection 12.6(b).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

          "Permitted Acquisition": any acquisition of a type described in subsection 8.10 that is permitted by said subsection to be effected by the Borrower or any of its Subsidiaries.

          "Permitted Acquisition Target": any Person or all or substantially all of the assets of any Person or any product line or unit of business of any Person, provided that such

     Person, assets, product line or unit of business (a) is engaged in a line of business that is the same as or related to the businesses in which the Borrower and its Subsidiaries are engaged on the date hereof and (b) has positive Consolidated EBITDA for its most recent fiscal year, calculated on a pro forma basis after giving effect to the acquisition hereof by the Borrower or any of its Subsidiaries.

          "Permitted Hedging Arrangement": any agreement or arrangement relating to currency, commodity or other hedging, to the extent and only to the extent that such agreement or arrangement is entered into, purchased or otherwise acquired in the ordinary course of business of the Borrower or any of its Subsidiaries, and not for purposes of speculation, with (i) any Lender or any affiliate of any Lender or (ii) any other reputable financial institution that is rated at least A by S&P or A2 by Moody's.

          "Permitted Receivables Securitization": any transaction or series of related transactions providing for the securitization of any Receivables; provided that any such transaction shall be consummated (i) on terms that include terms substantially as described on Schedule III or as the Required Lenders may otherwise consent, such consent not to be unreasonably withheld, and (ii) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, as evidenced by its written approval thereof.

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

          "Pledged Securities": all securities of the Loan Parties, now owned or hereafter acquired, pledged pursuant to any Security Document.

          "Prepayment Date":  as defined in subsection 4.4(h).

          "Prepayment Option Notice":  as defined in subsection 4.4(h).

          "Prime Rate": as defined in the definition of the term "ABR" in this subsection 1.1.

          "Pro Forma Balance Sheet":  as defined in subsection 5.1(b).

          "Pro Forma Date":  as defined in subsection 5.1(b).

          "Properties":  as defined in subsection 5.18(a).

          "QFL Notes":  as defined in subsection 2.13(a).

          "QFL Revolving Credit Note":  as defined in subsection 2.13(a).

          "QFL Tranche A Term Note":  as defined in subsection 2.13(a).

          "QFL Tranche B Term Note":  as defined in subsection 2.13(a).

          "Qualified Foreign Lender":  as defined in subsection 2.13(a).

          "Receivables": all Accounts and accounts receivable of the Borrower or any of its Subsidiaries (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), and all proceeds thereof and rights (contractual and other) and collateral related thereto.

          "Receivables Subsidiary": any special purpose, bankruptcy-remote Subsidiary that purchases, on a revolving basis, Receivables generated by the Borrower or any of its Subsidiaries.

          "Refunded Swing Line Loans":  as defined in subsection 2.5(c).

          "Register":  as defined in subsection 12.6(d).

          "Registration Rights Agreement": Registration Rights Agreement, dated as of June 10, 1998, between the Borrower and CDR-PC Acquisition (and its permitted successors and assigns thereunder).

          "Regulation D": Regulation D of the Board as in effect from time to time.

          "Regulation T": Regulation T of the Board as in effect from time to time.

          "Regulation U": Regulation U of the Board as in effect from time to time.

          "Regulation X": Regulation X of the Board as in effect from time to time.

          "Reimbursement Obligations": the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 3.5(a) for amounts drawn under Letters of Credit.

          "Reinvested Amount": with respect to any Asset Sale, that portion of the Net Cash Proceeds thereof as shall, according to a certificate of a Responsible Officer delivered to the Administrative Agent on the date of such Asset Sale, be reinvested in the business of the Borrower and its Subsidiaries within 365 days of the receipt of such Net Cash Proceeds; provided that any Net Cash Proceeds not so reinvested by such 365th day shall be utilized on such day to prepay the Loans pursuant to subsection 4.4(c).

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Reg. Section 4043 or any successor regulation thereto.

          "Required Basic Lenders": at any time, Basic Lenders the Total Credit Percentages (calculated for this purpose without giving effect to any outstanding Tranche B Term Loans) of which aggregate more than 50%.

          "Required Lenders": at any time, Lenders the Total Credit Percentages of which aggregate more than 50%.

          "Required Release Lenders": at any time, (i) Revolving Credit Lenders, Multi-Draw Term Loan Lenders and Tranche A Term Loan Lenders the Total Credit Percentages (calculated for this purpose without reference to outstanding Tranche B Term Loans) of which aggregate more than 50%, (ii) Tranche B Term Loan Lenders the Tranche B Term Loan Percentages of which aggregate more than 50% and (iii) Lenders the Total Credit Percentages of which aggregate more than 80%.

          "Required Tranche B Term Loan Lenders": at any time, Tranche B Term Loan Lenders the Tranche B Term Loan Percentages of which aggregate more than 50%.

          "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

          "Responsible Officer": as to the Borrower, any of its following officers: (i) the chief executive officer or the president of the Borrower;
     (ii) the chief financial officer, the vice president-finance, the treasurer or the controller of the Borrower; (iii) with respect to legal matters, the general counsel or deputy general counsel of the Borrower, (iv) the divisional president of North American Office Products Group; (v) the chief executive officer of Blue Star Group; (vi) the chief executive officer of Mail Boxes, Etc. and (vii) with respect to ERISA related matters, the vice president of human resources of the Borrower.

          "Restricted Payment":  as defined in subsection 8.7.

          "Revolving Credit Commitment": as to any Revolving Credit Lender, its obligation to make Revolving Credit Loans to, and/or make or participate in Swing Line Loans made to, and/or issue or participate in Letters of Credit issued on behalf of, the Borrower or Blue Star Group in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Revolving Credit Lender's name in Schedule I under the heading "Revolving Credit Commitment" or, in the case of any Lender that is an Assignee, the amount of the assigning Lender's Revolving Credit Commitment assigned to such Assignee pursuant to subsection 12.6(c) (in each case as such amount may be adjusted from time to time as provided herein); collectively, as to all the Revolving Credit Lenders, the "Revolving Credit Commitments".

          "Revolving Credit Commitment Percentage": as to any Revolving Credit Lender, the percentage of the aggregate Revolving Credit Commitments constituted by its Revolving Credit Commitment (or, if the Revolving Credit Commitments have terminated or expired, the percentage which (i) the sum of
     (a) such Lender's then outstanding Revolving Credit Loans plus (b) such Lender's interests in the aggregate L/C Obligations and Swing Line Loans then outstanding then constitutes of (ii) the sum of (a) the aggregate Revolving Credit Loans of all the Revolving Credit Lenders then outstanding plus (b) the aggregate L/C Obligations and Swing Line Loans then outstanding).

          "Revolving Credit Commitment Period": the period from and including the Effective Date to but not including the Termination Date, or such earlier date as the Revolving Credit Commitments shall terminate as provided herein.

          "Revolving Credit Lender": any Lender having a Revolving Credit Commitment hereunder or having a Revolving Credit Loan outstanding hereunder.

          "Revolving Credit Loans":  as defined in subsection 2.1.

          "Revolving Credit Note":  as defined in subsection 2.2.

          "Revolving L/C Issuing Lender": Chase or any of its affiliates (including without limitation, Chase Manhattan Delaware), in its capacity as issuer of any Revolving Letter of Credit.

          "Revolving Letters of Credit":  as defined in subsection 3.1(a).

          "Sale and Leaseback Transaction":  as defined in subsection 8.12.

          "Securities Act":  the Securities Act of 1933, as amended.

          "Security Documents": the collective reference to the Mortgages, the Guarantee and Collateral Agreement, the Blue Star Guarantee and Security Documents, the Australian Pledge Agreement and all other similar security documents hereafter delivered to the Administrative Agent on behalf of the Lenders (and the Administrative Agent will provide each Lender with a copy thereof) granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower or Blue Star Group hereunder, under any Notes and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

          "Senior Subordinated Note Indenture": the Indenture, dated as of June 10, 1998, entered into by the Borrower in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.17.

          "Senior Subordinated Notes": the fixed rate subordinated notes of the Borrower issued on the Effective Date pursuant to the Senior Subordinated
     Note Indenture.

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent" and "Solvency": with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

          "S&P": as defined in the definition of the term "Cash Equivalents" in this subsection 1.1.

          "Special Warrants":  as defined in the Recitals hereto.

          "Spin-Cos":  as defined in the Recitals hereto.

          "Spin-Offs":  as defined in the Recitals hereto.

          "Standby Letter of Credit":  as defined in subsection 3.1(a).

          "Stock Repurchase":  as defined in the Recitals hereto.

          "Stock Repurchase Offer to Purchase": Schedule 13E-4, dated May 4, 1998, relating to an Offering Circular to Repurchase Stock, Special Instructions for Holders of Certain Types of Shares, dated May 4, 1998, and a Letter of Transmittal, dated May 4, 1998.

          "Subordinated Debt": any unsecured Indebtedness of the Borrower or any of its Subsidiaries (a) having no scheduled principal payments (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to six months after the Final Maturity Date, (b) the payment of the principal of and interest on which and other obligations of the Borrower and its Subsidiaries in respect thereof are subordinated, on terms and conditions reasonably satisfactory to the Administrative Agent (as evidenced by its prior written approval) in light of the terms and conditions customarily contained in indentures for publicly issued high yield subordinated debt securities, to the prior payment in full of the principal of and interest (including post-petition interest) on the Loans and all other payment obligations of the Loan Parties to the Agents, the Other Representatives and the Lenders hereunder and under the other Loan Documents.

          "Subordinated Subsidiary Guarantees": the subordinated guarantees delivered by the Subsidiaries of the Borrower guaranteeing the obligations and liabilities of the

     Borrower in respect of the Senior Subordinated Notes.

          "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Swing Line Commitment": the Swing Line Lender's obligation to make Swing Line Loans pursuant to subsection 2.5.

          "Swing Line Lender": Chase, in its capacity as provider of the Swing Line Loans.

          "Swing Line Loan Participation Certificate": a certificate in substantially the form of Exhibit I.

          "Swing Line Loans":  as defined in subsection 2.5(a).

          "Swing Line Note":  as defined in subsection 2.5(b).

          "Syndication Agent":  as defined in the Preamble hereto.

          "Tax Allocation Agreement": Tax Allocation Agreement, dated as of June 10, 1998, by and among the Borrower and the Spin-Cos, as such agreement may be amended, supplemented, waived or otherwise modified from time to time.

          "Tax Indemnification Agreement": Tax Indemnification Agreement, dated as of June 10, 1998, by and among the Spin-Cos, as such agreement may be amended, supplemented, waived or otherwise modified from time to time.

          "Telerate British Bankers Assoc. Interest Settlement Rates Page": as defined in the definition of the term "Eurodollar Base Rate" in this subsection 1.1.

          "Termination Date":  June 9, 2005.

          "Term Loan": a Tranche A Term Loan, a Tranche B Term Loan or a Multi-Draw Term Loan, as the context shall require; collectively, the "Term Loans".

          "Term Loan Lender": any Lender having a Term Loan outstanding hereunder.

          "Term Note": a Tranche A Term Note, a Tranche B Term Note or a Multi-Draw Term Loan Note, as the context shall require; collectively, the "Term Notes".

          "Three-Month Secondary CD Rate": as defined in the definition of the term

    "ABR" in this subsection 1.1.

          "Title Insurance Company": the title insurance company issuing the policy referred to in subsection 7.12.

          "Total Credit Percentage": as to any Lender at any time, the percentage of the aggregate Revolving Credit Commitments, Available Multi-Draw Term Loan Commitments, outstanding Tranche A Term Loans, outstanding Tranche B Term Loans and outstanding Multi-Draw Term Loans then constituted by its Revolving Credit Commitment, Available Multi-Draw Term Loan Commitment, outstanding Tranche A Term Loan, outstanding Tranche B Term Loan and outstanding Multi-Draw Term Loans (or, if the Revolving Credit Commitments have terminated or expired, the percentage of the aggregate Available Multi-Draw Term Loan Commitments, outstanding Revolving Credit Loans, outstanding Term Loans and interests in the outstanding L/C Obligations and Swing Line Loans then constituted by its Available Multi-Draw Term Loan Commitments, outstanding Revolving Credit Loans, outstanding Term Loans and interests in outstanding L/C Obligations and Swing Line Loans).

          "Tranche": the collective reference to Eurodollar Loans, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Tranche A Term Loan":  as defined in subsection 2.6.

          "Tranche A Term Loan Lender": any Term Loan Lender having a Tranche A Term Loan outstanding hereunder.

          "Tranche A Term Loan Percentage": as to any Term Loan Lender at any time, the percentage which (i) such Term Loan Lender's Tranche A Term Loan then outstanding constitutes of (ii) the aggregate Tranche A Term Loans of all the Term Loan Lenders then outstanding.

          "Tranche A Term Note":  as defined in subsection 2.7(a).

          "Tranche B Prepayment Amount":  as defined in subsection 4.4(g).

          "Tranche B Term Loan":  as defined in subsection 2.6.

          "Tranche B Term Loan Lender": any Term Loan Lender having a Tranche B Term Loan outstanding hereunder.

          "Tranche B Term Loan Percentage": as to any Term Loan Lender at any time, the percentage which (i) such Term Loan Lender's Tranche B Term Loan then outstanding constitutes of (ii) the aggregate Tranche B Term Loans of all the Term Loan Lenders then outstanding.

          "Tranche B Term Note":  as defined in subsection 2.8(a).

          "Transaction Documents": the collective reference to the CDR Agreements, the Senior Subordinated Note Indenture, the Distribution Agreement, the Tax Allocation Agreement, the Tax Indemnification Agreement, the Stock Repurchase Offer to Purchase, the Convertible Notes due 2003 Repurchase Documents, the Convertible Notes due 2001 Exchange Offer Documents and the Employee Benefits Services and Liabilities Agreement.

          "Transactions":  as defined in the Recitals hereto.

          "Transferee":  as defined in subsection 12.6(f).

          "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar
     Loan.

          "Underfunding": an excess of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

          "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "U.S. Tax Compliance Certificate":  as defined in subsection 4.11(b).

          "Voting Stock": as defined in the definition of the term "Change of Control" in this subsection 1.1.

          "Warrants":  as defined in the Recitals hereto.

          "Wholly Owned Subsidiary": as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary other than directors qualifying shares or shares held by nominees.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in 1.1, the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

          2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower or Blue Star Group, as the case may be, from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the sum of the then outstanding L/C Obligations and the then outstanding Swing Line Loans, does not exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment then in effect, provided that in no event shall Revolving Credit Loans be made available to Blue Star Group in aggregate principal amount outstanding in excess of $50,000,000. During the Revolving Credit Commitment Period the Borrower and Blue Star Group may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower or Blue Star Group, as the case may be, and notified to the Administrative Agent in accordance with subsections 2.3 and 4.2, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

          (c) The Borrower agrees that neither it nor the Blue Star Group shall borrow Revolving Credit Loans, Swing Line Loans or Multi-Draw Term Loans, request the issuance of any Letter of Credit or optionally reduce or terminate the Revolving Credit Commitments or the Multi-Draw Term Loan Commitments, if the effect of such borrowing, issuance, reduction or termination would be to cause the sum of the Available Revolving Credit Commitments and the Available Multi-Draw Term Loan Commitments to be less than the aggregate principal amount outstanding of the Borrower's Convertible Notes due 2001 and its Convertible Notes due 2003.

          2.2 Revolving Credit Notes. Each of the Borrower and Blue Star Group agrees that, upon the request to the Administrative Agent by any Revolving Credit Lender made on or prior to the Effective Date or in connection with any assignment of its Loan or Revolving Credit Commitment, in order to evidence such Revolving Credit Lender's Revolving Credit Loans the Borrower and Blue Star Group will execute and deliver to such Revolving Credit Lender a promissory note substantially in the form of Exhibit A-1, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Revolving Credit Note"), payable to the order of such Revolving Credit Lender and in a principal amount equal to the lesser of (a) the amount set forth opposite such Revolving Credit Lender's name in Schedule I under the heading "Revolving Credit Commitment" and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Revolving Credit Lender. Each Revolving Credit Note shall (x) be dated the Effective Date, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 4.1.

          2.3 Procedure for Revolving Credit Borrowing. The Borrower or Blue Star Group, as the case may be, may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower or Blue Star Group shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 12:30 P.M., New York City time, at least three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) 11:00 A.M., New York City time, on the requested Borrowing Date, otherwise), specifying (i) whether the Loans are to be borrowed by the Borrower or Blue Star Group, (ii) the amount to be borrowed, (iii) the requested Borrowing Date, (iv) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and
(iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, except any ABR Loan to be used solely to pay a like amount of outstanding Reimbursement Obligations or Swing Line Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Revolving Credit Commitments are (A) less than $5,000,000, $1,000,000 or a whole multiple thereof or (B) less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower or Blue Star Group, as the case may be, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Notwithstanding the foregoing, the initial borrowing of Revolving Credit Loans on the Effective Date shall be in a maximum aggregate principal amount of $150,000,000. Subject to the satisfaction of the conditions precedent specified in subsection 6.3, each Revolving Credit Lender will make the amount of its pro rata share of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower or Blue Star Group, as the case may be, at the office of the Administrative Agent specified in subsection
12.2 prior to 12:00 Noon (or 10:00 A.M., in the case of the initial borrowing hereunder on the Effective Date), New York City time, on the Borrowing Date requested by the Borrower or Blue Star Group, as the case may be, in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower or Blue Star Group, as the case may be, by the Administrative Agent crediting the account of the Borrower or Blue Star Group, as the case may be, on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

          2.4 Termination or Reduction of Revolving Credit Commitments. Subject to subsection 2.1(c), the Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent (which will promptly notify the Lenders thereof), to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the sum of the then outstanding L/C Obligations and the then outstanding Swing Line Loans, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

          2.5 Swing Line Commitments. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $15,000,000, provided that at no time may the sum of the then outstanding Swing Line Loans, Revolving Credit Loans and L/C Obligations exceed the Revolving Credit Commitments then in effect. Amounts borrowed by the Borrower under this subsection 2.5 may be repaid and, through but excluding the Termination Date, reborrowed. All Swing Line Loans shall be made as ABR Loans and shall not be entitled to be converted into Eurodollar Loans. The Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 2:00 p.m., New York City time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in a minimum amount of $1,000,000 or whole multiples of $100,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Borrower at the office of the Swing Line Lender by crediting the account of the Borrower at such office with such proceeds in Dollars.

          (b) The Borrower agrees that, upon the request to the Administrative Agent by the Swing Line Lender, in order to evidence the Swing Line Loans the Borrower will execute and deliver to the Swing Line Lender a promissory note substantially in the form of Exhibit A-2, with appropriate insertions (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the "Swing Line Note"), payable to the order of the Swing Line Lender and representing the obligation of the Borrower to pay the amount of the Swing Line Commitment or, if less, the unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in subsection 4.1. The Swing Line Note shall
(a) be dated the Effective Date, (b) be stated to mature on the Termination Date and (c) provide for the payment of interest in accordance with subsection 4.1.

          (c) The Swing Line Lender, at any time in its sole and absolute discretion may, and, at any time as there shall be a Swing Line Loan outstanding for more than seven Business Days, the Swing Line Lender shall, on behalf of the Borrower (which hereby irrevocably directs and authorizes the Swing Line Lender to act on its behalf), request each Revolving Credit Lender, including the Swing Line Lender, to make a Revolving Credit Loan as an ABR Loan in an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the principal amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given; provided that the provisions of this subsection shall not affect the Borrower's obligations to prepay Swing Line Loans in accordance with the provisions of subsection 4.4(e). Unless the Revolving Credit Commitments shall have expired or terminated (in which event the procedures of paragraph (d) of this subsection 2.5 shall apply), each Revolving Credit Lender will make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

          (d) If the Revolving Credit Commitments shall expire or terminate at any time while Swing Line Loans are outstanding, each Revolving Credit Lender shall, at the option of the

Swing Line Lender exercised reasonably, either (i) notwithstanding the expiration or termination of the Revolving Credit Commitments, make a Revolving Credit Loan as an ABR Loan or (ii) purchase an undivided participating interest in such Swing Line Loans, in either case in an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage determined on the date of, and immediately prior to, expiration or termination of the Revolving Credit Commitments of the aggregate principal amount of such Swing Line Loans. Each Revolving Credit Lender will make the proceeds of any Revolving Credit Loan made pursuant to the immediately preceding sentence available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date on which the Revolving Credit Commitments expire or terminate. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Swing Line Loans outstanding on the date of termination or expiration of the Revolving Credit Commitments. In the event that the Revolving Credit Lenders purchase undivided participating interests pursuant to the first sentence of this paragraph (d), each Revolving Credit Lender shall immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Revolving Credit Lender a Swing Line Loan Participation Certificate, substantially in the form of Exhibit I, dated the date of receipt of such funds and in such amount.

          (e) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

          2.6 Term Loans. Subject to the terms and conditions hereof (including, without limitation, subsection 2.1(c)), each Term Loan Lender severally agrees
(a) to make a term loan to the Borrower (a "Tranche A Term Loan"), on the Effective Date in the principal amount set forth opposite such Term Loan Lender's name in Schedule I under the heading "Tranche A Term Loan Commitment";
(b) to make a term loan to the Borrower (a "Tranche B Term Loan") on the Effective Date in the principal amount set forth opposite such Term Loan Lender's name in Schedule I under the heading "Tranche B Term Loan Commitment" and (c) to make term loans to the Borrower ("Multi-Draw Term Loans"), from time to time from the Effective Date to and including the third anniversary of the Effective Date in an aggregate principal amount up to but not exceeding the amount set forth opposite such Term Loan Lender's name in Schedule I under the heading "Multi-Draw Term Loan Commitment". The Term Loans may from time to time be (a) Eurodollar Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.9 and 4.2.

          2.7 Tranche A Term Notes. (a) The Borrower agrees that, upon the request to the Administrative Agent by any Tranche A Term Loan Lender made on or prior to the Effective Date or in connection with any assignment of its Loan, in order to evidence such Term Loan Lender's Tranche A Term Loans the Borrower will execute and deliver to such Term Loan

Lender one or more promissory notes substantially in the form of Exhibit A-3 (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Tranche A Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Term Loan Lender and in an aggregate principal amount equal to the lesser of (a) the amount set forth opposite such Term Loan Lender's name on Schedule I under the heading "Tranche A Term Loan Commitment" and (b) the unpaid principal amount of the Tranche A Term Loans made by such Term Loan Lender. Each Tranche A Term Note shall (i) be dated the Effective Date, (ii) be payable as provided in subsection 2.7(b) and (iii) provide for the payment of interest in accordance with subsection 4.1.

          (b) The aggregate Tranche A Term Loans of all the Term Loan Lenders shall be payable in 27 consecutive quarterly installments on the dates and in a principal amount equal to the amount set forth below (together with all accrued interest thereon) opposite the applicable installment date (or, if less, the aggregate amount of the Tranche A Term Loans then outstanding):


                         Dates                    Amounts
                         -----                    -------
                    January 24, 1999              $4,166,666
                    April 24, 1999                $4,166,667
                    July 24, 1999                 $4,166,667
                    October 24, 1999              $3,750,000
                    January 24, 2000              $3,750,000
                    April 24, 2000                $3,750,000
                    July 24, 2000            $3,750,000
                    October 24, 2000              $3,750,000
                    January 24, 2001              $3,750,000
                    April 24, 2001           $3,750,000
                    July 24, 2001                 $3,750,000
                    October 24, 2001              $3,750,000
                    January 24, 2002              $3,750,000
                    April 24, 2002           $3,750,000
                    July 24, 2002                 $3,750,000
                    October 24, 2002              $3,750,000
                    January 24, 2003              $3,750,000
                    April 24, 2003           $3,750,000
                    July 24, 2003                 $3,750,000
                    October 24, 2003              $3,750,000
                    January 24, 2004              $3,750,000
                    April 24, 2004           $3,750,000
                    July 24, 2004                 $3,750,000
                    October 24, 2004              $3,125,000
                    January 24, 2005              $3,125,000
                    April 24, 2005           $3,125,000
                    Termination Date              $3,125,000

          2.8 Tranche B Term Notes. (a) The Borrower agrees that, upon the request to the Administrative Agent by any Tranche B Term Loan Lender made on or prior to the Effective Date or in connection with any assignment of its Loan, in order to evidence such Term Loan Lender's Tranche B Term Loan the Borrower will execute and deliver to such Term Loan Lender a promissory note substantially in the form of Exhibit A-4 (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Tranche B Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Term Loan Lender and in a principal amount equal to the lesser of (a) the amount set forth opposite such Term Loan Lender's name on Schedule I under the heading
"Tranche B Term Loan Commitment" and (b) the unpaid principal amount of the Tranche B Term Loan made by such Term Loan Lender. Each Tranche B Term Note shall (i) be dated the Effective Date, (ii) be payable as provided in subsection 2.8(b) and (iii) provide for the payment of interest in accordance with subsection 4.1.

          (b) The aggregate Tranche B Term Loans of all the Term Loan Lenders shall be payable in 31 consecutive quarterly installments on the dates and in a principal amount equal to the amount set forth below (together with all accrued interest thereon) opposite the applicable installment date (or, if less, the aggregate amount of the Tranche B Term Loans then outstanding):


                         Dates                    Amount
                         -----                    ------
                  January 24, 1999                        $    333,333
                  April 24, 1999         $    333,333
                  July 24, 1999                           $    333,334
                  October 24, 1999                        $    250,000
                  January 24, 2000                        $    250,000
                  April 24, 2000         $    250,000
                  July 24, 2000                           $    250,000
                  October 24, 2000                        $    250,000
                  January 24, 2001                        $    250,000
                  April 24, 2001         $    250,000
                  July 24, 2001                           $    250,000
                  October 24, 2001                        $    250,000
                  January 24, 2002                        $    250,000
                  April 24, 2002         $    250,000
                  July 24, 2002                           $    250,000
                  October 24, 2002                        $    250,000
                  January 24, 2003                        $    250,000
                  April 24, 2003         $    250,000
                  July 24, 2003                           $    250,000
                  October 24, 2003                        $    250,000
                  January 24, 2004                        $    250,000
                  April 24, 2004         $    250,000
                  July 24, 2004                           $    250,000
                  October 24, 2004                        $ 23,000,000
                  January 24, 2005                        $ 23,000,000
                  April 24, 2005         $ 23,000,000
                  July 24, 2005                           $ 23,000,000
                  October 24, 2005                        $144,250,000
                  January 24, 2006                        $144,250,000
                  April 24, 2006         $144,250,000
                  Final Maturity Date                     $144,250,000


     2.9 Multi-Draw Term Notes. (a) The Borrower agrees that, upon the request to the Administrative Agent by any Multi-Draw Term Loan Lender made on or prior to the Effective Date or in connection with any assignment of its Loan, in order to evidence such Multi-Draw Term Loan Lender's Multi-Draw Term Loans the Borrower will execute and deliver to such Term Loan Lender promissory notes substantially in the form of Exhibit A-5 (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Multi-Draw Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Term Loan Lender and in an aggregate principal amount equal to the lesser of (a) the amount set forth opposite such Term Loan Lender's name on Schedule I under the heading "Multi-Draw Term Loan Commitment" and (b) the unpaid principal amount of the Multi-Draw Term Loans made by such Term Loan Lender. Each Multi-Draw Term Note shall (i) be dated the Effective Date, (ii) be payable as provided in subsection 2.9(b) and (iii) provide for the payment of interest in accordance with subsection 4.1.

        (b) The aggregate Multi-Draw Term Loans of all the Term Loan Lenders outstanding on the third anniversary of the Effective Date shall be payable in 16 consecutive quarterly installments on the dates and in a principal amount equal to the aggregate principal amount of the Multi-Draw Term Loans outstanding on the third anniversary of the Effective Date multiplied by the percentage set forth below (together with all accrued interest thereon) opposite the applicable installment date (or, if less, the aggregate amount of the Multi-Draw Term Loans then outstanding):


                       Dates                              Percentage
                       -----                              ----------
                  October 24, 2001                         2.625%
                  January 24, 2002                         2.625%
                  April 24, 2002                    2.625%
                  July 24, 2002                            2.625%
                  October 24, 2002                         7.875%
                  January 24, 2003                         7.875%
                  April 24, 2003                    7.875%
                  July 24, 2003                            7.875%
                  October 24, 2003                        11.625%
                  January 24, 2004                        11.625%
                  April 24, 2004                   11.625%
                  July 24, 2004                           11.625%
                  October 24, 2004                         2.875%
                  January 24, 2005                         2.875%
                  April 24, 2005                    2.875%
                  Termination Date                         2.875%


        2.10 Procedure for Term Loan Borrowing. The Borrower may borrow the Term Loans (i) on the Effective Date, in the case of the Tranche A Term Loans and the Tranche B Term Loans, or (ii) on any Business Day during the period from the Effective Date to and including the third anniversary of the Effective Date, in the case of the Multi-Draw Term Loans, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:30 P.M., New York City time, at least (a) three Business Days prior to the requested Borrowing Date, if all or any part of the Term Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise) requesting that the Term Loan Lenders make the Term Loans on the requested Borrowing Date and specifying (i) in the case of Tranche A Term
Loans, Tranche B Term Loans and Multi-Draw Term Loans, the amount to be borrowed, (ii) whether the Term Loans are to be initially Eurodollar Loans, ABR Loans or a combination thereof, and (iii) if the Term Loans are to be entirely or partly Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Multi-Draw Term Loan Commitments shall be in an amount at least equal to $25,000,000. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Each Term Loan Lender will make the amount of its pro rata share of the Term Loans available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 12.2 prior to 12:00 Noon (or 10:00 A.M., in the case of the borrowings of Tranche A Term Loans and Tranche B Term Loans on the Effective Date), New York City time, on the requested Borrowing Date in Dollars and in funds immediately available to the Administrative Agent. The Administrative Agent shall on such date credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders and in like funds as received by the Administrative Agent.

        2.11 Termination or Reduction of Multi-Draw Term Loan Commitments. Subject to subsection 2.1(c), the Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent (which will promptly notify the Lenders thereof), to terminate the Multi-Draw Term Loan Commitments or, from time to time, to reduce the amount of the Multi-Draw Term Loan Commitments. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Multi-Draw Term Loan Commitments then in effect.

        2.12 Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay and, with respect to the Loans made to Blue Star Group, the Borrower hereby unconditionally promises to cause Blue Star Group and Blue Star Group hereby unconditionally promises to pay to the Administrative Agent for the account of (i) each Revolving Credit Lender, the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender, on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 10); (ii) the Swing Line Lender, the then unpaid principal amount of the Swing Line Loans, on the Termination Date (or such earlier date on which the Swing Line Loans become due and payable pursuant to
Section 10); (iii) each Tranche A Term Loan Lender, the amounts specified in subsection 2.7(b) (or, if less, the aggregate amount of the Tranche A Term Loans then outstanding), on the dates specified in subsection 2.7(b) (or such earlier date on which the Tranche A Term Loans become due and payable pursuant to
Section 10); (iv) each Tranche B Term Loan Lender, the amounts specified in subsection 2.8(b) (or, if less, the aggregate amount of the Tranche B Term Loans then outstanding), on the dates specified in subsection 2.8(b) (or such earlier date on which the Tranche B Term Loans become due and payable pursuant to
Section 10) and (v) each Multi-Draw Term Loan Lender, the amounts specified in subsection 2.9(b) (or, if less, the aggregate amount of the Multi-Draw Term Loans then outstanding), on the dates specified in subsection 2.9(b) (or such earlier date on which the Multi-Draw Term Loans become due and payable pursuant to Section 10). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.

        (b) Each Lender (including the Swing Line Lender) shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower or Blue Star Group to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

        (c) The Administrative Agent shall maintain the Register pursuant to subsection 12.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower or Blue Star Group to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower or Blue Star Group and each Lender's share thereof.

        (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 12.6(d) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower and Blue Star Group therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower or Blue Star Group to repay (with applicable interest) the Loans made to the Borrower or Blue Star Group by such Lender in accordance with the terms of this Agreement.

        2.13 Qualified Foreign Lender Notes. (a) Any Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that is in compliance with the requirements of subsection 4.11(b)(Y) of this Agreement (a "Qualified Foreign Lender") shall upon receipt of the written request of the Borrower or the Administrative Agent, and may upon its own written request to the Administrative Agent, (i) exchange any Revolving Credit Note held by or assigned to it for a QFL Revolving Credit Note in the form attached hereto as Exhibit A-6 (a "QFL Revolving Credit Note"), (ii) exchange any Tranche A Term Note held by or assigned to it for a QFL Tranche A Term Note in the form attached hereto as Exhibit A-7 (a "QFL Tranche A Term Note"), (iii) exchange any Tranche B Term Note held by or assigned to it for a QFL Tranche B Term Note in the form attached hereto as Exhibit A-8 (a "QFL Tranche B Term Note") and (iv) exchange any Multi-Draw Term Note held by an assignment to it for a QFL Multi-Draw Term
Note in the form attached hereto as Exhibit A-9 (a "QFL Multi-Draw Term Note"; together with any QFL Revolving Credit Notes, QFL Tranche A Term Notes and QFL Tranche B Term Note, the "QFL Notes"), provided that, prior to any exchange of Notes, such Lender shall have delivered to the Borrower the certificates, documents and forms described in Section 4.11(b)(Y) of this Agreement. Any QFL Notes issued in exchange for any existing Notes pursuant to this subsection shall be (i) dated the Effective Date, (ii) issued in the names of the entities in whose names such existing Notes were issued and (iii) issued in the same principal amounts as such existing Notes. Any Revolving Credit Note, Tranche A Term Note, Tranche B Term Note and Multi-Draw Term Note exchanged pursuant to this subsection is sometimes referred to herein as an exchange note ("Exchange Note").

        (b) The Borrower agrees that, upon the request of or delivery of a request to a Qualified Foreign Lender pursuant to paragraph (a) of this subsection, it shall execute and deliver QFL Notes to the Administrative Agent in exchange for the Exchange Notes surrendered in connection with such request conforming to the requirements of such paragraph. Each Qualified Foreign Lender shall surrender its Notes to the Administrative Agent in connection with any exchange pursuant to this subsection. Upon receipt by the Administrative Agent of the existing Notes to be exchanged for such QFL Notes in accordance with this paragraph, the Administrative Agent shall forward the QFL Notes to the Qualified Foreign Lender which surrendered its existing Notes for exchange and shall forward the existing Notes to the Borrower marked "cancelled." Once issued, QFL Notes (i) shall be deemed to and shall be "Notes", "Tranche A Term Notes", "Tranche B Term Notes", "Multi-Draw Term Notes" or "Revolving Credit Notes", as the case may be, for all purposes under this Agreement, the Security Documents and the other Loan Documents, (ii) may not be exchanged for Revolving Credit Notes, Tranche A Term Notes, Tranche B Term Notes or Multi-Draw Term Notes, notwithstanding anything to the contrary in this Agreement, and (iii) shall at all times thereafter be QFL Notes, including, without limitation, following any transfer or assignment thereof.


                  SECTION 3.  LETTERS OF CREDIT

        3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Revolving L/C Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.4(a), agrees to continue outstanding under this Agreement the Existing Revolving Letters of Credit and issue letters of credit (such letters of credit, "Revolving Letters of Credit"), for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Revolving L/C Issuing Lender, provided that the Revolving L/C Issuing Lender shall not issue any Revolving Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations in respect of Revolving Letters of Credit would exceed $50,000,000 or (ii) the Aggregate Outstanding Revolving Credit of all the Revolving Credit Lenders would exceed the Revolving Credit Commitments of all the Revolving Credit Lenders then in effect. Each Letter of Credit shall
(i) be denominated in Dollars and shall be either (x) a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries or a joint venture or similar arrangement in which the Borrower or any of its Subsidiaries is an investor, contingent or otherwise, which finance the working capital and business needs of the Borrower and its Subsidiaries or such joint venture or other arrangement incurred in the ordinary course of business (a "Standby Letter of Credit"), or (y) a commercial letter of credit in respect of the purchase of goods or services by the Borrower, any of its Subsidiaries or a joint venture or similar arrangement in which the Borrower or any of its Subsidiaries is an investor in the ordinary course of business (a "Commercial Letter of Credit"), (ii) expire no later than the date five Business Days prior to the Termination Date, and (iii) expire no later than 365 or 366 days, as the case may be, after its date of issuance in the case of Standby Letters of Credit, and 180 days after its date of issuance in the case of Commercial Letters of Credit, provided that any Standby Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii)).

        (b) Subject to the terms and conditions hereof, the Blue Star L/C Issuing Lenders, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.4(a), each agree to issue stand-by letters of credit ("Blue Star Letters of Credit") to support borrowings under the Blue Star Credit Facility for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Blue Star L/C Issuing Lender, provided that the Blue Star L/C
Issuing Lenders shall not issue any Blue Star Letters of Credit if, after giving effect to such issuance, (i) the L/C Obligations in respect of the Blue Star Letters of Credit would exceed the lesser of $200,000,000 or 110% of the aggregate principal amount of the loans outstanding at any time under the Blue Star Credit Facility or (ii) the Aggregate Outstanding Revolving Credit of all the Revolving Credit Lenders would exceed the Revolving Credit Commitments of all the Revolving Credit Lenders then in effect and provided, further that the Blue Star Credit Facility shall be in an aggregate principal amount (i) not less than $25,000,000 and (ii) not in excess of $180,000,000, including 90 days interest thereon. Each Blue Star Letter of Credit shall (i) be denominated in Dollars, (ii) expire no later than the date five Business Days prior to the Termination Date, and (iii) expire no later than 365 or 366 days, as the case may be, after its date of issuance, provided that any Blue Star Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond to date referred to in clause
(ii)). Each Blue Star Letter of Credit shall provide for a drawing thereunder in the event of an acceleration of the Blue Star Credit Facility or a bankruptcy or similar event of any obligor thereunder.

        (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

        (d) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

        3.2 Procedure for Issuance of Letters of Credit. (a) The Borrower may from time to time request that the Revolving L/C Issuing Lender issue a Revolving Letter of Credit by delivering to the Revolving L/C Issuing Lender, at its address for notices specified herein, an Application therefor, completed to the reasonable satisfaction of the Revolving L/C Issuing Lender, and such other certificates, documents and other papers and information as the Revolving L/C Issuing Lender may reasonably request. Upon receipt of any Application, the Revolving L/C Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Revolving Letter of Credit requested thereby (but in no event shall the Revolving L/C Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise maybe agreed by the Revolving L/C Issuing Lender and the Borrower. The Revolving L/C Issuing Lender shall furnish a copy of such Revolving Letter of Credit to the Borrower promptly following the issuance thereof.

        (b) The Borrower may from time to time request that the Blue Star L/C Issuing Lenders issue a single Letter of Credit to which they are all parties or ratable Letters of Credit by delivering to the Blue Star L/C Issuing Lenders, at their addresses for notices specified herein, an Application therefor, completed to the reasonable satisfaction of each of the Blue Star L/C Issuing Lenders, and such other certificates, documents and other papers and information as the Blue Star L/C Issuing Lenders may reasonably request, provided that any such Application shall specify the aggregate amount of Blue Star Letters of Credit requested and each of the Blue Star L/C Issuing Lenders shall issue Blue Star Letters of Credit or join in a single Blue Star Letter of Credit as follows: (i) the Administrative Agent or an affiliate thereof shall issue a Blue Star

Letter of Credit in an amount equal to 40% of the aggregate amount requested or be responsible for 40% of such a single Blue Star Letter of Credit,
(ii) the Syndication Agent or an affiliate thereof shall issue a Blue Star Letter of Credit in an amount equal to 40% of the aggregate amount requested or be responsible for 40% of such a single Blue Star Letter of Credit and (iii) the Documentation Agent or an affiliate thereof, shall issue a Blue Star Letter of Credit in an amount equal to 20% of the aggregate amount requested or be responsible for 20% of such a single Blue Star Letter of Credit. Notwithstanding the foregoing proviso, in the event that any Lender other than the Administrative Agent, the Syndication Agent or the Documentation Agent becomes a Blue Star L/C Issuing Lender with respect to the single Blue Star Letter of Credit or Blue Star Letters of Credit to be issued pursuant to any Application, such other Lender shall join in such single Blue Star Letter of Credit in its agreed percentage or issue a Blue Star Letter of Credit in an amount equal to its agreed percentage of the aggregate amount requested by the Borrower, as the case may be, and the agreed percentages of the other Blue Star L/C Issuing Lenders shall be ratably reduced as determined by the Administrative Agent. Upon receipt of any Application, each of the Blue Star L/C Issuing Lenders will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue or join in a Blue Star Letter of Credit as requested thereby (but in no event shall such Blue Star L/C Issuing Lender be required to issue or join in any Blue Star Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Blue Star Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Blue Star L/C Issuing Lender and the Borrower. Each of the Blue Star L/C Issuing Lenders shall furnish a copy of such Blue Star Letter of Credit to the Borrower promptly following the issuance thereof.

        3.3 Fees, Commissions and Other Charges. (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit, computed at the rate per annum equal to the Applicable Margin in effect for Revolving Credit Loans that are Eurodollar Loans, calculated on the basis of a 365- (or 366-, as the case may be) day year, of the aggregate amount available to be drawn under such Letter of Credit, payable (without duplication) quarterly in arrears on each L/C Fee Payment Date to occur while such Letter of Credit remains outstanding and on the expiration date of such Letter of Credit and the Termination Date. Such commission shall be payable to the Administrative Agent for the account of the Revolving Credit Lenders to be shared ratably among them in accordance with their respective Revolving Credit Commitment Percentages. The Borrower shall also pay to the Administrative Agent, for the account of the Issuing Lender, a fee equal to 1/4 of 1% per annum of the aggregate amount available to be drawn under such Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date to occur while such Letter of Credit remains outstanding and on the expiration date of such Letter of Credit. Such commissions shall be nonrefundable.

        (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

        (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection. The Administrative Agent shall notify the Lenders at least monthly of the aggregate outstanding Letters of Credit.

        3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage (determined on the date of issuance of the relevant Letter of Credit) in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with subsection 3.5(a), such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided that nothing in this paragraph shall relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct as determined by a court of competent jurisdiction of the Issuing Lender, or otherwise affect any defense or other right that any L/C Participant may have as a result of such gross negligence or willful misconduct.

        (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is not paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans that are Revolving Credit Loans. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

        (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 1:00 P.M., New York City time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business

Day and otherwise the Issuing Lender will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

        3.5 Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Issuing Lender, upon receipt of notice from the Issuing Lender of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses reasonably incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender, at its address for notices specified herein in Dollars and in immediately available funds, on the date on which the Borrower receives such notice, if received prior to 11:00 A.M., New York City time, on a Business Day and otherwise on the next succeeding Business Day.

        (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection (i) from the date the draft presented under the affected Letter of Credit is paid to the date on which the Borrower is required to pay such amounts pursuant to paragraph (a) above at the rate which would then be payable on any outstanding ABR Loans that are Revolving Credit Loans and (ii) thereafter until payment in full at the rate which would be payable on any outstanding ABR Loans that are Tranche B Term Loans which were then overdue.

        3.6 Obligations Absolute. (a) The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit, provided that this paragraph shall not relieve the Issuing Lender or any L/C Participant of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender or such L/C Participant, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

        (b) The Borrower also agrees with the Issuing Lender that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, provided that this paragraph shall not relieve the Issuing Lender or any L/C Participant of any liability resulting from the gross negligence or willful misconduct as determined by a court of competent jurisdiction of the Issuing Lender or such L/C Participant, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

        (c) Neither the Issuing Lender nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or


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

omissions caused by such Person's gross negligence or willful misconduct.

        (d) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower.

        3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in substantial conformity with such Letter of Credit, provided that this paragraph shall not relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct as determined by a court of competent jurisdiction of the Issuing Lender, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

        3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.


                   SECTION 4. GENERAL PROVISIONS APPLICABLE TO
                          LOANS AND LETTERS OF CREDIT

        4.1 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

        (b) Each ABR Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the ABR for such day plus the Applicable Margin in effect for such day.

        (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the relevant foregoing provisions of this subsection plus 2.00% or (y) in the case of overdue interest, fees or other amounts, the rate described in paragraph (b) of this subsection for ABR Loans that are Tranche B Term Loans plus 2.00%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

        (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

        (e) It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or any Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.

        4.2 Conversion and Continuation Options. (a) The Borrower or Blue Star Group, as the case may be, may elect from time to time to convert outstanding Term Loans and Revolving Credit Loans from Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower or Blue Star Group, as the case may be, may elect from time to time to convert outstanding Term Loans and Revolving Credit Loans from ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) (unless the Required Lenders otherwise consent) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and, in the case of any Default, the Administrative Agent has given notice to the Borrower that no such conversions may be made and
(ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to either the Termination Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans (in the case of conversions of Term Loans).

        (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower or Blue Star Group, as the case may be, giving notice to the Administrative Agent, of the length of the next Interest Period to be applicable to such Loans, determined in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, provided that no Eurodollar Loan may be continued as such (i) (unless the Required Lenders otherwise consent) when any Default or Event of Default has occurred and is continuing and, in the case of any Default, the Administrative Agent has given notice to the Borrower that no such continuations may be made or (ii) after the date that is one month prior to either the Termination Date (in the case of continuations of Revolving Credit Loans, Tranche A Term Loans or Multi-Draw Term Loans) or the Final Maturity Date (in the case of continuations of Tranche B Term Loans), and provided, further, that if the Borrower or Blue Star Group, as the case may be, shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice of continuation pursuant to this subsection 4.2(b), the Administrative Agent shall promptly notify each affected Lender thereof.

        4.3 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and so that there shall not be more than twenty Tranches at any one time outstanding.

        4.4 Optional Prepayments and Mandatory Prepayments and Commitment Reductions. (a) The Borrower or Blue Star Group, as the case may be, may at any time and from time to time prepay the Loans (including the Reimbursement Obligations in respect of Letters of Credit issued for the Borrower's account), in whole or in part, without premium or penalty (other than, in the case of prepayments of Tranche B Term Loans not required pursuant to subsections 4.4(c), 4.4(d) or 4.4(e) made on or prior to the date which is eighteen months following the Effective Date, which shall incur a premium in an amount equal to 1% of the amount prepaid), upon at least three Business Days' irrevocable notice to the Administrative Agent (in the case of Eurodollar Loans, at least one Business Day's irrevocable notice to the Administrative Agent (in the case of ABR Loans other than Swing Line Loans) or same-day irrevocable notice to the Administrative Agent (in the case of Swing Line Loans), specifying the date and amount of prepayment or reduction, as the case may be, and whether the prepayment is (i) of Loans of the Borrower or Blue Star Group, or a combination thereof, (ii) of Term Loans, Revolving Credit Loans or Swing Line Loans, or a combination thereof, and
(iii) of Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each and, in the case of any prepayment of Reimbursement Obligations, the date and amount of prepayment, the identity of the applicable Letter of Credit or Letters of Credit and the amount allocable to each of such Reimbursement Obligations. Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a Eurodollar Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to subsection 4.12 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid plus premiums, if any. Partial prepayments of (i) the Term Loans shall be applied (x) pro rata (based on outstanding principal amount) to the Tranche A Term Loans, the Tranche B Term Loans, and the Multi-Draw Term Loans, and (y) pro rata to the respective installments of principal thereof, provided that, at the option of the Borrower, any such partial payment may be applied, first, to the extent of the aggregate amount of the installments of principal of the Tranche A Term Loans and the Multi-Draw Term Loans and, if no Tranche B Term Loan Lenders decline such prepayment, the Tranche B Term Loans due within twelve months of the date of prepayment, to such installments, and, thereafter (and after giving effect to the application in the first clause of this proviso) as provided above without regard to this proviso, and (ii) the Revolving Credit Loans and the Letters of Credit shall be applied, first, to payment of the Swing Line Loans then outstanding, second, to payment of the Revolving Credit Loans then outstanding, third, to payment of any Reimbursement Obligations then outstanding and, last, to cash collateralize any outstanding L/C Obligation on terms reasonably satisfactory to the Administrative Agent. Partial prepayments pursuant to this subsection 4.4(a) shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

        (b) If, at any time during the Revolving Credit Commitment Period, the Aggregate Outstanding Revolving Credit with respect to all of the Revolving Credit Lenders (including the Swing Line Lender) exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall, or shall cause Blue Star Group to, without notice or demand, immediately repay the Revolving Credit Loans and the Swing Line Loans in an aggregate principal amount equal to such excess, together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 4.12. To the extent that after giving effect to any prepayment of the Loans required by the preceding sentence, such Aggregate Outstanding Revolving Credit exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent.

        (c) If (i) the Borrower or any of its Subsidiaries shall incur Indebtedness for borrowed money (other than Indebtedness permitted pursuant to subsection 8.2) pursuant to a public offering or private placement or otherwise or (ii) the Borrower or any of its Subsidiaries shall make an Asset Sale (other than pursuant to subsections 8.6(a), (b), (c), (e), (f) and (h)), then, in each case, the Borrower shall prepay the Loans and cash collateralize the L/C Obligations in an amount equal to (x) in the case of the incurrence of any such Indebtedness, 100% of the Net Cash Proceeds thereof and (y) in the case of any such Asset Sale, 100% of the Net Cash Proceeds thereof minus any Reinvested Amounts, in each such case, with such prepayment to be made on the date of receipt of any such Net Cash Proceeds. Nothing in this paragraph (c) shall limit the rights of the Administrative Agent and the Lenders set forth in Section 10.

        (d) Commencing July 31, 1999, and on each July 31 thereafter, the Borrower shall apply toward the prepayment of the Loans and the cash collateralization the L/C Obligations as set forth in subsection 4.4(g) the ECF Percentage of the Borrower's Excess Cash Flow for the fiscal year ending on the immediately preceding April 30th (or, in the case of the first such payment, the fiscal period beginning on the Effective Date and ending on April 24, 1999).

        (e) If the Borrower or any of its Subsidiaries shall enter into a Permitted Receivables Securitization, then an amount equal to 100% of the Net Cash Proceeds thereof shall be applied first to permanently reduce the Revolving Credit Commitments (but not to an aggregate amount below $200,000,000), second to permanently reduce the Multi-Draw Term Loan Commitment by up to the then Available Multi-Draw Term Loan Commitments, provided that at the written request of the Borrower delivered to the Administrative Agent, the Multi-Draw Term Loan Commitments shall not be so reduced, third to prepay the Multi-Draw Term Loans pro rata to the respective installments of principal thereof, provided that at the written request of the Borrower delivered to the Administrative Agent, the Multi-Draw Term Loans shall not be so prepaid, fourth to prepay the other Term Loans pro rata (based on outstanding principal amount) to the Tranche A Term Loans, and the Tranche B Term Loans and pro rata to the respective installments of principal thereof, provided that, at the option of the Borrower, any such partial payment may be applied, first, to the extent of the aggregate amount of the installments of principal of the Tranche A Term Loans and the Multi-Draw Term Loans and, if no Tranche B Term Loan Lenders decline such prepayment, the Tranche B Term Loans due within twelve months of the date of prepayment, to such installments, and, thereafter (and after giving effect to the application in the first clause of this proviso) as provided above without regard to this proviso.

        (f) The Borrower shall prepay all Swing Line Loans then outstanding simultaneously with each borrowing of Revolving Credit Loans.

        (g) Prepayments pursuant to subsections 4.4(c) and 4.4(d) shall be applied, first, to prepay Term Loans then outstanding, second, to prepay Swing Line Loans then outstanding, third, to prepay Revolving Credit Loans then outstanding, fourth, to pay any Reimbursement Obligations then outstanding, fifth, to cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the Administrative Agent, sixth to permanently reduce the Revolving Credit Commitments and, last, to permanently reduce the Multi-Draw Term Loan Commitments. Prepayments of Term Loans pursuant to subsections 4.4(c) and 4.4(d) shall be applied (x) pro rata (based on outstanding principal amount) to the Tranche A Term Loans, the Tranche B Term Loans and the Multi-Draw Term Loans and (y) pro rata to the respective installments of principal thereof, provided that, at the option of the Borrower, any such partial payment may be applied, first, to the extent of the aggregate amount of the installments of principal of the Tranche A Term Loans and the Multi-Draw Term Loans and, if no Tranche B Term Loan Lenders decline such prepayment, the Tranche B Term Loans due within twelve months of the date of prepayment, to such installments, and, thereafter (and after giving effect to the application in the first clause of this proviso) as provided in clauses (x) and (y) above without regard to this proviso.

        (h) (i) Notwithstanding anything to the contrary in this subsection 4.4, so long as any Tranche A Term Loans or Multi-Draw Term Loans are outstanding, each Tranche B Term Loan Lender may, at its option, decline the portion of any optional prepayment or mandatory payment applicable to the Tranche B Term Loans of such Lender; accordingly, with respect to the amount of any optional or mandatory prepayment described in this subsection 4.4 that is allocated to Tranche B Term Loans (such amount, the "Tranche B Prepayment Amount"), the Borrower will, in lieu of applying such amount to the prepayment of Tranche B Term Loans as provided in subsections 4.4(a), 4.4(c), 4.4(d) and 4.4(e), on the date specified in this subsection 4.4 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Term Loan Lender a Prepayment Option Notice, which shall be in the form of Exhibit D, and shall include an offer by the Borrower to prepay on the date (each, a "Prepayment Date") that is ten Business Days after the date of the Prepayment Option Notice, the Tranche B Term Loans of such Lender by an amount equal to the Tranche B Prepayment Amount indicated in such Lender's Prepayment Option Notice. On the Prepayment Date, (i) the Borrower shall pay to the Administrative Agent the aggregate amount necessary to prepay that portion of the outstanding Tranche B Term Loans in respect of which Tranche B Term Loan Lenders have accepted prepayment as described above (such Lenders, the "Accepting Lenders"), and such amount shall be applied to reduce the Tranche B Prepayment Amounts with respect to each Accepting Lender and (ii) the Borrower shall pay to the Administrative Agent an amount equal to the portion of the Tranche B Prepayment Amount not accepted by the Accepting Lenders, and such amount shall be applied ratably to the prepayment of the Tranche A Term Loans and the Multi-Draw Term Loans then outstanding.

        (i) Notwithstanding anything to the contrary in this subsection 4.4, in the event no Tranche A Term Loans or Multi-Draw Term Loans are outstanding, any prepayment of Tranche B Term Loans made on or prior to the date which is eighteen months following the Effective Date with the proceeds of any Indebtedness issued after the Effective Date shall be deemed an optional prepayment and shall incur a premium in an amount equal to 1% of the


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

amount prepaid.

        (j) Amounts prepaid on account of Term Loans pursuant to subsection 4.4(a), 4.4(c), 4.4(d) or 4.4(e) may not be reborrowed.

        (k) The Revolving Credit Commitments shall be permanently reduced by the amount of all prepayments of Revolving Credit Loans, payments of Reimbursement Obligations and cash collateralizations of L/C Obligations made under subsection 4.4(c), 4.4(d).

        4.5 Commitment Fees; Administrative Agent's Fee; Other Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender, a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such days following the Effective Date.

        (b) The Borrower agrees to pay to the Administrative Agent for the account of each Multi-Draw Term Loan Lender, a commitment fee for the period from and including the Effective Date to and including the third anniversary of the Effective Date, computed at the Commitment Fee Rate on the average daily amount of the Available Multi-Draw Term Loan Commitment of such Multi-Draw Term Loan Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the third anniversary of the Effective Date or such earlier date as the Multi-Draw Term Loan Commitments shall terminate as provided herein, commencing on the first of such days following the Effective Date.

        (c) The Borrower shall pay to the Administrative Agent an annual administration fee of $500,000 in respect of the period from the Effective Date to the first anniversary thereof and of $250,000 in respect of each annual period subsequent thereto, which fee shall be payable in equal quarterly installments in advance on the Effective Date in respect of the quarter in which the Effective Date occurs (prorated for the period from the Effective Date to the end of such quarter) and on the last day of each January, April, July and October thereafter (pro rated for the quarterly installment paid immediately prior to the first anniversary of the Effective Date based on the $500,000 amount for the period from the scheduled date of payment of such quarterly installment to such first anniversary and based on the $250,000 amount for the remainder of the quarterly period for which such payment is made).

        (d) The Borrower shall pay (without duplication, including of any fee payable under subsections 4.5(a), 4.5(b) and 4.5(c)) to Chase, for its account and, as specified therein, for the account of the Lenders, the other fees required to be paid pursuant to (i) the Commitment Letter, dated March 24, 1998, among the Borrower, the Agents and the Co-Arrangers and (ii) the Fee Letter, dated March 24, 1998, among the Borrower, the Agents and the Co-Arrangers, in each case in the amounts and on the dates set forth therein.

        4.6 Computation of Interest and Fees. (a) Interest (other than interest based on the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed; and commitment fees and interest based on the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the Eurocurrency Reserve Requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

        (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.1, excluding any Eurodollar Base Rate which is based upon the Telerate British Bankers Assoc. Interest Settlement Rates Page and any ABR which is based upon the Prime Rate.

        4.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower or Blue Star Group, as the case may be, have the right to convert ABR Loans to Eurodollar Loans.

        4.8 Pro Rata Treatment and Payments. (a) Each borrowing of Revolving Credit Loans (other than Swing Line Loans) by the Borrower or Blue Star Group, as the case may be, from the Revolving Credit Lenders hereunder shall be made, each payment by the Borrower on account of any commitment fee in respect of the Revolving Credit Commitments hereunder shall be allocated by the Administrative Agent, and any reduction of the Revolving Credit Commitments of the Revolving Credit Lenders shall be allocated by the Administrative Agent, pro rata according to the relevant Revolving Credit Commitment Percentages of the Revolving Credit Lenders. Each borrowing of Multi-Draw Term Loans by the Borrower from the Multi-Draw Term Loan Lenders hereunder shall be made, each payment by the Borrower on account of any commitment fee in respect of the Multi-Draw Term Loan Commitments hereunder shall be allocated by the Administrative Agent, and any reduction of the Multi-Draw Term Loan Commitments of the Multi-Draw Term Loan Lenders shall be allocated by the Administrative Agent, pro rata according to the relevant Multi-Draw Term Loan Percentages of the Multi-Draw Term Loan Lenders. Each payment (including each prepayment) by the Borrower or Blue Star Group, as the case may be, on account of principal of and interest on any Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Term Loans shall, subject to subsection 4.4(h), be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Term Loans then held by the Term Loan Lenders. All payments (including prepayments) to be made by the Borrower or Blue Star Group, as the case may be, hereunder and under any Notes, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set-off, counterclaim or, except as permitted under Subsection 4.11, other deduction and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders holding the relevant Loans or the L/C Participants, as the case may be, at the Administrative Agent's office specified in subsection 12.2, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to such Lenders, if any such payment is received prior to 1:00 P.M., New York City time, on a Business Day, in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent shall distribute such payment to such Lenders on the next succeeding Business Day. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

        (b) Unless the Administrative Agent shall have been notified in writing by any Revolving Credit Lender prior to a borrowing that such Revolving Credit Lender will not make the amount that would constitute its Revolving Credit Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Revolving Credit Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower or Blue Star Group, as the case may be, a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Revolving Credit Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Revolving Credit Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Revolving Credit Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Revolving Credit Lender's Revolving Credit Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Revolving Credit Lender within three Business Days of such Borrowing Date, (x) the Administrative Agent shall notify the Borrower or Blue Star Group, as the case may be, of the failure of such Revolving Credit Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Credit Loans which are ABR Loans hereunder, on demand, from the Borrower or Blue Star Group, as the case may be, and (y) then the Borrower or Blue Star Group, as the case may be, may, without waiving any rights it may have against such Revolving Credit Lender, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Revolving Credit Lender does in fact make such borrowing available, provided that at the time such borrowing is made and at all times while such amount is outstanding the Borrower or Blue Star Group, as the case may be, would be permitted to borrow such amount pursuant to subsection 2.1.

        (c) Unless the Administrative Agent shall have been notified in writing by any Multi-Draw Term Loan Lender prior to a borrowing that such Multi-Draw Term Loan Lender will not make the amount that would constitute its Multi-Draw Term Loan Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Multi-Draw Term Loan Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Multi-Draw Term Loan Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Multi-Draw Term Loan Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Multi-Draw Term Loan Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Multi-Draw Term Loan Lender's Multi-Draw Term Loan Percentage of such borrowing is not made available to the Administrative Agent by such Multi-Draw Term Loan Lender within three Business Days of such Borrowing Date, (x) the Administrative Agent shall notify the Borrower of the failure of such Multi-Draw Term Loan Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Multi-Draw Term Loans which are ABR Loans hereunder, on demand, from the Borrower and (y) then the Borrower may, without waiving any rights it may have against such Multi-Draw Term Loan Lender, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Multi-Draw Term Loan Lender does in fact make such borrowing available, provided that at the time such borrowing is made and at all times while such amount is outstanding the Borrower would be permitted to borrow such amount pursuant to clause (c) of the first sentence of subsection 2.6.

        4.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Effective Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make an ABR Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect


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thereto, the Borrower shall or shall cause Blue Star Group to pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.12.

        4.10 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive of general application (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Effective Date (or, if later, the date on which such Lender becomes a Lender):

                  (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Application or any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 4.11 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations (if any) under subsection 4.11(b) or 4.11(c)) and changes in taxes measured by or imposed upon the overall net income, or franchise taxes, or taxes measured by or imposed upon overall capital or net worth, or branch taxes (in the case of such capital, net worth or branch taxes, imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                 (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder, or

                (iii) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall or shall cause Blue Star Group to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower or Blue Star Group, as the case may be, may elect to convert the Eurodollar Loans made by such Lender hereunder to ABR Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall or shall cause Blue Star Group to promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to subsection 4.12. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional


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

amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

        (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive of general application regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Effective Date (or, if later, the date on which such Lender becomes a Lender), does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this paragraph (b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender and a reasonably detailed explanation of the calculation thereof, the Borrower shall or shall cause Blue Star Group to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

        4.11 Taxes. (a) Except as provided below in this subsection, all payments made by the Borrower or Blue Star Group under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes measured by or imposed upon the overall net income of the Administrative Agent or any Lender or its applicable lending office, or any branch or affiliate of either, and all franchise taxes, branch taxes, taxes on doing business or taxes measured by or imposed upon the overall capital or net worth of the Administrative Agent or any Lender or its applicable lending office, or any branch or affiliate of either in each case imposed: (i) by the jurisdiction under the laws of which the Administrative Agent or such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and the Administrative Agent or such Lender, applicable lending office, branch or affiliate other than a connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, the


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

amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and any Notes, provided, however, that the Borrower or Blue Star Group, as the case may be, shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender with respect to Non-Excluded Taxes that are attributable to such Lender's failure to comply with the requirements of paragraph (b) and (c) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower or Blue Star Group, as the case may be, as promptly as possible thereafter the Borrower or Blue Star Group, as the case may be, shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower or Blue Star Group, as the case may be, showing payment thereof. If the Borrower or Blue Star Group, as the case may be, fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

        (b) Each Lender that is not a United States person as defined in Section 7701(a)(30) of the Code shall:

        (X) (i) on or before the date of any payment by the Borrower or Blue Star Group, as the case may be, under this Agreement or any Notes to such Lender, deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be and such other forms and certifications as may be required under applicable law, in order to establish that it is entitled to receive payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                 (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

        (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that is not entitled to comply with subparagraph (X) hereof, (i) represent to the Borrower (for the benefit of the Borrower, Blue Star Group and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrower on or before the date of


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


     any payment by the Borrower, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit C (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 871(h) or 881(c) of the Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower, Blue Star Group and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender or a Participant pursuant to subsection 12.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a Participant the obligations of such Participant pursuant to this paragraph (b) shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

        (c) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the laws of New Zealand, or any treaty to which New Zealand is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not be materially disadvantageous to such Lender.

        4.12 Indemnity. The Borrower agrees and, with respect to Loans to Blue Star Group, the Borrower and Blue Star Group agree to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) failure of the Borrower or Blue Star Group, as the case may be, to make a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower or Blue Star Group, as the case may be, has given a notice requesting the same in accordance with the provisions of this Agreement, (b) failure of the Borrower or Blue Star Group, as the case may be, to make any prepayment or conversion of Eurodollar Loans after the Borrower or Blue Star Group, as the case may be, has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a


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


prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this subsection submitted to the Borrower or Blue Star Group, as the case may be, by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

        4.13 Certain Rules Relating to the Payment of Additional Amounts. (a) Upon the request, and at the expense, of the Borrower or Blue Star Group, as the case may be, each Lender to which the Borrower or Blue Star Group, as the case may be, is required to pay any additional amount pursuant to subsection 4.10 or 4.11, and any Participant in respect of whose participation such payment is required, shall reasonably afford the Borrower or Blue Star Group, as the case may be, the opportunity to contest, and reasonably cooperate with the Borrower or Blue Star Group, as the case may be, in contesting, the imposition of any Non-Excluded Tax giving rise to such payment; provided that (i) such Lender shall not be required to afford the Borrower or Blue Star Group, as the case may be, the opportunity to so contest unless the Borrower or Blue Star Group, as the case may be, shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and
(ii) the Borrower or Blue Star Group, as the case may be, shall reimburse such Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with the Borrower or Blue Star Group, as the case may be, in contesting the imposition of such Non-Excluded Tax; provided, however that notwithstanding the foregoing no Lender shall be required to afford the Borrower or Blue Star Group, as the case may be, the opportunity to contest, or cooperate with the Borrower or Blue Star Group, as the case may be, in contesting, the imposition of any Non-Excluded Taxes, if such Lender in its discretion in good faith determines that to do so would have a material adverse effect on it.

        (b) If a Lender changes its applicable lending office (other than pursuant to paragraph (c) below) and the effect of the change, as of the date of the change, would be to cause the Borrower or Blue Star Group, as the case may be, to become obligated to pay any additional amount under subsection 4.10 or 4.11, neither the Borrower nor Blue Star Group, as the case may be, shall be obligated to pay such additional amount.

        (c) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by the Borrower or Blue Star Group, as the case may be, pursuant to subsection 4.10 or 4.11, such Lender shall promptly notify the Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it and acceptable to the Borrower to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at


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another lending office, or through another branch or an affiliate, of such
Lender); provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrower agrees to reimburse such Lender for the reasonable incremental out-of-- pocket costs thereof).

        (d) If the Borrower or Blue Star Group, as the case may be, shall become obligated to pay additional amounts pursuant to subsection 4.10 or 4.11 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under subsection 4.10 or 4.11, the Borrower shall have the right, for so long as such obligation remains, (x) with the assistance of the Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Borrower to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan's principal amount plus accrued interest, and assume the affected obligations under this Agreement, or (y) upon at least four Business Days' irrevocable notice to the Administrative Agent, to prepay the affected Loan, in whole or in part, subject to subsection 4.12, without premium or penalty. In the case of the substitution of a Lender, the Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to subsection 12.6(c) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided that any fees required to be paid pursuant to subsection 12.6(e) in connection with such assignment shall be paid by the Borrower. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the Borrower or Blue Star Group, as the case may be, shall first pay the affected Lender any additional amounts owing under subsections 4.10 and 4.11 (as well as any commitment fees and other amounts then due and owing to such Lender) prior to such substitution or prepayment.

        (e) If the Administrative Agent or any Lender receives a refund in respect of taxes for which the Borrower or Blue Star Group, as the case may be, has made additional payments pursuant to subsection 4.10(a) or 4.11(a), the Administrative Agent or such Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority) to the Borrower or Blue Star Group, as the case may be, provided, however, that the Borrower or Blue Star Group, as the case may be, agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to the Administrative Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority.

        (f) For purposes of subsections 4.10 and 4.11, a change in treaty, law, rule or regulation shall not include the ratification or entry into force of the income tax treaty between Luxembourg and the United States.

        (g) The obligations of a Lender or Participant under this subsection
4.13 shall survive the termination of this Agreement and the payment of the Loans and all amounts payable hereunder.


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            SECTION 5.  REPRESENTATIONS AND WARRANTIES

        To induce the Administrative Agent and each Lender to make the Extensions of Credit requested to be made by it on the Effective Date and on each Borrowing Date thereafter, the Borrower hereby represents and warrants, on the Effective Date (both before and after giving effect to the Transactions consummated on the Effective Date) and on every Borrowing Date thereafter, to the Administrative Agent and each Lender that:

        5.1 Financial Condition. (a) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of April 30, 1995, April 30, 1996 and April 26, 1997 and the audited consolidated statements of income and of cash flows for the fiscal years ended on such dates have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been audited by Price Waterhouse, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) (on the basis disclosed in the footnotes to such financial statements) present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. The unaudited interim consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of, and the related unaudited interim consolidated statements of income and of cash flows for, each of the three-month periods ending on July 26, 1997, October 25, 1997 and January 24, 1998 and each fiscal month ended after January 24, 1998 and prior to the Effective Date have heretofore been furnished to each Lender. During the period from April 26, 1997 to and including the Effective Date, except for the Spin-Offs or as disclosed in Schedule 5.1 hereto, there has been no sale, transfer or other disposition by the Borrower or its Subsidiaries of any material part of the business or property of the Borrower and its consolidated Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Effective Date.

        (b) The pro forma balance sheet of the Borrower and its consolidated Subsidiaries (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, is the balance sheet of the Borrower and its consolidated Subsidiaries as of January 24, 1998 (the "Pro Forma Date"), adjusted to give effect (as if such events had occurred on such date) to (i) the consummation on the Effective Date of the Transactions, (ii) the making of the Loans to be made on the Effective Date in an aggregate principal amount of up to $925,000,000 and (iii) the payment of estimated fees, expenses, financing costs and estimated tax payments related to the transactions contemplated hereby and thereby. The Pro Forma Balance Sheet was prepared in good faith by a Responsible Officer of the Borrower on the basis of reasonable assumptions and estimates as of the date thereof.

        5.2 No Change; Solvent. Since January 24, 1998, (a) except as and to the extent disclosed on Schedule 5.2(a), there has been no development or event relating to or affecting any Loan Party which has had or would be reasonably expected to have a Material Adverse Effect (after giving effect to the Transactions and the transactions relating thereto, including the financing thereof) and (b) except as permitted under this Agreement or (at any time prior to the


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consummation of the Transactions on the Effective Date) the Transaction
Documents, and except for dividends or other distributions by the Borrower prior to the execution and delivery of the Investment Agreement and except pursuant to the Transactions, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries. As of the Effective Date, after giving effect to (i) the consummation of the Transactions, (ii) the making of Loans to be made on the Effective Date in an aggregate principal amount not to exceed $925,000,000 and (iii) the payment of estimated fees, expenses and financing costs related to the transactions contemplated hereby and thereby, the Borrower is Solvent.

        5.3 Corporate Existence; Compliance with Law. Each of the Loan Parties
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

        5.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower and Blue Star Group, to obtain Extensions of Credit hereunder, and each such Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the Extensions of Credit on the terms and conditions of this Agreement, any Notes and the Applications. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party or, in the case of the Borrower or Blue Star Group, with the Extensions of Credit hereunder, except for (i) consents, authorizations, notices and filings described in Schedule 5.4, all of which have been obtained or made, (ii) filings to perfect the Liens created by the Security Documents, (iii) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.) in respect of Accounts and contracts of the Borrower and its Subsidiaries, the Obligor of which is the United States of America or any department, agency or instrumentality thereof and (iv) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Agreement has been duly executed and delivered by the Borrower and Blue Star Group, and each other Loan Document to which any Loan Party is a party, has been, or will be duly executed and delivered on behalf of such Loan Party. This Agreement constitutes a legal, valid and binding obligation of the Borrower and Blue Star Group, and each other Loan Document to which any Loan Party is a party as executed and delivered does constitute, or when executed and delivered, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such


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Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

        5.5 No Legal Bar. Except as previously disclosed in writing to the Lenders on or prior to the Effective Date, the execution, delivery and performance of the Loan Documents by the Loan Parties, the Extensions of Credit hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of any Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens created by the Security Documents) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

        5.6 No Material Litigation. Except as set forth on Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues, which (a) is so pending or threatened on or prior to the Effective Date and relates to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which would be reasonably expected to have a Material Adverse Effect.

        5.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

        5.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property interest is subject to any Lien, except for Liens permitted by subsection 8.3.

        5.9 Intellectual Property. Each of the Borrower and each of its Subsidiaries owns, or has the legal right to use, all United States patents, patent applications, trademarks, trademark applications, tradenames, service marks, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted or as proposed to be conducted immediately following the Effective Date (the "Intellectual Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as provided on
Schedule 5.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any such claim, and, to the knowledge of the Borrower, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

        5.10 No Burdensome Restrictions. Except as previously disclosed in writing to the Lenders on or prior to the Effective Date, no Requirement of Law or Contractual Obligation


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of the Borrower or any of its Subsidiaries would be reasonably expected to have a Material Adverse Effect.

        5.11 Taxes. To the knowledge of the Borrower: each of the Borrower and its Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid (a) all taxes shown to be due and payable on said returns and
(b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no tax Lien has been filed, and no material claim is being asserted, in each case with respect to any such tax, fee or other charge.

        5.12 Federal Regulations. No part of the proceeds of any Loans or any Letter of Credit will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U except for the Stock Repurchase, which shall be made in compliance with Regulation U, or for any purpose which violates the provisions of the Regulations of the Board, including, without limitation, Regulation T, Regulation U or Regulation X of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 or such other similar form referred to in Regulation T, Regulation U or Regulation X of the Board, as the case may be.

        5.13 ERISA. During the five year period prior to each date as of which this representation is made, or deemed made, with respect to any Plan (or, with respect to (vi) or (viii) below, as of the date such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a liability to the Borrower or any of its Subsidiaries which would be reasonably expected to have a Material Adverse Effect: (i) a Reportable Event; (ii) an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA); (iii) any material noncompliance with the applicable provisions of ERISA or the Code; (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (v) a Lien in favor of the PBGC or a Plan; (vi) Underfunding with respect to any Single Employer Plan; (vii) a complete or partial withdrawal from any Multiemployer Plan by the Borrower or any Commonly Controlled Entity; (viii) any liability of the Borrower or any Commonly Controlled Entity under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (ix) the Reorganization or Insolvency of any Multiemployer Plan; (x) the excess of the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the aggregate liability of the Borrower or any of its Subsidiaries for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) over the assets under all such Plans; and (xi) an event or condition with respect to which the Borrower or any


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Commonly Controlled Entity could incur any liability in respect of a Former
Plan. There have been no transactions that resulted or could result in any liability to the Borrower or any Commonly Controlled Entity under Section 4069 of ERISA or Section 4212(c) of ERISA.

        5.14 Collateral. Except with regard to (i) Liens on equipment constituting fixtures, (ii) any reserved rights of the United States government or any state government as required under law, (iii) Liens upon Patents, Patent Licenses, Trademarks and Trademark Licenses to the extent that (a) such Liens cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office or (b) such Patents, Patent Licenses, Trademarks and Trademark Licenses are not, individually or in the aggregate, material to the business of the Borrower and its Subsidiaries taken as a whole, (iv) Liens on uncertificated securities, (v) Liens on Collateral the perfection of which requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia (except to the extent that such filings or other actions have been made or taken), (vi) Liens on contracts or Accounts on which the United States of America or any state government or any department, agency, or instrumentality thereof is the Obligor, (vii) Liens on proceeds of Accounts, until transferred to or deposited in a Collateral Proceeds Account (as defined in the Guarantee and Collateral Agreement), and (viii) the claims of creditors of Persons receiving goods included as Collateral for "sale or return" within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, upon filing of the financing statements delivered to the Administrative Agent by the Borrower and its Subsidiaries on the Effective Date in the jurisdictions listed on Schedule 5.14 (which financing statements are in proper form for filing in such jurisdictions) and the recording of the Mortgages (and the recording of the Guarantee and Collateral Agreement, and the making of filings in any other jurisdiction as may be necessary under any Requirement of Law after the Effective Date) and the delivery to, and continuing possession by, the Administrative Agent of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, the Liens created pursuant to each Security Document, when executed and delivered, will constitute valid Liens on and, to the extent provided therein, perfected security interests in the collateral referred to in such Security Document (but as to the Copyrights and the Copyright Licenses and accounts arising therefrom, only to the extent the Uniform Commercial Code of the relevant jurisdiction, from time to time in effect, is applicable) in favor of the Administrative Agent for the ratable benefit of the Lenders, which Liens will be prior to all other Liens of all other Persons, except for Liens permitted pursuant to the Loan Documents (including, without limitation, those permitted to exist pursuant to subsection 8.3), and which Liens are enforceable as such as against all other Persons (except, with respect to goods only, buyers in the ordinary course of business to the extent provided in Section 9-307(1) of the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction), except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing. Notwithstanding any other provision of this Agreement, capitalized terms which are used in this subsection 5.14 and not defined in this Agreement are so used as defined in the applicable Security Document.

        5.15 Investment Company Act; Other Regulations. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment


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company", within the meaning of the Investment Company Act. The Borrower is not subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness as contemplated hereby.

        5.16 Subsidiaries. Schedule 5.16 sets forth all the Subsidiaries of the Borrower at the Effective Date, the jurisdiction of their incorporation and the direct or indirect percentage ownership interest of the Borrower therein.

        5.17 Purpose of Loans. The proceeds of the Tranche A Term Loans and the Tranche B Term Loans shall be used by the Borrower (i) to finance at or after the Effective Date a portion of the Transactions (including the repurchase, redemption or payment of the Convertible Notes due 2001 or the Convertible Notes due 2003) and (ii) to pay certain transaction fees and expenses related to the Transactions (such transaction fees and expenses not to exceed $75,000,000). The proceeds of the Multi-Draw Term Loans shall be used by the Borrower to (i) finance or refinance the cash purchase price of Permitted Acquisitions after the Effective Date and pay transaction fees and expenses related to such Permitted Acquisitions and (ii) finance the purchase, redemption or payment at maturity of the Borrower's Convertible Notes due 2001 and its Convertible Notes due 2003. The proceeds of the Revolving Credit Loans, the Swing Line Loans and the Letters of Credit shall be used by the Borrower or Blue Star Group (i) for the purposes described in the preceding two sentences and (ii) to finance the other working capital and business requirements of the Borrower and its Subsidiaries.

        5.18 Environmental Matters. Other than exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

        (a) To the knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any applicable Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business"), and there are no conditions relating to the Business or Properties that would be reasonably likely to give rise to liability under any applicable Environmental Law.

        (b) To the knowledge of the Borrower, the Properties do not contain, and have not previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or would reasonably give rise to liability under, applicable Environmental Laws.

        (c) Neither the Borrower nor any of its Subsidiaries has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with applicable Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

        (d) To the knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or


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   disposed of at, on or under any of the Properties or any other location, in violation of, or in a manner that would be reasonably likely to give rise to liability of the Borrower or any of its Subsidiaries under, any applicable Environmental Law, or materially interfere with the continued operations of the Borrower or any of its Subsidiaries or materially impair the fair saleable value of any of the Properties.

        (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any applicable Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to the Borrower or any of its Subsidiaries, the Properties or the Business.

        (f) There has been no release or, to the knowledge of the Borrower, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that would be reasonably likely to give rise to liability under applicable Environmental Laws.

        (g) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or, to its knowledge, operation of law, any known or suspected liabilities of any kind, fixed or contingent, as a result of any violation or breach of applicable Environmental Law or with respect to any contamination by any Materials of Environmental Concern.

        5.19 No Material Misstatements. The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrower to the Administrative Agent, the Other Representatives and the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not contain as of the Effective Date any material misstatement of fact and did not omit to state as of the Effective Date any material fact necessary to make the statements therein taken as a whole and in the light of the circumstances under which they were made, not materially misleading in their presentation of the Transactions or of the Borrower and its Subsidiaries. It is understood that no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such information, reports, financial statements, certificates, exhibits or schedules, except that, as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Borrower and (ii) such assumptions were believed by such management to be reasonable. Such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.

        5.20 Delivery of the Transaction Documents. The Borrower has delivered to the Administrative Agent, for itself and for each Lender, a complete photocopy of each of the Transaction Documents (including all exhibits, schedules and disclosure letters referred to


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therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof in any material respect.

        5.21 Representations and Warranties Contained in the Transaction Documents. Each of the Transaction Documents will have been duly executed and delivered, by each of the Loan Parties which is a party thereto prior to the Effective Date and, to the knowledge of the Borrower, all other parties thereto, and is in full force and effect on the Effective Date. As of the Effective Date, the representations and warranties of the Borrower in any of the Transaction Documents (after giving effect to any amendments, supplements, waivers or other modifications of any of the Transaction Documents prior to the Effective Date in accordance with this Agreement) are true and correct in all material respects except as otherwise disclosed to the Administrative Agent in writing prior to the Effective Date and except to the extent such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

        5.22 Labor Matters. There are no strikes pending or, to the knowledge of the Borrower, reasonably expected to be commenced against the Borrower or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower and each of its Subsidiaries have not been in violation of any applicable laws, rules or regulations, except where such violations would not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its Subsidiaries (or any predecessor) is a party or by which the Borrower or any of its Subsidiaries (or any predecessor) is bound except as would not reasonably be expected to have a Material Adverse Effect.

        5.23 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        5.24 Subordinated Debt. The Loans, L/C Obligations and all other obligations hereunder and under the other Loan Documents constitute "Designated Senior Indebtedness" for all purposes of the Convertible Notes Due 2001, the Convertible Notes Due 2003 and the Senior Subordinated Notes.

        5.25 Year 2000. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000), in and following the year 2000, of the Borrower's and its Subsidiaries' internally developed business software which is critical to the Borrower and its Subsidiaries taken as a whole will be completed by October 31, 1999. Based on the Borrower's estimates as of the Effective Date, the cost to the Borrower and its Subsidiaries of such reprogramming, to the extent not reflected or reserved for on the consolidated balance sheet of the Borrower and its Subsidiaries, would not reasonably be expected to have a Material Adverse Effect.

        5.26 Spin-Off Tax Liability. To the best knowledge of the Borrower as of the


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Effective Date, the Borrower will not incur any material Federal income tax liability as a result of the consummation of the Spin-Offs (whether or not any such Federal income tax liability would be indemnified). As of the Effective Date the Borrower is not aware of any plan by any of the Spin-Cos to consummate any transaction that would cause Borrower to incur any such material Federal income tax liability.

        5.27 Blue Star Parties. (a) Pari Passu. The obligations of each Blue Star Party under the Loan Documents to which it is a party, when executed and delivered by such Blue Star Party, will rank at least pari passu with all other unsecured Indebtedness of such Blue Star Party.

        (b) No Immunities, etc. Each Blue Star Party is subject to civil and commercial law with respect to its obligations under the Loan Documents to which it is a party, and the execution, delivery and performance by such Blue Star Party of the Loan Documents to which it is a party constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Blue Star Party nor any of its property, whether or not held for its own account, has any immunity (sovereign or other similar immunity) from any suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or other similar immunity) under laws of the jurisdiction in which such Blue Star Party is organized and existing in respect of its obligations under the Loan Documents to which it is a party. Such Blue Star Party has, pursuant to subsection 12.12, waived every immunity (sovereign or otherwise) to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) under the laws of the jurisdiction in which such Blue Star Party is organized and existing in respect of its obligations under the Loan Documents to which it is a party. The waiver by such Blue Star Party described in the immediately preceding sentence is the legal, valid and binding obligation of such Blue Star Party.

        (c) No Recordation Necessary. Each of the Loan Documents to which any Blue Star Party is a party, is in proper legal form under the law of the jurisdiction in which such Blue Star Party is organized and existing for the enforcement hereof or thereof against such Blue Star Party under the law of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of each of the Loan Documents to which any Blue Star Party is a party. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of any of the Loan Documents or any other Loan Document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which any Blue Star Party is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of any of the Loan Documents, except for any such filing, registration or recording, or execution or notarization, as has been made or is not required to be made until such Loan Document is sought to be enforced and for any charge or tax as has been timely paid.

        (d) Exchange Controls. The execution, delivery and performance by each Blue Star Party of each Loan Document to which such Blue Star Party is a party, is, under applicable foreign exchange control regulations of the jurisdiction in which such Blue Star Party is organized and existing, not subject to any notification or authorization except such as have been made or obtained or cannot be made or obtained until a later date.


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                 SECTION 6.  CONDITIONS PRECEDENT

        6.1 Conditions to Initial Extension of Credit. This Agreement, including, without limitation, the agreement of each Lender to make the initial Extension of Credit requested to be made by it, shall become effective on the date on which the following conditions precedent shall have been satisfied or waived:

        (a) Loan Documents. The Administrative Agent shall have received the following Loan Documents (each of which shall be satisfactory in form and substance to the Administrative Agent), executed and delivered as required below, with a copy for each applicable Lender: (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower and Blue Star Group, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each of the Borrower and the Domestic Subsidiaries of the Borrower listed on Schedule V, (iii) each of the Mortgages with respect to the properties listed on Schedule 6.1(a), executed and delivered by a duly authorized officer of the Loan Party thereto, (iv) the Australian Pledge Agreement, executed and delivered by a duly authorized officer of the Borrower and (v) any Notes requested by the Lenders in accordance with subsections 2.2, 2.5, 2.7, 2.8 and 2.9, executed by a duly authorized officer of the Borrower.

        (b) Investment Agreement. The Equity Investment shall have been consummated substantially in accordance with the terms and conditions of the Investment Agreement for an aggregate purchase price not less than approximately $270,000,000, and the Administrative Agent shall have received from the Borrower a list, prepared in good faith in a commercially reasonable manner, of the estimated transaction expenses incurred in connection with the Transactions and the financing thereof, which estimate shall not exceed $75,000,000 in the aggregate.

        (c) Senior Subordinated Notes. The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that the Borrower or its account shall have received gross cash proceeds of approximately $400,000,000 from the issuance of Senior Subordinated Notes.

        (d) Tender Offers and Spin-Offs. The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that Borrower shall have spent not more than $1,000,000,000 (less an amount equal to the aggregate exercise price of all options which are surrendered in exchange for a cash payment) pursuant to the Stock Repurchase and shall have completed the Spin-Offs. The Administrative Agent shall have received copies of the Tender Offer materials with respect to the Stock Repurchase and the Debt Tender Offer which materials shall be in form and substance reasonably satisfactory to the Agents.

        (e) Capital Structure. The capital structure of the Borrower and its Subsidiaries shall be reasonably satisfactory to the Lenders, provided that such condition shall be deemed satisfied by the receipt of the Administrative Agent and each of the Lenders of a compliance certificate of a Responsible Officer of the Borrower demonstrating that the


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   Leverage Ratio (which shall be calculated for this purpose by subtracting from Consolidated Total Funded Indebtedness an amount equal to the aggregate amount of all cash and Cash Equivalents of the Borrower and its consolidated Subsidiaries, to the extent such cash and Cash Equivalents are on deposit in one or more accounts maintained with the Administrative Agent and are not subject to any Lien in favor of a third party as of the Effective Date) of the Borrower and its consolidated Subsidiaries for the four fiscal quarters of the Borrower ended April 24, 1998, on a pro forma basis giving effect (as if such events had occurred on such day) to (i) the consummation of the Transactions as actually consummated on the Effective Date, (ii) the making of the Loans to be made on the Effective Date and (iii) the payment of estimated fees, expenses, financing costs and estimated tax payments related to the transactions contemplated hereby and thereby, is not greater than
   6.20 to 1.00.

        (f) Financial Information. The Lenders shall have received copies of and shall be reasonably satisfied, in form and substance, with (i) the audited consolidated balance sheets and statements of income and of cash flows of the Borrower and its consolidated Subsidiaries for the fiscal years ended and as at April 30, 1995, April 30, 1996 and April 26, 1997, in each case accompanied by a report of Price Waterhouse LLP, (ii) the unaudited consolidated balance sheets and statements of income, retained income and cash flows of the Borrower and its consolidated Subsidiaries as at the end of and for each fiscal month and quarterly period ended after April 26, 1997 and prior to the Effective Date for which such unaudited financial statements are available and (iii) the Pro Forma Balance Sheet, together with a reconciliation thereof to the balance sheet of the Borrower and its consolidated Subsidiaries as of the Pro Forma Date.

        (g) Projections. The Lenders shall have received a reasonably detailed business plan of the Borrower and its Subsidiaries for fiscal year 1998 in a form and level of detail reasonably satisfactory to the Lenders.

        (h) Consents, Licenses and Approvals. The Administrative Agent shall have received, with a copy for each Lender, a certificate of a Responsible Officer of the Borrower stating that all consents, authorizations, notices and filings referred to in Schedule 5.4 are in full force and effect or have the status described therein, and the Administrative Agent shall have received evidence thereof reasonably satisfactory to it.

        (i) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent and its counsel, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower and its Material Domestic Subsidiaries then parties to the Security Documents in any of the jurisdictions set forth in
   Schedule 5.14, and the results of such search shall not reveal any Liens other than Liens permitted by subsection 8.3 or that are otherwise reasonably satisfactory to the Administrative Agent and its counsel.

        (j) Legal Opinions. The Administrative Agent shall have received, with a copy for each Lender, the following executed legal opinions:

              (i) the executed legal opinion of Wilmer, Cutler & Pickering, special


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        counsel to the Borrower, substantially in the form of Exhibit G-1;

                      (ii) the executed legal opinion of Russell McVeagh McKenzie Bartleet & Co., special New Zealand counsel to Borrower and the other Loan Parties, substantially in the form of Exhibit G-2; and

                     (iii) the executed legal opinion of Minter Ellison, special Australian counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit G-3.

   In addition, the Administrative Agent shall have received, with a copy for each Lender, the legal opinions referred to in Sections 9.02(b) and 9.03(d) of the Investment Agreement and each such legal opinion shall state that the Administrative Agent and the Lenders are entitled to rely thereon as if such legal opinion were addressed to the Administrative Agent and the Lenders.

        (k) Tax Opinion. The Borrower shall have received an opinion, which may be relied upon by the Agents and the Lenders, of Wilmer, Cutler & Pickering, special counsel to the Borrower, that for U.S. federal income tax purposes, the Spin-Offs will qualify as tax-free spin-offs under Section 355 of the Code, and will not be taxable under Section 355(e) of the Code.

        (l) Environmental Assessment. The Administrative Agent shall have received the Environmental Reports described on Schedule 6.1(l).

        (m) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on Form UCC-1 in each jurisdiction set forth on Schedule 5.14, necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed or shall be ready to be completed promptly following the Effective Date, and all agreements, statements and other documents relating thereto shall be in form and substance reasonably satisfactory to the Administrative Agent.

        (n) Pledged Securities; Stock Powers and Endorsements. The Administrative Agent shall have received the certificates and the promissory notes, if any, representing the Pledged Securities under (and as defined in the Guarantee and Collateral Agreement), together with an undated stock power for each stock certificate executed in blank by a duly authorized officer of the pledgor thereof and/or duly endorsed as required by the Guarantee and Collateral Agreement.

        (o) Title Insurance Policy. The Administrative Agent shall have received in respect of each parcel of owned real property covered by a Mortgage a mortgagee's title policy (or policies) or marked up unconditional (except with respect to any matter which may be shown on a related survey) binder for such insurance dated the date of the recording of such Mortgage. Each such policy shall (i) be in an amount reasonably satisfactory to the Administrative Agent but no more than the value of the particular


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


   property; (ii) insure that the Mortgage insured thereby creates a valid first (or, in the case of the property so indicated on Schedule 6.1(a), a second) Lien on such parcel free and clear of all defects and encumbrances, except those permitted by subsection 8.3 and such as may be approved by the Administrative Agent; (iii) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (iv) be in the form of an ALTA Loan Policy; (v) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (vi) be issued by First American Title Insurance Company. The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid. The Administrative Agent shall have also received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in this subsection and a copy certified by such parties as the Administrative Agent may deem reasonably appropriate, of all other documents affecting the property covered by each Mortgage as shall have been reasonably requested by the Administrative Agent.

        (p) Fees. The Borrower shall have paid to the Administrative Agent the fees to be received on the Effective Date referred to in subsection 4.5.

        (q) Borrowing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Effective Date, substantially in the form of Exhibit J, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of the Borrower.

        (r) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing, as applicable, (i) the execution, delivery and performance of this Agreement, any Notes and the other Loan Documents to which it is or will be a party, (ii) the Extensions of Credit contemplated hereunder and (iii) the granting by it of the Liens to be created pursuant to the Security Documents to which it will be a party, certified by the Secretary or an Assistant Secretary of such Person as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded and are in full force and effect as of the Effective Date.

        (s) Incumbency Certificates of the Loan Parties. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Loan Party, dated the Effective Date, as to the incumbency and signature of the officers of such Person executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of such Person.

        (t) Corporate Documents. The Administrative Agent shall have received, with a copy for each Lender, copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Effective Date as complete and correct copies thereof by the


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   Secretary or an Assistant Secretary of such Loan Party.

        (u) Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that the requirements of
   Section 5.2.2 of the Guarantee and Collateral Agreement and Section 5 of each Mortgage shall have been satisfied, together with certificates of insurance and other evidence of such insurance, if any, naming the Administrative Agent as an additional insured and/or loss payee.

        (v) No Material Change. Since the date of the most recent financial statements provided to the Lenders prior to the date hereof, there shall not have occurred or become known to any Loan Party any change, development or event that would reasonably be expected to have a Material Adverse Effect.

        (w) No Material Litigation. No litigation, investigation, injunction or restraining order shall be pending, entered or threatened that would reasonably be expected to have a Material Adverse Effect.

The making of the initial Extensions of Credit by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this subsection 6.1 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.

        6.2 Conditions to Initial Blue Star Extensions of Credit. The agreement of each Lender to make the initial Extension of Credit requested by Blue Star Group to be made by such Lender (including if such Extension of Credit is the initial Extension of Credit hereunder) is subject to the satisfaction or waiver of the following conditions precedent:

        (a) Loan Documents. The Administrative Agent shall have received the following Loan Documents (each of which shall be satisfactory in form and substance to the Administrative Agent), executed and delivered as required below, with a copy for each applicable Lender: (i) each of the Blue Star Guarantee and Security Documents, executed and delivered by a duly authorized officer of the Borrower, Blue Star Group and the Subsidiaries of Blue Star Group parties thereto, (ii) each of the Blue Star Mortgages, executed and delivered by a duly authorized officer of the Loan Party thereto (iii) any Notes requested by the Lenders in accordance with subsection 2.2 executed by a duly authorized officer of Blue Star Group and (iv) the Blue Star Representation Certificate, substantially in the form of Exhibit K, executed and delivered by a duly authorized officer of Blue Star Group.

        (b) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent and its counsel, of the lien (including judgment and tax lien) filings which may have been filed with respect to personal property of the Blue Star Group and its Material Subsidiaries then parties to the Blue Star Guarantee and Security Documents in any of the jurisdictions reasonably requested by the Administrative Agent, and the results of such search shall not reveal any Liens other than Liens permitted by subsection 8.3 or that are otherwise reasonably satisfactory to the Administrative Agent and its counsel.


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        (c) Legal Opinions. The Administrative Agent shall have received, with a copy for each Lender, the following executed legal opinions:

                       (i) the executed legal opinion of Russell McVeagh Bartleet & Co., special New Zealand counsel to Borrower and the other Loan Parties, in form and substance satisfactory to the Administrative Agent and its counsel; and

                      (ii) the executed legal opinion of Minter Ellison, special Australian counsel to the Borrower and the other Loan Parties in form and substance satisfactory to the Administrative Agent and its counsel.

        (d) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing or recording of duly executed lien statements or instruments, necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Blue Star Guarantee and Security Documents shall have been completed or shall be ready to be completed promptly following the first Borrowing Date for the Blue Star Group, and all agreements, statements and other documents relating thereto shall be in form and substance reasonably satisfactory to the Administrative Agent.

        (e) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party which is party to any of the Blue Star Guarantee and Security Documents authorizing, as applicable, (i) the execution, delivery and performance of the Blue Star Guarantee and Security Documents to which it is or will be a party, (ii) the Extensions of Credit contemplated for the Blue Star Group hereunder and (iii) the granting by it of the Liens to be created pursuant to the Blue Star Guarantee and Security Documents to which it will be a party, certified by the Secretary or an Assistant Secretary of such Person as of the first Borrowing Date for the Blue Star Group, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded and are in full force and effect as of the first Borrowing Date for the Blue Star Group.

        (f) Incumbency Certificates of the Loan Parties. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Loan Party which is party to any of the Blue Star Guarantee and Security Documents, dated the date of the first Borrowing Date for the Blue Star Group, as to the incumbency and signature of the officers of such Person executing any Blue Star Guarantee and Security Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of such Person.

        (g) Corporate Documents. The Administrative Agent shall have received, with a copy for each Lender, copies of the certificate of incorporation and by-laws of each Loan Party which is party to any Blue Star Guarantee and Security Document, certified as of the first Borrowing Date for the Blue Star Group as complete and correct copies thereof


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

   by the Secretary or an Assistant Secretary of such Loan Party.

        6.3 Conditions to Each Other Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, the initial Extension of Credit and each Swing Line Loan) is subject to the satisfaction or waiver of the following conditions precedent:

        (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document, shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

        (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

        (c) Letter of Credit Application. With respect to the issuance of any Letter of Credit, the Issuing Lender shall have received an Application completed to its satisfaction, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request.

Each borrowing by and Letter of Credit issued on behalf of the Borrower or Blue Star Group hereunder shall constitute a representation and warranty by the Borrower and, if any such borrowing is by Blue Star Group, Blue Star Group as of the date of such borrowing or such issuance that the conditions contained in this subsection 6.3 have been satisfied.


                SECTION 7.  AFFIRMATIVE COVENANTS

        The Borrower hereby agrees that, from and after the Effective Date and so long as the Revolving Credit Commitments and Multi-Draw Term Loan Commitments remain in effect, and thereafter until payment in full of the Loans, all Reimbursement Obligations and any other amount then due and owing to any Lender or the Administrative Agent hereunder and under any Note and termination or expiration of all Letters of Credit, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its respective Subsidiaries to:

        7.1 Financial Statements. Furnish to each Lender:

        (a) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year (which may be the Borrower's annual report, as filed with the SEC on Form 10-K), setting forth in each case in comparative form the figures for and as of the end of the previous year, reported


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

   on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Price Waterhouse LLP or other independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent; and

        (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter (which may be the Borrower's quarterly financial statements, as filed with the SEC on Form 10-Q), setting forth in each case in comparative form the budgeted figures (as adjusted consistent with past practice) for the relevant period and the figures for the corresponding period of the previous fiscal year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit and other adjustments);

all such financial statements delivered pursuant to subsection 7.1(a) or 7.1(b) to be (and, in the case of financial statements delivered pursuant to subsection 7.1(b) shall be certified by a Responsible Officer of the Borrower as being) complete and correct in all material respects in conformity with GAAP and to be (and, in the case of financial statements delivered pursuant to subsection 7.1(b) shall be certified by a Responsible Officer of the Borrower as being) prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Effective Date (except as approved by such accountants or officer, as the case may be, and disclosed therein, and except, in the case of the financial statements delivered pursuant to subsection 7.1(b), for the absence of certain notes).

        7.2  Certificates; Other Information.  Furnish to each Lender:

        (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the audit necessary therefor no knowledge was obtained of any Default or Event of Default insofar as the same relates to any financial accounting matters covered by their audit, except as specified in such certificate;

        (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and 7.1(b), a certificate signed by a Responsible Officer of the Borrower, (i) stating that, to the best of each such Responsible Officer's knowledge, each of the Borrower and each of its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, any Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate, and (ii) setting forth the calculations required to determine (A) compliance with all covenants set forth in subsection 8.1 (in the case of a certificate furnished with the financial statements referred to in subsections 7.1(a) and 7.1(b)) and (B) compliance with the covenant set forth in subsection 8.8 (in the case of a certificate furnished with the financial


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   statements referred to in subsection 7.1(a));

        (c) as soon as available, but in any event not later than 90 days after the beginning of each fiscal year of the Borrower, a copy of the projections of the operating budget and cash flow budget of the Borrower and its Subsidiaries for such fiscal year as customarily prepared by the management for its internal use, such projections to be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such Responsible Officer believes such projections to have been prepared on the basis of reasonable assumptions;

        (d) within five Business Days after the same are sent, copies of all financial statements and reports which the Borrower sends to its public security holders, if any, and within five Business Days after the same are filed, copies of all financial statements and periodic reports which the Borrower may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

        (e) within two Business Days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which the Borrower may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority, and such other documents or instruments as may be reasonably requested by the Administrative Agent in connection therewith; and

        (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

        7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

        7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as conducted by the Borrower and its Subsidiaries on the Effective Date, taken as a whole, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Borrower and its Subsidiaries, taken as a whole, except as otherwise expressly permitted pursuant to subsection 8.5, provided that the Borrower and its Subsidiaries shall not be required to maintain any such rights, privileges or franchises, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

        7.5 Maintenance of Property; Insurance. Keep all property useful and necessary in the business of the Borrower and its Subsidiaries, taken as a whole, in good working order and condition, normal wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all property material to the business of the Borrower and its

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Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried, together with copies of certificates of insurance and other evidence of such insurance, if any, naming the Administrative Agent as an additional insured and/or loss payee.

        7.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, complete and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers of the Borrower and its Subsidiaries and with its independent certified public accountants, in each case at any reasonable time during normal business hours, upon reasonable notice to the Chief Financial Officer or other Responsible Officer of the Borrower, and as often as may reasonably be desired at reasonable intervals, provided that any such visits and inspections shall be coordinated through the Administrative Agent.

        (b) If a Default or Event of Default shall have occurred and be continuing, the Borrower shall reimburse the Administrative Agent for any reasonable fees and expenses of third parties incurred in connection with any appraisal of the Borrower's or any of its Subsidiaries' real property reasonably requested in writing by the Required Lenders.

        7.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

        (a) as soon as possible after a Responsible Officer of the Borrower knows thereof, the occurrence of any Default or Event of Default;

        (b) as soon as possible after a Responsible Officer of the Borrower knows thereof, any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries, other than as previously disclosed in writing to the Lenders, or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

        (c) as soon as possible after a Responsible Officer of the Borrower knows thereof, any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought that would reasonably be expected to have a Material Adverse Effect;

        (d) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of the Borrower knows thereof: (i) the occurrence or expected


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   occurrence of any Reportable Event with respect to any Single Employer Plan
   (other than a Reportable Event described in Section 4043(c)(9) of ERISA), a failure to make any required contribution to a Single Employer Plan or Multiemployer Plan, the creation of any Lien on the property of the Borrower or any of its Subsidiaries in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan if, as a result thereof, the Borrower or any of its Subsidiaries would reasonably be expected to incur any material liability; (ii) the existence of an Underfunding under a Single Employer Plan determined as of the most recent annual valuation date of such Single Employer on the basis of the actuarial assumptions used to determine the funding requirements of such Single Employer Plan as of such date; (iii) the institution of proceedings or the taking of any other formal action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan if, as a result thereof, the Borrower or any of its Subsidiaries would reasonably be expected to incur any material liability; or (iv) the occurrence or expected occurrence of any event or condition under which the Borrower or any Commonly Controlled Entity has incurred or could incur any liability in respect of a Former Plan;

        (e) as soon as possible after a Responsible Officer of the Borrower knows thereof, any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole;

        (f) as soon as possible after a Responsible Officer of the Borrower knows thereof and except as would not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount, (i) any release or discharge by the Borrower or any of its Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority;
   (ii) any condition, circumstance, occurrence or event that would result in liability pursuant to applicable Environmental Laws or would result in the imposition of any lien or other restriction on the title, ownership or transferability of any Property; (iii) any proposed action to be taken by the Borrower or any of its Subsidiaries that would reasonably be expected to subject the Borrower or any of its Subsidiaries to any additional or different requirements or liabilities, to the knowledge of the Borrower or any of its Subsidiaries, under any applicable Environmental Law; (iv) any Governmental Authority has notified the Borrower or any of its Subsidiaries that any such Person is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act or any comparable law for the cleanup of Materials of Environmental Concern at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries; (v) any Governmental Authority has notified the Borrower or any of its Subsidiaries that it will revoke any permit pursuant to any Environmental Law held by the Borrower or any of its Subsidiaries, or deny or refuse to renew any such permit sought by the Borrower or any of its Subsidiaries; or (vi) any Governmental Authority has notified the Borrower or any of its Subsidiaries that any property owned, leased, or operated by the Borrower or any of its Subsidiaries is being listed on, or proposed for listing on, the National Priorities List (NPL) or the Comprehensive Environmental Response, Compensation and Liability Information System (CERCLIS) maintained by the U.S. Environmental Protection Agency, or on any similar list maintained by any


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   Governmental Authority; and

        (g) within three Business Days of the issuance thereof, notice of any issuance of a letter of credit permitted by subsection 8.2(h).

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower (and, if applicable, the relevant Commonly Controlled Entity or Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Borrower (or, if applicable, the relevant Commonly Controlled Entity or Subsidiary) proposes to take with respect thereto.

        7.8 Environmental Laws. (a) Comply substantially with all Environmental Laws applicable to it, and obtain, comply substantially with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; and (ii) take all reasonable efforts to ensure that all tenants, subtenants, contractors, subcontractors and invitees comply substantially with all Environmental Laws, and obtain, comply substantially with and maintain any and all licenses, approvals, notifications, registrations or permits required by Environmental Laws applicable to any of them insofar as any failure to so comply, obtain or maintain reasonably would be expected to adversely affect the Borrower or any of its Subsidiaries. For purposes of this subsection 7.8(a), noncompliance shall be deemed not to constitute a breach of this covenant provided that, upon learning of any actual or suspected noncompliance, the Borrower shall in a timely fashion undertake or cause to be undertaken reasonable efforts to achieve substantial compliance, and provided, further that, in any case, such noncompliance, and any other noncompliance with any Environmental Law, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

        (b) Promptly upon the Administrative Agent's request if the Borrower shall have failed to pay any principal of any Loan or any interest on any Loan within five days after such interest becomes due in accordance with the terms hereof so as to cause an Event of Default, permit an environmental consultant, whom the Administrative Agent designates and which consultant is reasonably acceptable to the Borrower, to perform an environmental assessment (including, without limitation: reviewing documents; interviewing knowledgeable persons; and sampling and analyzing soil, air, surface rate, ground water, and/or other media) in or about any Property subject to a Mortgage. Such environmental assessment shall be in form, scope and substance reasonably satisfactory to the Administrative Agent. The Borrower or its Subsidiaries shall cooperate fully in the conduct of such environmental assessment, and shall pay the costs of such environmental assessment promptly upon written demand by the Administrative Agent. Pursuant to this subsection 7.8(b) the Administrative Agent shall have the right, but shall not have any duty, to request and/or obtain such environmental assessment.

        7.9 After-Acquired Real Property and Fixtures. (a) With respect to any owned real property with a fair market value (as determined in good faith by the Borrower) of $1,500,000 or more or related fixtures in which the Borrower or any of its Domestic Subsidiaries acquires ownership rights at any time after the Effective Date, promptly, or (i) with respect to either of the properties listed on Schedule 7.9(a)(i) , on the date six months after the date hereof if such property has not been sold by such date or (ii) with respect to the property listed on Schedule 7.9(a)(ii), within 60 days after the Effective Date, grant to the Administrative Agent, for the ratable benefit of the Lenders, a Lien of record on all such owned real property and


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

fixtures, upon terms reasonably satisfactory in form and substance to the Administrative Agent and in accordance with any applicable requirements of any Governmental Authority (including, without limitation, any required appraisals of such property under FIRREA); provided, that, at the request of the Borrower, the Administrative Agent may, but is under no obligation to, waive the requirement that the Borrower grant a Lien of record on such owned real property and fixtures; and provided further that nothing in this subsection 7.9 shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the Security Documents which would attach or be perfected pursuant to the terms thereof without action by the Borrower, any Subsidiary or any other Person. In connection with any such grant to the Administrative Agent, for the benefit of the Lenders, of a first priority Lien of record on any such real property in accordance with this subsection, the Borrower or such Subsidiary shall deliver or cause to be delivered to the Administrative Agent any surveys, title insurance policies, environmental reports and other documents in connection with such grant of such Lien obtained by it in connection with the acquisition of such ownership rights in such real property or as the Administrative Agent shall reasonably request (in light of the value of such real property and the cost and availability of such surveys, title insurance policies, environmental reports and other documents and whether the delivery of such surveys, title insurance policies, environmental reports and other documents would be customary in connection with such grant of such Lien in similar circumstances).

        (b) At its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the Administrative Agent to be necessary or desirable for the creation and perfection of the foregoing Liens or any other Liens created pursuant to the Security Documents.

        (c) At its own expense, request, and use reasonable efforts to obtain,
(i) a consent, substantially in the form of Exhibit F or such other form as may be reasonably satisfactory to the Administrative Agent, from the landlord of each of the existing facilities in which Inventory of any Loan Party is located, as of the Effective Date, in which such landlord acknowledges the Administrative Agent's security interest in the Inventory pledged by each Loan Party to the Administrative Agent for the benefit of the Lenders, copies of which consent, if obtained, shall be delivered to the Administrative Agent by the Effective Date and (ii) prior to entering into a lease of a facility in which Inventory will be located on or after the Effective Date, a consent, substantially in the form of Exhibit F or such other form as may be reasonably satisfactory to the Administrative Agent, from each landlord of any such facility, in which such landlord acknowledges the Administrative Agent's first priority security interest in the Inventory pledged by each Loan Party to the Administrative Agent for the benefit of the Lenders.

        7.10 Acquired Subsidiaries; Further Security and Guarantees. (a) In the event that the Borrower or any of its Subsidiaries acquires any Material Subsidiary from any third party as permitted by the other provisions of this Agreement or creates any new Material Subsidiary, (i) if such Material Subsidiary is a Material Domestic Subsidiary, such new Material Domestic Subsidiary shall, to the extent permitted by law, execute and deliver to the Administrative Agent (A) the Guarantee and Collateral Agreement, (B) mortgages in respect of real property with a fair market value (as determined in good faith by the Borrower) of $1,500,000 or more provided, that, at the request of the Borrower, the Administrative Agent may waive the requirement that the Borrower execute and deliver a mortgage with respect to such real property and
(C) other
security documents and take any necessary steps to perfect the security interest to be created thereby and (ii) the relevant parent corporation (if such parent corporation is the Borrower or a Domestic Subsidiary) shall execute and deliver to the Administrative Agent a stock pledge agreement (or, if the parent corporation is a party to the Guarantee and Collateral Agreement, pledge the Capital Stock of such Material Subsidiary owned by such parent corporation pursuant to such agreement) and shall take any necessary steps to perfect the security interest to be created thereby (which security interest shall not apply to more than 65% of such parent corporation's ownership interest in any Foreign Subsidiary or any Foreign Subsidiary Holdco).

        (b) In the event that the Borrower or any of its Subsidiaries creates any new Subsidiary which is a Receivables Subsidiary, the relevant parent corporation of such Receivables Subsidiary shall execute and deliver a stock pledge agreement and deliver or cause to be delivered to the Administrative Agent the stock certificates representing all of the outstanding capital stock of such new Receivables Subsidiary, together with undated stock powers for each such certificate executed in blank by a duly authorized officer of such parent corporation.

        (c) Within 30 days after the due date for delivery of financial statements pursuant to subsection 7.1(a) or (b), (i) the Borrower shall, to the extent permitted by law, cause any Subsidiary that qualifies as a Material Domestic Subsidiary (based on its total assets as of the end of the most recently completed fiscal quarter of the Borrower), but which is not a party to the Guarantee and Collateral Agreement to execute and deliver to the Administrative Agent, the Guarantee and Collateral Agreement and mortgages in respect of real property with a fair market value (as determined in good faith by the Borrower) of $1,500,000 or more and other security documents and take any necessary steps to perfect the security interest to be created thereby and (ii) the relevant parent corporation of any Subsidiary that qualifies as a Material Subsidiary (based on its total assets as of the end of the most recently completed fiscal quarter of the Borrower) (if such parent corporation is the Borrower or a Domestic Subsidiary) shall execute and deliver to the Administrative Agent a stock pledge agreement (or, if the parent corporation is a party to the Guarantee and Collateral Agreement, pledge the Capital Stock of such Material Subsidiary owned by such parent corporation pursuant to such agreement) and shall take any necessary steps to perfect the security interest to be created thereby (which security interest shall not apply to more than 65% of such parent corporation's ownership interest in any Foreign Subsidiary or any Foreign Subsidiary Holdco).

        7.11 Interest Rate Protection Agreement. The Borrower shall have incurred on a fixed rate basis, or shall enter into, no later than 180 days after the Effective Date, an Interest Rate Protection Agreement with respect to, an amount at least equal to 50% of the aggregate principal amount of the Term Loans and Senior Subordinated Notes, and any Interest Rate Protection Agreement entered into by the Borrower shall be in form and substance, and for a term, reasonably satisfactory to the Administrative Agent.

        7.12 Surveys. Within 60 days after the Effective Date, the Borrower shall provide each of the Administrative Agent and the Title Insurance Company with maps or plats of an as-built survey of the sites of the owned real property covered by the Mortgages certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the

Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites necessary to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map; and, the Borrower shall enter into and cause to be recorded such amendments to the Mortgages, and deliver to the Administrative Agent suitable accompanying endorsements of any related title insurance policies, as may be reasonably requested by the Administrative Agent to address new information contained in such surveys..


        SECTION 8. NEGATIVE COVENANTS APPLICABLE TO ALL COMMITMENTS AND LOANS OTHER THAN THE TRANCHE B TERM LOAN COMMITMENTS AND TRANCHE B TERM LOANS

        The Borrower hereby agrees that, from and after the Effective Date and so long as the Revolving Credit Commitments or Multi-Draw Term Loan Commitments remain in effect, and thereafter until payment in full of the Loans (other than Tranche B Term Loans), all Reimbursement Obligations and any other amount then due and owing to any Lender (other than a Tranche B Term Loan Lender) or the Administrative Agent hereunder and under any Note (other than a Tranche B Term Loan Note) and termination or expiration of all Letters of Credit, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

        8.1  Financial Condition Covenants.

        (a) Maintenance of Consolidated Interest Coverage Ratio. Permit, at the last day of any fiscal quarter ending during any test period set forth below, the Consolidated Interest Coverage Ratio for the period of four consecutive fiscal quarters ending on such date (or, if less than four full fiscal quarters shall have begun after and elapsed since the Effective Date, then for all such fiscal quarters beginning after the Effective Date that shall have elapsed since the Effective Date), to be less than the ratio set forth opposite such test period below:


      Test Period                                                  Ratio
      -----------                                                  -----
      Effective Date - last day of
        the third quarter ending in January 1999                1.50 to 1.00

      First day of the fourth quarter beginning


        in January/February 1999 - last day of the third
        quarter ending in 2000                                  1.75 to 1.00

      First day of the fourth quarter beginning
        in January/February 2000 - last day of the third
        quarter ending in January 2001                          2.00 to 1.00

      First day of the fourth quarter beginning
        in January/February 2001 - last day of the third
        quarter ending in January 2002                          2.25 to 1.00

      First day of the fourth quarter beginning
        in January/February 2002 - last day of the third
        quarter ending in January 2005                          2.50 to 1.00

      Thereafter                                                2.75 to 1.00



        (b) Maintenance of Leverage Ratio. Permit, at the last day of any fiscal quarter ending during any test period set forth below, the Leverage Ratio for the period of four fiscal quarters ending on such date, to be greater than the ratio set forth opposite such test period below:


      Test Period                                                  Ratio
      -----------                                                  -----
      First day of second quarter beginning in
        July/August 1998 - last day of the second quarter
        ending in October 1998                                  6.95 to 1.00

      First day of the third quarter beginning in
        October/November 1998 - last day of the
        second quarter ending in January 1999                   6.85 to 1.00

      First day of the fourth quarter beginning in
        January/February 1999 - last day of the
        second quarter ending in January 2000                   6.65 to 1.00

      First day of the fourth quarter beginning in
        January/February 2000 - last day of the
        second quarter ending in January 2001                   5.90 to 1.00

      First day of the fourth quarter beginning in
        January/February 2001 - last day of the
        second quarter ending in January 2002                   5.00 to 1.00

      First day of the fourth quarter beginning in
        January/February 2002 - last day of the
        second quarter ending in January 2003                   4.50 to 1.00



      Thereafter                                                4.00 to 1.00


        8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (including any Indebtedness of any of its Subsidiaries), except:

        (a) (i) Indebtedness of the Borrower under this Agreement and under any other Loan Documents and (ii) Indebtedness of the Borrower and Blue Star Group under the Blue Star Credit Facility.

        (b) Indebtedness of the Borrower to any of its Wholly Owned Subsidiaries and of any Subsidiary of the Borrower to the Borrower or any other Wholly Owned Subsidiary of the Borrower;

        (c) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance or refinance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) otherwise permitted pursuant to this Agreement, and any other Financing Leases, in an aggregate principal amount not exceeding in the aggregate as to the Borrower and its Subsidiaries $50,000,000 at any time outstanding, provided that such Indebtedness is incurred substantially simultaneously with such acquisition or within six months after such acquisition or in connection with a refinancing thereof;

        (d) Indebtedness of the Borrower under Interest Rate Protection Agreements relating to Indebtedness of the Borrower under this Agreement and Indebtedness of the Borrower and its Subsidiaries under Permitted Hedging Arrangements;

        (e) other Indebtedness outstanding on the Effective Date and listed on
   Schedule 8.2(e) and any refinancings, refundings, renewals or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such refinancing and by an amount equal to the unutilized commitments thereunder;

        (f) to the extent that any Guarantee Obligation permitted under subsection 8.4 constitutes Indebtedness, such Indebtedness;

        (g) Indebtedness of the Borrower and any of its Subsidiaries assumed in connection with any Permitted Acquisition, provided that such Indebtedness shall not exceed $25,000,000 in aggregate principal amount at any one time outstanding and any refinancing, refunding, renewal or extension of any such Indebtedness; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension, except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such refinancing, refunding, renewal or extension.

        (h) Indebtedness of the Borrower or any of its Subsidiaries pursuant to any Permitted Receivables Securitization, provided that upon the effectiveness of any such Permitted Receivables Securitization, the Term Loans shall be prepaid and the Revolving

   Credit Commitments shall be automatically and permanently reduced in accordance with subsections 4.4(e) and 4.4(j);

        (i) Indebtedness in respect of letters of credit (excluding Letters of Credit) issued by a Lender or an affiliate of a Lender for the account of the Borrower and its Subsidiaries, provided that (i) the aggregate amount of any such Indebtedness shall not exceed the Letter of Credit commitment of the Issuing Lender pursuant to subsection 3.1 and (ii) upon the effectiveness of any such letter of credit and for so long as it remains outstanding, the Letter of Credit commitment of the Issuing Lender pursuant to subsection 3.1 shall be reduced by an amount equal to the aggregate amount of such Indebtedness;

        (j) Indebtedness of the Borrower or any of its Subsidiaries in respect of Sale and Leaseback Transactions permitted under subsection 8.12;

        (k) Indebtedness of the Borrower or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;

        (l) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

        (m) Indebtedness of the Borrower on account of the Senior Subordinated Notes;

        (n) Indebtedness of Foreign Subsidiaries of the Borrower (in addition to Indebtedness of Foreign Subsidiaries of the Borrower permitted by subsection 8.2(e)) not exceeding, as to all such Foreign Subsidiaries, $25,000,000 in aggregate principal amount at any one time outstanding; and

        (o) additional Indebtedness of the Borrower or any Subsidiary of the Borrower, together with Guarantee Obligations permitted by subsection 8.4(o), not exceeding $50,000,000 as to the Borrower and its Subsidiaries in aggregate principal amount at any one time outstanding.

        8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

        (a) Liens for taxes, assessments and similar charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

        (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted;

        (c) Liens of landlords or of mortgagees of landlords arising by operation of law or pursuant to the terms of real property leases, provided that the rental payments secured thereby are not yet due and payable;

        (d) pledges, deposits or other Liens in connection with workers' compensation, unemployment insurance, other social security benefits or other insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

        (e) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

        (f) Liens to secure the performance of bids, trade contracts (other than for borrowed money), obligations for utilities, leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business;

        (g) zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

        (h) Liens securing or consisting of Indebtedness of the Borrower and its Subsidiaries permitted by subsection 8.2(c) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with such acquisition and (ii) such Liens securing such Indebtedness do not at any time encumber any property other than the property financed by such Indebtedness;

        (i) Liens securing any Indebtedness permitted by subsection 8.2(n) or other Indebtedness of Foreign Subsidiaries permitted by subsection 8.2; provided that such Liens attach only to the assets of the Foreign Subsidiary or Subsidiaries liable with respect to such Indebtedness;

        (j) Liens securing Indebtedness permitted by subsection 8.2(g), provided that (i) such Liens existed at the time of the Permitted Acquisition relating to such Indebtedness and were not created in anticipation thereof and (ii) any such Lien is not spread to cover any additional property or assets after the time of such Permitted Acquisition;

        (k) Liens existing on assets or properties at the time of the acquisition thereof by the Borrower or a Subsidiary which do not materially interfere with the use of the property subject thereto or extend to or cover any assets of the Borrower or such Subsidiary other than the assets or property being acquired;

        (l) Liens in existence on the Effective Date and listed in Schedule 8.3(l) and continuations of such Liens to secure Indebtedness of the Borrower and its Subsidiaries permitted by subsection 8.2(e), provided that no such Lien is spread to cover any additional property after the Effective Date and that the amount of Indebtedness secured thereby is not increased except as permitted by subsection 8.2(e);

        (m) Liens on Intellectual Property and foreign patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, technology, know-how and processes to the extent such Liens arise from the granting of licenses to use such Intellectual Property and foreign patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, technology, know-how and processes to any Person in the ordinary course of business of the Borrower and its Subsidiaries;

        (n) Liens securing Guarantee Obligations permitted under subsection 8.4(f) not exceeding (as to the Borrower and all its Subsidiaries) $5,000,000 in aggregate amount at any time outstanding;

        (o) Liens created pursuant to the Security Documents or otherwise securing Indebtedness permitted by subsection 8.2(a);

        (p) Liens created pursuant to and in accordance with any Permitted Receivables Securitization;

        (q) Liens on property subject to Sale and Leaseback Transactions permitted under subsection 8.12 and general intangibles related thereto;

        (r) Liens securing obligations of Blue Star Group under the Blue Star Credit Facility; and

        (s) additional Liens not otherwise permitted by the preceding clauses of this subsection 8.3 which secure obligations not to exceed $10,000,000 in the aggregate at any time outstanding.

        8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

        (a) Guarantee Obligations in existence on the Effective Date and listed in Schedule 8.4(a), and any refinancings, refundings, extensions or renewals thereof, provided that the amount of such Guarantee Obligation shall not be increased at the time of such refinancing, refunding, extension or renewal except to the extent that the amount of Indebtedness in respect of such Guarantee Obligations is permitted to be increased by subsection 8.2(e);

        (b) Guarantee Obligations for performance, appeal, judgment, replevin and similar bonds, or suretyship arrangements, all in the ordinary course of business;

        (c) Guarantee Obligations in respect of indemnification and contribution agreements expressly permitted by subsection 8.11(iii) or similar agreements by the

   Borrower or any of its Subsidiaries;

        (d) Reimbursement Obligations in respect of the Letters of Credit and reimbursement obligations owing to the issuer of any letter of credit permitted by subsection 8.2(i);

        (e) Guarantee Obligations in respect of third-party loans and advances to directors, officers or employees of the Borrower or any Subsidiary and, in the case of loans or advances to finance the purchase of common stock of the Borrower, to the immediate family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, or legal representatives, (i) for travel and entertainment expenses incurred in the ordinary course of business, (ii) for relocation expenses incurred in the ordinary course of business or (iii) for any other purpose and, in the case of this clause (iii), in an aggregate principal amount (as to the Borrower and all its Subsidiaries), together with the aggregate amount of all Investments permitted under subsection 8.9(e)(iii), of up to $5,000,000 outstanding at any time, plus the net cash proceeds received by the Borrower since the Effective Date from the issuance or sale of capital stock of the Borrower (including any options, warrants or other rights in respect thereof) to any such Person;

        (f) obligations to insurers required in connection with worker's compensation and other insurance coverage incurred in the ordinary course of business;

        (g) obligations of the Borrower under any Interest Rate Protection Agreements relating to Indebtedness of the Borrower under this Agreement and obligations of the Borrower and its Subsidiaries under Permitted Hedging Arrangements;

        (h) guarantees made in the ordinary course of its business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any of its Subsidiaries, which obligations are otherwise permitted under this Agreement;

        (i) Guarantee Obligations in connection with sales or other dispositions permitted under subsection 8.6, including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivables or notes receivable for up to face value;

        (j) accommodation guarantees for the benefit of trade creditors of the Borrower or any of its Subsidiaries in the ordinary course of business of obligations of the Borrower or any of its Subsidiaries, which obligations are otherwise permitted by this Agreement;

        (k) Guarantee Obligations of the Borrower and its Subsidiaries in respect of recourse events in connection with any Permitted Receivables Securitization;

        (l) Guarantee Obligations (including any Letters of Credit issued hereunder in respect of the purchase of goods or services by any joint venture or similar arrangement) in respect of Indebtedness of a Person in connection with a joint venture or similar arrangement in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than the Borrower or any of its Subsidiaries and as to all of such Persons does not at any time exceed $25,000,000 in aggregate principal amount, provided that such amount shall be reduced by the aggregate amount of then existing Investments permitted by subsection 8.9(l);

        (m)  Guarantee Obligations in connection with the Transactions;

        (n) Guarantee Obligations incurred pursuant to the Guarantees or otherwise in respect of Indebtedness permitted by subsection 8.2(a);

        (o) Guarantee Obligations not otherwise permitted by the preceding clauses of this subsection 8.4, together with Indebtedness permitted by subsection 8.2(o), not exceeding $50,000,000 in aggregate principal amount at any one time outstanding; and

        (p) Guarantee Obligations under the Subordinated Subsidiary Guarantees in respect of the Senior Subordinated Notes.

        8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

        (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Borrower (provided that the Wholly Owned Subsidiary or Subsidiaries of the Borrower shall be the continuing or surviving corporation and provided further that no Domestic Subsidiary may be merged or consolidated with or into a Foreign Subsidiary unless the continuing or surviving entity is a Domestic Subsidiary);

        (b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to any other Subsidiary which is a Wholly Owned Subsidiary of the Borrower that is a Guarantor; and

        (c) any Foreign Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Foreign Subsidiary that is a Wholly Owned Subsidiary of the Borrower;

        (d) as expressly permitted by subsection 8.6 and 8.10 (so long as, if the Borrower or, if there are any Loans outstanding to Blue Star Group, Blue Star Group is party to any merger, consolidation or amalgamation, the Borrower or, in the case of a merger, consolidation or amalgamation involving Blue Star Group, a Wholly Owned Subsidiary of the Borrower shall be the surviving corporation).

        8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock, to any Person other


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

than the Borrower or any Wholly Owned Subsidiary of the Borrower, except:

        (a) the sale or other Disposition of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

        (b) the sale or other Disposition of any property (including Inventory) in the ordinary course of business;

        (c) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in connection with the compromise or collection thereof, provided that, in the case of any Foreign Subsidiary of the Borrower, any such sale or discount may be with recourse if such sale or discount is consistent with customary practice in such Foreign Subsidiary's country of business and the aggregate amount of any such recourse shall (to the extent such recourse is required by GAAP to be included as Indebtedness on the consolidated balance sheet of the Borrower and its consolidated subsidiaries) be included in the determination of such Foreign Subsidiary's Indebtedness for purposes of subsection 8.2(h);

        (d) as permitted by subsections 8.5(b) and 8.5(c) and pursuant to Sale and Leaseback Transactions permitted by subsection 8.12;

        (e) the sale, transfer or discount of Receivables pursuant to any Permitted Receivables Securitization; provided that upon the effectiveness of any such Permitted Receivables Securitization, the Term Loans shall be prepaid and the Revolving Credit Commitments shall be automatically and permanently reduced to the extent required by subsections 4.4(e) and 4.4(j);

        (f) Dispositions of any assets or property by the Borrower or any Subsidiary of the Borrower to the Borrower or any Wholly Owned Subsidiary of the Borrower, provided that the Wholly Owned Subsidiary has executed each of the guarantees and security documents required pursuant to subsection 6.1(a).

        (g) any sales or other Dispositions by the Borrower or any of its Subsidiaries of any property the Net Cash Proceeds of which do not exceed $20,000,000 in the aggregate per annum and the non-cash portion of which does not exceed 25% of the consideration therefor, provided that in the case of any Asset Sale an amount equal to 100% of the Net Cash Proceeds of such sale less the Reinvested Amount with respect thereto is applied in accordance with subsection 4.4(c);

        (h) any sale or other Disposition of any property resulting from the consolidation of the Borrower's distribution operations into centrally-located regional warehouses known as district fulfillment centers;

        (i) the abandonment or other Disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole;


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

        (j)  the disposition of any Subsidiary that is not a Material
   Subsidiary;

        (k) the Transactions and the other transactions expressly contemplated by the Transaction Documents, including, without limitation, the Spin-Offs; and

        (l) the contribution or other transfer of any Blue Star Intercompany Notes to a BSIN Subsidiary.

        8.7 Limitation on Restricted Payments/Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or options, warrants or other rights to purchase common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution (other than distributions payable solely in common stock of the Borrower or options, warrants or other rights to purchase common stock of the Borrower) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (any of the foregoing, a "Restricted Payment"), except:

        (a) the Transactions and the other transactions expressly contemplated by the Transaction Documents, including, without limitation, the Spin-Offs and the Stock Repurchase;

        (b) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, payments by the Borrower to repurchase or otherwise acquire Capital Stock of the Borrower (including any options, warrants or other rights in respect thereof) from officers, directors or employees, and former officers, directors or employees, of the Borrower or any of its Subsidiaries, or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives (all of the foregoing "Option Purchases"), in an aggregate amount not to exceed the aggregate amount of option proceeds received on or prior to the Effective Date pursuant to the Transactions minus the aggregate principal amount of the Borrower's Convertible Notes due 2001 outstanding or paid, prepaid or redeemed for consideration other than common stock of the Borrower; provided that the Leverage Ratio of the Borrower for its four fiscal quarters ended on the date of the financial statements most recently furnished to the Lenders pursuant to subsection 7.1, as adjusted to give effect to any Indebtedness incurred since such date to finance Option Purchases, shall not exceed 6.00 to 1.00;

        (c) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, any purchase or other acquisition of Capital Stock of the Borrower that is used or is to be used within ten Business Days as consideration in any Permitted Acquisition, including, without limitation, the reacquisition of any such Capital Stock from escrow or as part of a purchase price adjustment in connection with any Permitted Acquisition, provided that the Borrower shall not hold more than $10,000,000 aggregate fair market value of its Capital Stock at any one time for such


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

   purposes; and

        (d) Restricted Payments in an aggregate not to exceed 6% of the aggregate gross proceeds received by the Borrower in or from public offerings of common stock of the Borrower after the Effective Date.

        8.8 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditures (excluding any expenses incurred in connection with normal replacement and maintenance programs properly charged to current operations, any Reinvested Amounts and any asset acquired in connection with any Permitted Acquisition, but including any asset acquired under a Financing Lease); provided that the Borrower and its consolidated Subsidiaries may make Capital Expenditures in an amount not to exceed, for any fiscal year of the Borrower set forth below, an amount equal to the Borrower's Consolidated EBITDA for such fiscal year multiplied by the percentage set forth opposite such fiscal year below:


     Fiscal Year              Percentage
     -----------              ----------

        1999                     22.5%
        2000                     22.5%
        2001                     18.5%
        2002                     18.5%
        2003                     16.0%
        2004                     16.0%
        2005                     16.0%
        2006                     16.0%

provided that (x) 100% of the unused amount of any Capital Expenditures permitted to be made during each of the first three fiscal years during the term of this Agreement and not made during such fiscal year may be carried over and expended during the next succeeding fiscal year (and any amount so carried over to be deemed the first amount applied and expended for Capital Expenditures during such next succeeding fiscal year) and (y) 50% of the unused amount of any Capital Expenditures permitted to be made during each subsequent fiscal year and not made during such fiscal year may be carried over and expended during the next succeeding fiscal year (and any amount so carried over shall be deemed the first amount applied and expended for Capital Expenditures during such next succeeding fiscal year).

        8.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (each an "Investment"), any Person, except:

        (a)  extensions of trade credit in the ordinary course of business;

        (b)  Investments in Cash Equivalents;

        (c) Investments existing on the Effective Date and described in Schedule 8.9(c), setting forth the respective amounts of such Investments as of a recent date;


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

        (d) Investments in notes receivable in connection with transactions permitted by subsection 8.6(c);

        (e) loans and advances to officers, directors or employees of the Borrower or any of its Subsidiaries and, in the case of loans and advances to finance the acquisition of common stock of the Borrower, to immediate family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, or legal representatives, (i) in the ordinary course of business for travel and entertainment or relocation expenses, (ii) existing on the Effective Date and described in Schedule 8.9(c), (iii) made after the Effective Date for other purposes, not to exceed (as to the Borrower and all its Subsidiaries), together with the amount of all Guarantee Obligations permitted pursuant to subsection 8.4(e)(iii), $5,000,000 in the aggregate outstanding at any time, plus the net cash proceeds received by the Borrower since the Effective Date from the issuance or sale of capital stock of the Borrower (including any options, warrants or other rights in respect thereof) to any such Person and
   (iv) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in Section 8.11;

        (f) Investments by the Borrower in its Wholly Owned Subsidiaries (other than any Receivables Subsidiary) and by such Subsidiaries in the Borrower and in Wholly Owned Subsidiaries of the Borrower (other than any Receivables Subsidiary);

        (g)  acquisitions expressly permitted by subsection 8.10;

        (h) Investments of the Borrower under Interest Rate Protection Agreements relating to Indebtedness of the Borrower under this Agreement and Investments by the Borrower and its Subsidiaries under Permitted Hedging Arrangements;

        (i) any Investment by the Borrower and its Subsidiaries which, in the judgment of the Borrower, is reasonably necessary in connection with, and pursuant to, any Permitted Receivables Securitization;

        (j) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in subsection 8.3(c), (d) or (f);

        (k) Investments representing non-cash consideration received by the Borrower or any of its Subsidiaries in connection with any Asset Sale, provided that in the case of any Asset Sale permitted under subsection 8.6(g), such non-cash consideration constitutes not more than 20% of the aggregate consideration received in connection with such Asset Sale and any such non-cash consideration received by the Borrower or any of its Material Subsidiaries (other than Foreign Subsidiaries) is pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents;

        (l) Investments by the Borrower or any of its Subsidiaries in a Person in connection with a joint venture or similar arrangement in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than the

   Borrower or such Subsidiary in an aggregate amount (after giving effect to any repayments or other realized returns on prior Investments made under this subsection 8.9(k)) not to exceed an amount equal to $25,000,000 at any one time outstanding, provided that such amount shall be reduced by the aggregate amount of the outstanding Guarantee Obligations permitted by subsection 8.4(l);

        (m) Investments representing evidences of Indebtedness, securities or other property received from another Person by the Borrower or any of its Subsidiaries in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by the Borrower or any of its Subsidiaries, provided that any such securities or other property received by the Borrower or any of its Material Subsidiaries (other than Foreign Subsidiaries) is pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents, and provided, further, that in the event that the aggregate expected value of such securities or other property received with respect to a Person is less than $500,000, the Borrower or such Subsidiary may, rather than pledge such securities and other property to the Administrative Agent, dispose of such securities and other property within 180 days of the receipt thereof so long as the Net Cash Proceeds of such Disposition are utilized to prepay the Loans pursuant to subsection 4.4(c), and any such securities and other property not so disposed of by such 180th day shall be pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents; and

        (n) Investments not otherwise permitted by the preceding clauses of this subsection 8.9 in an aggregate amount (after giving effect to any repayments or other realized returns on prior Investments made under this subsection 8.9(n)) not to exceed $15,000,000 at any one time outstanding.

        8.10 Limitations on Certain Acquisitions. Acquire by purchase, merger, consolidation or otherwise all the business or assets of, or stock or other evidences of beneficial ownership of, any Person or substantially all of the assets and business of any Person or of any product line or unit of business of any Person, except that the Borrower and its Subsidiaries shall be allowed to make any such acquisition that is "non-hostile" so long as (a) such acquisition is expressly permitted by subsection 8.5 or (b) (i) the target of such acquisition is a Permitted Acquisition Target and (ii) after giving effect thereto, no Default or Event of Default shall occur as a result of such acquisition and, in the exercise of its best judgment, the Borrower shall believe that the Borrower and its Subsidiaries will have adequate financial liquidity to engage in their business in the ordinary course for the reasonably foreseeable future (the making of any such acquisition and related borrowing, if clause (iii) below does not apply, being deemed a representation and warranty by the Borrower with respect to the matters set forth in clauses (i) and (ii) above), and (iii) the Borrower provides a compliance certificate in form and substance reasonably satisfactory to Administrative Agent issued by a Responsible Officer of the Borrower and delivered three Business Days prior to the consummation of such acquisition to the effect of clauses (i) and (ii) above (excluding the parenthetical clause therein) and showing computations of compliance with the financial covenants on a pro forma basis for the four most recently ended fiscal quarters for which financial statements are available, if:
(x) such acquisition involves a cash purchase price of more than $25,000,000; or
(y) the cash purchase price of such acquisition, together with the aggregate cash purchase price of all other such acquisitions during the then current fiscal quarter of the Borrower exceeds $50,000,000, provided, however, that in making such computation any acquisition involving (1) a cash purchase price of more than $25,000,000 or (2) a cash purchase price of less than $1,000,000 (unless the aggregate cash purchase price of all acquisitions in the same fiscal quarter of less than $1,000,000 exceeds $10,000,000) shall be excluded; once a certificate has been provided for a fiscal quarter pursuant to clause (iii)(y), the Borrower shall not be required to deliver an additional certificate unless the aggregate purchase price of additional acquisitions of the type referred to in clause (iii)(y) completed in such quarter shall be equal to or greater than $50,000,000; and provided, further, that the Borrower and its Subsidiaries shall be allowed to make additional acquisitions in which the target of such acquisition is not a Permitted Acquisition Target by reason of the fact that it does not have positive Consolidated EBITDA for its most recent fiscal year, calculated as provided above, so long as (A) the Borrower delivers a compliance certificate in form and substance reasonably satisfactory to the Administrative Agent signed by a Responsible Officer of the Borrower and delivered at least three Business Days prior to the consummation of such acquisition showing that such target is reasonably expected to have positive Consolidated EBITDA for the following fiscal year calculated on a projected basis after giving effect to the acquisition thereof by the Borrower or any of its Subsidiaries and after taking into account any synergies such Responsible Officer reasonably believes will result from such acquisition, and (B) the purchase price of such acquisition, together with the sum of the purchase prices of each other acquisition during the then current fiscal year of the Borrower pursuant to this proviso, does not exceed $10,000,000.

        8.11 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Borrower unless such transaction is (a) otherwise permitted under this Agreement, and (b) upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided that nothing contained in this subsection 8.11 shall be deemed to prohibit:

                  (i) the Borrower or any of its Subsidiaries from entering into or performing any consulting, management or employment agreements or other compensation arrangements with a director, officer or employee of the Borrower or any of its Subsidiaries, provided that the annual aggregate base cash compensation with respect to any such director, in his or her capacity as such is not in excess of $100,000 for each such director;

                 (ii) the payment of transaction expenses in connection with this Agreement, the Transactions and the other transactions related hereto and thereto;

                (iii) the Borrower or any of its Subsidiaries from entering into, making payments or satisfying obligations pursuant to and otherwise performing agreements in favor of CDR-PC Acquisition, CD&R, CD&R Fund V, the Affiliates thereof and each person who becomes a director, officer, agent or employee of the Borrower, the Borrower or any of their respective Subsidiaries, pursuant to the CDR Agreements or in respect of liabilities (A) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise, in connection with any offering of securities by the Borrower or any of its Subsidiaries, (B) incurred to third parties for any action or failure to act of the Borrower or any of its Subsidiaries, predecessors or successors, (C) arising out of the performance by CD&R of management consulting or financial advisory services provided to the Borrower or any of its Subsidiaries, (D) arising out of the fact that any indemnitee was or is a director, officer, agent or employee of the Borrower or any of its Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (E) to the fullest extent permitted by Delaware or other applicable state law, out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of the Borrower or any of its Subsidiaries;

                 (iv) the Borrower or any of its Subsidiaries from performing any agreements or commitments with or to any Affiliate existing on the Effective Date and described on Schedule 8.11(iv);

                  (v)  any transaction with any Receivables Subsidiary;

                 (vi) the Transactions and the other transactions expressly contemplated by the Transaction Documents, including, without limitation, the Spin-Offs and the Stock Repurchase; or

                (vii) any transaction permitted under subsection 8.2(b), 8.4(c), 8.4(e), 8.4(h), 8.5, 8.6(f), 8.6(j), 8.7, 8.9(e), or 8.9(f), or any
   transaction with a Wholly Owned Subsidiary of the Borrower.

For purposes of this subsection 8.11, (A) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in subparagraph (b) of the first sentence hereof if (i) such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Borrower or the applicable Subsidiary, or (ii) in the event that at the time of any such transaction, there are no Disinterested Directors serving on the Board of Directors of the Borrower or such Subsidiary, such transaction shall be approved by a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required, and (B) "Disinterested Director" shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction other than by virtue of such member's ownership of capital stock of the Person.

        8.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary (any of such arrangements, a "Sale and Leaseback Transaction"), other than in connection with any Disposition permitted under subsection 8.6, unless (a) in the case of any Financing Lease pursuant to such arrangement, the incurrence of such Financing Lease is permitted under subsection 8.2 or (b) in the case of any other lease pursuant to such arrangements, the (i) lease payments thereunder will be treated as an operating expense for purposes of determining Consolidated EBITDA and (ii) the aggregate Net Cash Proceeds from all Sale and Leaseback Transactions permitted by this clause (b) shall not during the term of this Agreement exceed $50,000,000 plus the aggregate amount of such Net Cash Proceeds applied to prepay the Loans pursuant to subsection 4.4(c).

        8.13 Limitations on Dispositions of Collateral. Convey, sell, transfer, lease, or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except for (a) mergers, consolidations, sales, leases, transfers or other Dispositions expressly permitted under subsection 8.5 and (b) sales or other Dispositions expressly permitted under subsection 8.6, including sales of Inventory in the ordinary course of business; and the Administrative Agent shall, and the Lenders hereby authorize the Administrative Agent to, execute such releases of Liens and take such other actions as the Borrower may reasonably request in connection with the foregoing.

        8.14 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower or any of its Subsidiaries to end on a day other than the last Business Day of April.

        8.15 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement and the other Loan Documents and
(b) any industrial revenue or development bonds, purchase money mortgages, acquisition agreements or Financing Leases or agreements in connection with any Permitted Receivables Securitization permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed or acquired thereby) or operating leases of real property entered into in the ordinary course of business, which prohibits or limits the ability of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) to create, incur, assume or suffer to exist any Lien in favor of the Lenders with respect to the obligations secured by the Security Documents upon any of its property, assets or revenues, whether now owned or hereafter acquired.

        8.16 Limitation on Lines of Business; Creation of Subsidiaries. Enter into any business, either directly or through any Subsidiary, except for those businesses of the same general type as those in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are related thereto.

        8.17 Limitation on Optional Payments and Modifications of Debt Instruments and other Material Agreements. (a) Make any optional payment, prepayment, repurchase or redemption of the Senior Subordinated Notes or make any payments on account of or for a sinking or other analogous fund for the repurchase, redemption, defeasance or other acquisition thereof (other than scheduled payments of principal and interest and payments of, in each case, fees and expenses required by the Senior Subordinated Notes or the Senior Subordinated Note Indenture, only to the extent permitted under the subordination provisions, if any, applicable thereto), (b) make any amendment, supplement, modification or waiver of any of the terms of the Senior Subordinated Notes or the Senior Subordinated Note Indenture (i) which amends or modifies the subordination provisions contained in the Senior Subordinated Notes and the Senior Subordinated Note Indenture; (ii) which shortens the fixed maturity or increases the principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness evidenced by the Senior Subordinated Notes or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith; (iii) which relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject the Borrower, or any of its Subsidiaries, to any more onerous or more restrictive provisions; or (iv) which otherwise adversely affects the interests of the Lenders as senior creditors with respect to the Senior Subordinated Notes or the interests of the Lenders hereunder in any material respect or (c) in the event of the occurrence of a Change of Control, repurchase the Senior Subordinated Notes, unless the Borrower shall have (i) made payment in full of the Loans, all Reimbursement Obligations and any other amounts then due and owing to any Lender or the Administrative Agent hereunder and under any Note and cash collateralized the L/C Obligations on terms reasonably satisfactory to the Administrative Agent or (ii) made an offer to pay the Loans, all Reimbursement Obligations and any amounts then due and owing to each Lender and the Administrative Agent hereunder and under any Note and to cash collateralize the L/C Obligations in respect of each Lender and shall have made payment in full thereof to each such Lender or the Administrative Agent which has accepted such offer and cash collateralized the L/C Obligations in respect of each such Lender which has accepted such offer.

        8.18 Limitation on Optional Payments and Modifications of Tranche B Terms. (a) Make any optional payment, prepayment or purchase of the Tranche B Term Loans (other than scheduled payments or mandatory prepayments of principal and interest or as part of an optional prepayment of the Term Loans pursuant to the provisions of the Agreement) or (b) consent to any amendment of this Agreement or enter into any other agreement that would have the effect of changing (to earlier dates) any dates upon which payments of principal or interest are due on the Tranche B Term Loans.


        SECTION 9. COVENANTS APPLICABLE TO TRANCHE B TERM LOAN COMMITMENTS AND TRANCHE B TERM LOANS

        The Borrower hereby agrees that, until payment in full of all Tranche B Loans, and any other amount then due and owing on account of the Tranche B Loans to any Tranche B Lender or the Administrative Agent hereunder or under any Note:

        (a) The covenants (the "Covenants") (together with the definitions of such terms as may be used therein) as set forth in Schedule 9(a) are hereby deemed to be incorporated herein by reference.


        (b) The Borrower shall, and shall cause its Restricted Subsidiaries (as defined in Schedule 9(a) to, observe and perform the Covenants, as such Covenants may be amended, supplemented or otherwise modified from time to time with the consent of the Required Tranche B Term Loan Lenders.


        SECTION 10.  EVENTS OF DEFAULT

        10.1 Certain Bankruptcy Events. If any of the following events shall occur and be continuing:

        (a) Any Loan Party shall commence any case, proceeding or other action
   (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for


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   relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or

        (b) There shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or

        (c) There shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

        (d) Any Loan Party shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b), or (c) above; or

        (e) Any Loan Party shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due;

then, and in any such event:

        (A) if such event is an Event of Default specified in clause (a) or (b) of this subsection 10.1 with respect to the Borrower, automatically the Revolving Credit Commitments and Multi-Draw Term Loan Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable; and

        (B) if such event is any other Event of Default specified in this subsection 10.1, any or all of the following actions may be taken: (i) with the consent of the Required Basic Lenders, the Administrative Agent may, or upon the request of the Required Basic Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments and/or the Tranche A Term Loan Commitments and/or the Multi-Draw Term Loan Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments and/or the Tranche A Term Loan Commitments and/or the Multi-Draw Term Loan Commitments (as the case may be) shall immediately terminate; (ii) with the consent of the Required Basic Lenders, the Administrative Agent may, or upon the request of the Required Basic Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Swing Line Loans and/or the Revolving Credit Loans and/or the Tranche A Loans and/or the Multi-Draw Term Loans hereunder (with accrued interest


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   thereon) and all other amounts owing on account thereof under this Agreement
   (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable; (iii) with the consent of the Required Tranche B Term Loan Lenders, the Administrative Agent may, or upon the request of the Required Tranche B Term Loan Lenders, the Administrative Agent shall, by notice to the Borrower declare the Tranche B Commitments to be terminated forthwith, whereupon the Tranche B Commitments shall immediately terminate; and (iv) with the consent of the Required Tranche B Term Loan Lenders, the Administrative Agent may, or upon the request of the Required Tranche B Term Loan Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Tranche B Loans (with accrued interest thereon) and all other amounts owing on account thereof under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.

        10.2 Other Events of Default Applicable to the Tranche A Commitments, Revolving Credit Commitments, Multi-Draw Term Loan Commitments and Amounts Owing Thereunder. If any of the following events shall occur and be continuing:

        (a) The Borrower or Blue Star Group, as the case may be, shall fail to pay any principal of any Revolving Credit Loan, Tranche A Term Loan or Multi-Draw Term Loan or any Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower or Blue Star Group shall fail to pay any interest on any Revolving Credit Loan, Tranche A Term Loan or Multi-Draw Term Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

        (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

        (c) Any Loan Party shall default in the observance or performance of any agreement contained in (i) subsection 7.7(a), subsection 7.11, 7.12, Section 8 or Section 9 of this Agreement or (ii) Section 5 of the Guarantee and Collateral Agreement, and, in the case of a default in the observance or performance of its obligations under subsection 7.7(a) hereof, such default shall have continued unremedied for a period of two days after a Responsible Officer of the Borrower shall have discovered or should have discovered such default; or

        (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this subsection 10.2), and such default shall continue unremedied for a period ending on the earlier of
   (i) the date 32 days after a Responsible Officer of the Borrower shall have discovered or should have discovered such default and (ii) the date 15 days after written notice has been given to the Borrower by the Administrative Agent or the Required Lenders; or


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        (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Revolving Credit Loans, Tranche A Term Loans or Multi-Draw Term Loans and the Reimbursement Obligations) in excess of $10,000,000 or in the payment of any Guarantee Obligation in excess of $10,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness or Guarantee Obligation referred to in clause
   (i) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice, lapse of time or both if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable (an "Acceleration"), and such time shall have lapsed and, if any notice (a "Default Notice") shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given; or

        (f) (i) Any of the Security Documents shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Loan Party which is a party to any of the Security Documents shall so assert in writing, or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days; or

        (g) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof, in the event any appeal thereof shall be unsuccessful) of $15,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof; or

        (h) Any Guarantee shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Guarantor shall so assert in writing; or

        (i) The Senior Subordinated Notes, for any reason, shall not be or shall cease to be validly subordinated as provided therein and in the Senior Subordinated Note Indenture to the monetary obligations of the Borrower under this Agreement, any Notes and the other Loan Documents; or


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        (j) A Change of Control shall have occurred; or

        (k) Any event entitling the Persons financing Receivables pursuant to a Permitted Receivables Securitization to stop financing such Receivables shall have occurred and be continuing and such Person shall have stopped financing such Receivables prior to the time such financing is scheduled to end; or

        (l) Any Loan Document (other than this Agreement, any of the Security Documents or any Guarantee) shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Loan Party shall so assert in writing; or

        (m) The Borrower shall (i) consent to liability in respect of an adjustment in its federal income tax liability as a result of the Spin-Offs of an amount which, to the extent it has not been paid, would cause the Borrower not to be in compliance on a pro forma basis with subsection 8.1(b) as of the end of the period for which the most recent financial statements have been furnished to the Lenders under subsection 7.1, computed by treating the amount of liability, reduced by the indemnification payments (if any) with respect thereto reasonably expected to be received by the Borrower from the Spin-Cos, as Indebtedness; or (ii) receive a statutory notice of deficiency (or similar notice) from the Internal Revenue Service stating a federal income tax deficiency as a result of the Spin-Offs and shall not, within 60 days thereafter, commence appropriate proceedings challenging such adjustment and provide to the Administrative Agent an opinion of Wilmer, Cutler & Pickering or other nationally recognized tax counsel to the effect, with customary qualifications, that the Borrower is more likely than not substantially to prevail in such proceedings or appeals therefrom, if the federal income tax deficiency as a result of the Spin-Offs stated in such notice of deficiency would cause the Borrower not to be in compliance on a pro forma basis with subsection 8.1(b) as of the end of the period for which the most recent financial statements have been furnished to the Lenders under subsection 7.1, computed by treating the amount of such deficiency, reduced by the indemnification payments (if any) with respect thereto reasonably expected to be received by the Borrower from the Spin-Cos, as Indebtedness. For purposes of determining whether the Borrower's payment of an adjustment in its federal income tax liability as a result of the Spin-Offs would cause the Borrower not to be in compliance on a pro forma basis with subsection 8.1(b) as of the end of the period for which the most recent financial statements have been furnished to the Lenders under subsection 7.1, the amount of the Borrower's payment shall be reduced by (x) indemnification payments (if any) with respect thereto reasonably expected to be received by the Borrower from the Spin-Cos, and (y) claims for refund of such tax payments filed by the Borrower, as to which the Borrower has provided to the Administrative Agent an opinion of Wilmer, Cutler & Pickering or other nationally recognized tax counsel to the effect, with customary qualifications, that the Borrower is more likely than not substantially to prevail in such claim for refund, including related court proceedings or appeals therefrom.

then, and in any such event, either or both of the following actions may be taken: (i) with the consent of the Required Basic Lenders, the Administrative Agent may, or upon the request of the Required Basic Lenders, the Administrative Agent shall, by notice to the Borrower, declare the


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Revolving Credit Commitments and/or the Tranche A Term Loan Commitments and/or
the Multi-Draw Term Loan Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments and/or the Tranche A Term Loan Commitments and/or the Multi-Draw Term Loan Commitments shall immediately terminate; and (ii) with the consent of the Required Basic Lenders, the Administrative Agent may, or upon the request of the Required Basic Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (other than the Tranche B Term Loans) hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and any Notes (other than any Tranche B Term Loan Notes) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

        10.3 Certain Events of Default Applicable to Tranche B Term Loan Commitments and Amounts Owing Thereunder. If any of the following events shall occur and be continuing:

        (a) The Borrower shall fail to pay any principal of any Tranche B Term Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Tranche B Term Loan, or any other amount payable on account thereof hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

        (b) Any representation or warranty made or deemed made on or prior to the Effective Date by any Loan Party herein or in any other Loan Document or which is contained in any certificate furnished on or prior to the Effective Date by or on behalf of any Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

        (c) Prior to the termination of the Revolving Credit Commitments and the Multi-Draw Term Loan Commitments and the payment in full of the Loans and any other amounts then due and owing hereunder or under any Note the Borrower shall default in the observance or performance of any agreement contained in subsection 8.1 and such default shall continue unremedied for a period of 20 Business Days after the Borrower has or should have notified the Administrative Agent in writing pursuant to subsection 7.7(a); or

        (d) The Borrower shall default in the observance or performance of any agreement contained in Section 7, and such default shall continue unremedied for a period ending on the earlier of (i) the date 32 days after a Responsible Officer of the Borrower shall have discovered or should have discovered such default and (ii) the date 15 days after written notice has been given to the Borrower by the Administrative Agent or the Required Lenders; or

        (e) The Borrower or any other Loan Party shall default in the observance of performance of any agreement contained in Section 9 (and any grace period provided in the Senior Subordinated Note Indenture with respect to the relevant Covenant referred to in Section 9 shall have expired, with any such grace period which commences upon


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

   notice from the Noteholders or the trustee thereunder to commence upon notice from a comparable percentage of the Tranche B Term Loan Lenders or the Agents) or subsection 8.17; or

        (f) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Tranche B Term Loans) in excess of $10,000,000 or in the payment of any Guarantee Obligation (other than in respect of the Tranche B Term Loans) in excess of $10,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness or Guarantee Obligation referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, an Acceleration, and such time shall have lapsed and, a Default Notice shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given; provided, however, that no Default or Event of Default shall exist under this paragraph unless in the case of clause (ii) above only, (x) such default or other event or condition shall have continued for a period of 60 days and (y) the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or administrative agent on behalf of such holder or holders or beneficiary or beneficiaries) shall not have caused such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

        (g) (i) Any of the Security Documents shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Loan Party which is a party to any of the Security Documents shall so assert in writing, or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days; or

        (h) Any Guarantee shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Guarantor shall so assert in writing; or

        (i) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof, in the event any appeal thereof shall be unsuccessful) of $15,000,000 or more and all such judgments or decrees shall not have


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   been vacated, discharged, stayed, satisfied or bonded pending appeal within
   60 days from the entry thereof; or

        (j) A Change of Control shall have occurred;

then, and in any such event, either or both of the following actions may be taken: (i) with the consent of the Required Tranche B Term Loan Lenders, the Administrative Agent may, or upon the request of the Required Tranche B Term Loan Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Tranche B Term Loan Commitments to be terminated forthwith, whereupon the Tranche B Term Loan Commitments shall immediately terminate; and (ii) with the consent of the Required Tranche B Term Loan Lenders, the Administrative Agent may, or upon the request of the Required Tranche B Term Loan Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Tranche B Term Loans to be due and payable forthwith, whereupon the same shall immediately become due and payable.

        10.4 Certain Provisions Applicable to Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to subsection 10.1 or subsection 10.2, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower in respect of such Letters of Credit under this Agreement and the other Loan Documents. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of such security interest in such cash collateral account. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under any Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under any Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

        10.5 Certain Waivers. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


             SECTION 11.  THE ADMINISTRATIVE AGENT

        11.1 Appointment. (a) Each Lender hereby irrevocably designates and appoints Chase as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Chase, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.


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Notwithstanding any provision to the contrary elsewhere in this Agreement, the
Administrative Agent and the Other Representatives shall not have any duties or responsibilities, except, in the case of the Administrative Agent and the Other Representatives, those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Other Representatives.

        (b) Each Lender hereby irrevocably designates and appoints Bankers Trust Company, as the Syndication Agent, and Merrill Lynch Capital Corporation, as Documentation Agent, under this Agreement and the other Loan Documents. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Syndication Agent nor the Documentation Agent shall have any duties or responsibilities hereunder, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Syndication Agent or the Documentation Agent, provided, however, that each of the Syndication Agent and the Documentation Agent may have duties and responsibilities in its capacity as Blue Star L/C Issuing Lender or as a Lender.

        11.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact or counsel selected by it with reasonable care.

        11.3 Exculpatory Provisions. None of the Administrative Agent or any Other Representative nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by such Person under or in connection with this Agreement or any other Loan Document (except for the gross negligence or willful misconduct of such Person or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Notes or any other Loan Document or for any failure of the Borrower or any other Loan Party to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor any Other Representative shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any other Loan Party. Each Lender agrees that, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or given to the Administrative Agent for the account of or with copies for the Lenders, the Administrative Agent and the Other Representatives shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of the Administrative Agent and the Other


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Representatives or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

        11.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified as between itself and the Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Basic Lenders, the Required Tranche B Term Loan Lenders or the Required Lenders as required by Section 12.1 or it shall first be indemnified to its satisfaction by the Basic Lenders, the Tranche B Term Loan Lenders or the Required Lenders as it deems appropriate against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (other than any liability or expense resulting from its own gross negligence or wilful misconduct). The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and any Notes and the other Loan Documents in accordance with a request of the Basic Lenders, the Tranche B Term Loan Lenders or the Required Lenders as required by Section 12.1, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

        11.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action reasonably promptly with respect to, or permitted as a result of, any Default or Event of Default, or any Acceleration of any amounts due hereunder as shall be directed by the Required Basic Lenders, the Required Tranche B Term Loan Lenders or the Required Lenders (depending upon whether such Default, Event of Default or Acceleration relates to Basic Lenders, the Tranche B Term Loan Lenders or both); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default, Event of Default or Acceleration as it shall deem advisable in the best interests of the relevant Lenders. To the extent that, as a result of the exercise by it of any remedies with respect to any Collateral, the Administrative Agent shall receive or realize any amounts, it shall distribute such amounts ratably among the Lenders by reference to the aggregate amounts accrued and unpaid that are outstanding under the Agreement and the other Loan Documents and owing to the respective Lenders (after deducting and applying any amounts then owing to the Administrative Agent or on account of expenses of the Administrative Agent previously paid by any Lender), and if the portion to be so distributed to any Lenders shall exceed the sum then due and payable to such Lenders, such excess shall be held by the Administrative Agent in a collateral account for such


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Lenders.

        11.6 Acknowledgements and Representations by Lenders. Each Lender expressly acknowledges that none of the Administrative Agent or the Other Representatives nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any Other Representative hereafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or such Other Representative to any Lender. Each Lender represents to the Administrative Agent, the Other Representatives and each of the Loan Parties that, independently and without reliance upon the Administrative Agent, the Other Representatives or any other Lender, and based on such documents and information as it has deemed appropriate, it has made and will make its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties, it has made its own decision to make its Loans hereunder and enter into this Agreement and it will make its own decisions in taking or not taking action under this Agreement and the other Loan Documents. Each Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender for its account and for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder. Each Lender acknowledges and agrees to comply with the provisions of subsection 12.6 applicable to the Lenders. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or given to the Administrative Agent for the account of or with copies for the Lenders, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

        11.7 Indemnification. The Lenders agree to indemnify the Administrative Agent and the Other Representatives (provided that the Term Loan Lenders shall have no obligation to indemnify the Issuing Lender) in their capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower or any of the other Loan Parties to do so), ratably according to their respective Total Credit Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Total Credit Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses,


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damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or any Other Representative in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or any Other Representative under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's or any Other Representative's gross negligence or willful misconduct. The obligations to indemnify the Issuing Lender shall be ratable among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the outstanding principal amount of their respective Revolving Credit Loans and L/C Obligations and their respective participating interests in the outstanding Letters of Credit). The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

        11.8 Administrative Agent in Its Individual Capacity. The Administrative Agent, the Other Representatives and their affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Loan Party as though the Administrative Agent and the Other Representatives were not the Administrative Agent and the Other Representatives hereunder and under the other Loan Documents. With respect to Loans made or renewed by them and any Note issued to them and with respect to any Letter of Credit issued or participated in by them, the Administrative Agent and the Other Representatives shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though they were not the Administrative Agent or an Other Representative, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

        11.9 Successor Administrative Agent. The Administrative Agent, the Documentation Agent or the Syndication Agent may resign as such upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

        11.10 Swing Line Lender. The provisions of this Section 11 shall apply to the Swing Line Lender in its capacity as such to the same extent that such provisions apply to the Administrative Agent.

        11.11 Release of Liens in Connection with Permitted Receivables Securitization. In connection with a Permitted Receivables Securitization, the Borrower may deliver to the Administrative Agent a written request for release identifying the relevant Receivables and the terms of such Permitted Receivables Securitization in reasonable detail together with a certification by the Borrower stating that such transaction is in compliance with this Agreement. The Administrative Agent shall execute and deliver to the Borrower (at the sole cost and expense of the Borrower) all releases and other documents (including, without limitation, Uniform Commercial Code termination statements) necessary or reasonably desirable for the release of



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the Liens created by the Guarantee and Collateral Agreement on such Receivables as the Borrower may reasonably request, provided that the Loans have been prepaid and/or the Revolving Credit Commitments shall have been reduced in accordance with subsection 4.4. Each of the Lenders hereby authorizes the Administrative Agent to deliver such releases or other documents.


                    SECTION 12.  MISCELLANEOUS

        12.1 Amendments and Waivers. (a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (x) enter into with the Borrower and the other Loan Parties, as the case may be, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Lenders or of the Borrower and the other Loan Parties, as the case may be, hereunder or thereunder or (y) at the Borrower's or another Loan Party's request, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, waive any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                  (i) reduce the amount or extend the scheduled date of maturity of any Loan or any Reimbursement Obligation or of any scheduled installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment or Multi-Draw Term Loan Commitment, in each case, without the written consent of each Lender directly affected thereby,

                 (ii) amend, modify or waive any provision of subsection 12.5 or this subsection 12.1 or reduce the percentage specified in the definition of Required Lenders or of Required Release Lenders, or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents (other than pursuant to subsection 8.5), in each case, without the written consent of all the Lenders,

                (iii) release any Guarantee or, in the aggregate, a material portion of the Collateral without the written consent of the Required Release Lenders, except as expressly permitted hereby or by any Guarantee or Security Document (as such documents are in effect on the date hereof or, if later, the date of execution and delivery thereof in accordance with the terms hereof),

                 (iv) amend, modify or waive any provision of (x) subsection 2.6 (to the extent such subsection 2.6 relates to the Tranche A Term Loans) or
   2.7 without the written consent of Tranche A Term Loan Lenders, the Tranche A Term Loan Percentages of which aggregate more than 50%, (y) subsection 2.6 (to the extent such subsection 2.6 relates to the Tranche B Term Loans) or
   2.8 without the written consent of the Required


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   Tranche B Term Loan Lenders or (z) subsection 2.6 (to the extent that subsection 2.6 relates to the Multi-Draw Term Loans) or 2.9 or 2.11 without the consent of Multi-Draw Term Loan Lenders the Multi-Draw Term Loan Percentages of which aggregate more than 50%,

                  (v) amend, modify or waive any provision of subsection 2.1, 2.2, 2.3, 2.4, 2.5 or Section 3 without the written consent of the Revolving Credit Lenders, the Revolving Credit Commitment Percentages of which aggregate more than 50%,

                 (vi) amend, modify or waive any provision of Section 11 without the written consent of the then Administrative Agent and of any Other Representative affected thereby,

                (vii) amend, modify or waive any prepayment required by subsection 4.4(c), 4.4(d) or 4.4(e) without the written consent of Tranche A Term Loan Lenders, Tranche B Term Loan Lenders and Multi-Draw Term Loan Lenders having in the aggregate more than 50% of the sum of the outstanding Term Loans and Available Multi-Draw Term Loan Commitments,

               (viii) amend, modify or waive the order of application of prepayments specified in subsection 4.4(e) or 4.4(g) without the written consent of (w) Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate more than 50%, (x) Tranche A Term Loan Lenders the Tranche A Term Loan Percentages of which aggregate more than 50%, (y) the Required Tranche B Term Loan Lenders and (z) Multi-Draw Term Loan Lenders the Multi-Draw Term Loan Percentages of which aggregate more than 50%,

                 (ix) amend, modify or waive any provision of the Swing Line Note (if any) or subsection 2.5 without the written consent of the Swing Line Lender and each other Lender, if any, which holds or is required to purchase a participation in the Swing Line Loan pursuant to subsection 2.5(d),

                  (x) amend, modify or waive the provisions of Section 3, any Letter of Credit or any L/C Obligation without the written consent of each relevant Issuing Lender and Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate more than 50%.

                 (xi) (A) amend, modify or waive any provision of subsection 6.2 or Section 5 (after the Effective Date only) 7 or 8 (other than subsection 8.17) or subsection 10.2 or any definitions to the extent used therein or,
   (B) waive any Default or Event of Default under subsection 10.2 or any consequences of such Default or Event of Default, in each case, without the written consent of the Required Basic Lenders (it being agreed that the consent of the Required Lenders shall not be required for any such amendment, modification or waiver);

                (xii) (A) amend, modify or waive any provision of Section 9 (or any of the covenants incorporated therein by reference) or subsection 10.3 or any definitions to the extent used therein or (B) waive any Default or Event of Default under subsection 10.3 or


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

   any consequences of such Default or Event of Default, in each case, without the written consent of the Required Tranche B Term Loan Lenders (it being agreed that the consent of the Required Lenders shall not be required for any such amendment, modification or waiver);

               (xiii) reduce the percentage specified in the definition of Required Tranche B Term Loan Lenders without the written consent of all of the Tranche B Term Loan Lenders; or reduce the percentage specified in Required Basic Lenders without the written consent of all of the Basic Lenders; or

                (xiv) amend, modify or waive any provision of any Security Document that provides for the ratable sharing by the Lenders of the proceeds of any realization on the Collateral to provide for a non-ratable sharing thereof, without the written consent of the Required Release Lenders.

Any waiver and any amendment, supplement or modification pursuant to this subsection 12.1 shall apply to each of the Lenders and shall be binding upon the Borrower, the other Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

        12.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the Borrower, Blue Star Group and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:


   The Borrower and           U.S. Office Products Company
     and the Blue      1025 Thomas Jefferson Street, N.W.
     Star Group:              Suite 600 East
                              Washington D.C.  20007
                              Attention:  Donald H. Platt and Mark Director
                              Telecopy:  (202) 339-6733

                              Blue Star Group Limited
                              Coopers & Lybrand Building
                              23-29 Albert Street
                              P.O. Box 1335
                              Shortland Street
                              Auckland, New Zealand


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                              Attention:  Maurice Kidd, CFO
                              Telecopy:  (011) (64) (9) 358-8282

   with a copy to:     Wilmer, Cutler & Pickering
                              2445 M Street, N.W.
                              Washington, D.C.  20037
                              Attention:  George Stamas/Russell J. Bruemmer
                              Telecopy:  (202) 663-6363




   with a copy to:     c/o Clayton, Dubilier & Rice, Inc.
                              375 Park Avenue
                              New York, New York 10152
                              Attention: Brian D. Finn
                              Telecopy: (212) 407-5252

   with a copy to:     Debevoise & Plimpton
                              875 Third Avenue
                              New York, New York 10022
                              Attention:  Franci J. Blassberg, Esq.
                              Telecopy:   (212) 909-6836
                              Telephone:  (212) 909-6000

   The Administrative         The Chase Manhattan Bank
      Agent, Swing Line 270 Park Avenue
      Lender and Issuing New York, New York  10017
      Lender                  Attention:  Clifford Rooke
                              Telecopy:   (212) 972-0009
                              Telephone:  (212) 270-5808

   with a copy to:     The Chase Manhattan Bank
                              c/o The Loan & Agency Services Group
                              One Chase Manhattan Plaza
                              8th Floor
                              New York, New York 10081
                              Attention:  Janet Belden
                              Telecopy:   (212) 552-5658
                              Telephone:  (212) 552-7277

   with a copy to:     The Chase Manhattan Bank, Delaware
                              c/o Corporate Banking Dept.
                              1201 Market Street, 8th Floor
                              Wilmington, Delaware  19801
                              Attention:  Michael Handago
                              Telecopy: (302) 428-3390
                              Telephone: (302) 428-3311

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.3, 2.10, 3.2, 4.2, 4.4 or 4.8 shall not be effective until received.


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        12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Lender or any Loan Party, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        12.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

        12.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Other Representatives for all their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement, waiver or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions (including the syndication of the Revolving Credit Commitments and Term Loans, the Administrative Agent's due diligence investigation and any collateral audit) contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one firm of counsel and of local counsel to the Administrative Agent and the Other Representatives, (b) to pay or reimburse each Lender, each Other Representative and the Administrative Agent for all its respective reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of one firm of counsel and of local counsel to the Administrative Agent, the Other Representatives and the several Lenders, and any reasonable Environmental Costs arising out of or in any way relating to any Loan Party or any property in which any Loan Party has had any interest at any time, (c) to pay, and indemnify and hold harmless each Lender, the Administrative Agent and the Other Representatives from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, and indemnify and hold harmless each Lender, the Administrative Agent and the Other Representatives (and their respective directors, officers, employees, agents, successors and assigns) from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (whether or not caused by any such Person's own negligence (other than gross negligence) and including, without limitation, the reasonable fees and disbursements of counsel) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents (regardless of whether the Administrative Agent, any such Other Representative or any Lender is a party to the litigation or other proceeding giving rise thereto) and any of the


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transactions contemplated hereby or thereby, including, without limitation, any of the foregoing relating to the violation of, noncompliance with, or liability under, any Environmental Laws or any orders, requirements or demands of Governmental Authorities related thereto applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided that the Borrower shall not have any obligation hereunder to the Administrative Agent, any such Other Representative or any Lender with respect to Environmental Costs or Indemnified Liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent, any Other Representative or any such Lender (or any of their respective directors, officers, employees, agents, successors and assigns) or (ii) legal proceedings commenced against the Administrative Agent, any Other Representative or any such Lender by any securityholder or creditor thereof arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such. Notwithstanding the foregoing, except as provided in clauses (b) and (c) above, the Borrower shall have no obligation under this subsection 12.5 to the Administrative Agent, any Other Representative or any Lender with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

        12.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, Blue Star Group, the Lenders, the Administrative Agent, the Other Representatives, all future holders of the Loans and their respective successors and assigns, except that the Borrower or Blue Star Group, as the case may be, may not, other than in accordance with subsection 8.5, assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

        (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that (unless the Borrower and the Administrative Agent otherwise consent in writing) no such participating interests shall be in an aggregate principal amount of less than (i) in the case of Tranche A Term Loans, Multi-Draw Term Loans, Multi-Draw Term Loan Commitments and Revolving Credit Commitments, $5,000,000 in the aggregate (or, if less, the full amount of such selling Lender's Revolving Credit Loans, Multi-Draw Term Loans, Multi-Draw Term Loan Commitments, Tranche A Term Loans and Revolving Credit Commitments) or (ii) in the case of Tranche B Term Loans, $5,000,000 (or, if less, the full amount of such selling Lender's Tranche B Term Loans). Such sale of participating interests need not be ratable as among the Tranche A Term Loans, the Multi-Draw Term Loans, the Multi-Draw Term Loan Commitments, the Revolving Credit Commitments and the Tranche B Term Loans of such Lender. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under this Agreement and the other Loan Documents and the Borrower, Blue Star Group, and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and such Lender shall be solely responsible for any


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withholding taxes or any filing or reporting requirements relating to such
Participant. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce the Borrower's and Blue Star Group's obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents, provided that such participation agreement may provide that such Lender will not agree to any amendment, supplement, modification or waiver described in clause (i) or (ii) of the proviso to the second sentence of subsection 12.1 without the consent of the Participant. The Borrower and Blue Star Group agree that each Lender shall be entitled to the benefits of subsections 4.9, 4.10, 4.11, 4.12, 12.1 and 12.5 without regard to whether it has granted any participating interests, and that all amounts payable to a Lender under subsections 4.9, 4.10, 4.11, 4.12 and 12.5 shall be determined as if such Lender had not granted any such participating interests.

        (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or to any Approved Fund or, with the prior written consent of the Administrative Agent and the Borrower or Blue Star Group, as the case may be, (which in each case shall not be unreasonably withheld), to an additional bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and any Notes, including, without limitation, its Revolving Credit Commitments and Loans, pursuant to an Assignment and Acceptance, substantially in the form of Exhibit H, (an "Assignment and Acceptance") executed by such Assignee such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, or an Approved Fund, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) (unless the Administrative Agent and the Borrower or Blue Star Group, as the case may be, otherwise consent in writing (such consent not to be unreasonably withheld)) no such transfer to an Assignee (other than a Lender or any affiliate thereof or any Approved Fund) shall be in an aggregate principal amount less than (x) in the case of Tranche A Term Loans, Multi-Draw Term Loans, Multi-Draw Term Loan Commitments and Revolving Credit Commitments, $5,000,000 in the aggregate (or, if less, the full amount of such assigning Lender's Tranche A Term Loans, Multi-Draw Term Loans, Multi-Draw Term Loan Commitments, Revolving Credit Loans and Revolving Credit Commitments) or (y) in the case of Tranche B Term Loans, $5,000,000 (or, if less, the full amount of such assigning Lender's Tranche B Term Loans) and (ii) if any Lender assigns all or any part of its rights and obligations under this Agreement to one of its affiliates in connection with or in contemplation of the sale or other disposition of its interest in such affiliate, the Borrower's prior written consent shall be required for such assignment. Any such assignment shall be ratable as between the Tranche A Term Loans, the Multi-Draw Term Loans, the Multi-Draw Term Loan Commitments and the Revolving Credit Commitments of such Lender unless the Administrative Agent and the Borrower otherwise consent in writing, but need not be ratable as between the Tranche A Term Loans, the Multi-Draw Term Loans, the Multi-Draw Term Loan Commitments and the Revolving Credit Commitments of such Lender, on the one hand, and the Tranche B Term Loans of such Lender, on the other hand. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment, Multi-Draw Term Loan Commitment, Tranche A Term Loan, Tranche B Term


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Loan and Multi-Draw Term Loan as set forth therein, and (y) the assigning Lender thereunder shall be released from its obligations under this Agreement to the extent that such obligations shall have been expressly assumed by the Assignee pursuant to such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nevertheless continue to be entitled to the benefits of subsections 4.10, 4.11, 4.12 and 12.5). Notwithstanding the foregoing, no Assignee, which as of the date of any assignment to it pursuant to this subsection 12.6(c) would be entitled to receive any greater payment under subsection 4.10 or 4.11 than the assigning Lender would have been entitled to receive as of such date under such subsections with respect to the rights assigned, shall be entitled to receive such payments unless the Borrower has consented in writing to the assignment after disclosure of such fact.

        (d) The Administrative Agent, on behalf of the Borrower shall maintain at its address referred to in subsection 12.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and the principal amount of the Loans owing to, and the Notes evidencing such Loans owed by, each Lender from time to time. Notwithstanding anything in this Agreement to the contrary, the Borrower, Blue Star Group, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan, the Notes and the Revolving Credit Commitments recorded therein for all purposes of this Agreement and the other Loan Documents. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (e) Notwithstanding anything in this Agreement to the contrary, no assignment under subsection 12.6(c) of any rights or obligations under or in respect of the Loans or the Notes evidencing such Loans shall be effective unless and until the Administrative Agent shall have recorded the assignment pursuant to subsection 12.6(d). Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent and the Borrower), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (which fee need not be paid in the case of any assignment to an affiliate or Approved Fund of the assigning Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and the Borrower or Blue Star Group, as the case may be, at its own expense, shall, upon the request to the Administrative Agent by the assigning Lender or the Assignee, as applicable, execute and deliver to the Administrative Agent (in exchange for the outstanding Notes of the assigning Lender) a new Revolving Credit Note, Tranche A Term Note, Tranche B Term Note, Multi-Draw Term Note and/or Swing Line Note, as the case may be (such new Note to be a new QFL Note in the case of an assignment of a QFL
Note), to the order of such Assignee in an amount equal to (i) in the case of a Revolving Credit Note, the lesser of (A) the amount of such Assignee's Revolving Credit Commitment and (B) the aggregate principal amount of all Revolving Credit Loans made by such Assignee, (ii) in the case of a Tranche A Term Note, the amount of such Assignee's Tranche A Term Loan, (iii) in the case of a Tranche B Term Note, the amount of such


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

Assignee's Tranche B Term Loan, (iv) in the case of a Swing Line Note, the lesser of (A) the Swing Line Commitment and (B) the aggregate principal amount of all Swing Line Loans made by such Assignee and (v) in the case of a Multi-Draw Term Loan Note, the lesser of (A) such Assignee's Multi-Draw Term Loan Commitment and (B) the aggregate principal amount of all Multi-Draw Term Loans made by such Assignee, in each case with respect to the relevant Loan, Swing Line Commitment, Revolving Credit Commitment or Multi-Draw Term Loan Commitment after giving effect to such Assignment and Acceptance and, if the assigning Lender has retained a Swing Line Commitment, Revolving Credit Commitment or Multi-Draw Term Loan Commitment or Term Loan hereunder, a new Revolving Credit Note, Tranche A Term Note, Tranche B Term Note, Multi-Draw Term Loan Note and/or Swing Line Note, as the case may be, to the order of the assigning Lender in an amount equal to (i) in the case of a Revolving Credit Note, the lesser of (A) the amount of such Lender's Revolving Credit Commitment and (B) the aggregate principal amount of all Revolving Credit Loans made by such Lender, (ii) in the case of a Tranche A Term Note, the amount of such Lender's Tranche A Term Loan, (iii) in the case of a Tranche B Term Note, the amount of such Lender's Tranche B Term Loan, (iv) in the case of a Swing Line Note, the lesser of (A) the Swing Line Commitment and (B) the aggregate principal amount of all Swing Line Loans made by such Lender and (v) in the case of a Multi-Draw Term Loan Note, the lesser of (A) such Lender's Multi-Draw Term Loan Commitment and (B) the aggregate principal amount of all Multi-Draw Term Loans made by such Lender, in each case with respect to the relevant Loan, Swing Line Commitment or Revolving Credit Commitment after giving effect to such Assignment and Acceptance. Any such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Note replaced thereby. Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Borrower marked "cancelled".

        (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 12.15, any and all information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement. No assignment or participation made or purported to be made to any Transferee shall be effective without the prior written consent of the Borrower if it would require the Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction, and the Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Transferee to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

        (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 12.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law, provided that any foreclosure or similar action shall be subject to the provisions of this subsection concerning assignments and shall be void and of no force or effect unless effected in compliance with such provisions.

        12.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any


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

time receive any payment of all or part of its Revolving Credit Loans, Term Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
Section 10.1, or otherwise (except pursuant to subsection 4.4, 4.13(d) or 12.6)), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Revolving Credit Loans, Term Loans or the Reimbursement Obligations, as the case may be, owing to it, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Revolving Credit Loans, Term Loans or the Reimbursement Obligations, as the case may be, owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

        (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default under Section 10.1 to set-off and appropriate and apply against any amount then due and payable under
Section 10.1 any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

        12.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower, and the Administrative Agent.

        12.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        12.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the other Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the other Loan Parties, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

        12.11 GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND


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

THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

        12.12 Submission To Jurisdiction; Waivers. (a) Each party hereto hereby irrevocably and unconditionally:

        (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

        (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

        (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, Blue Star Group, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in subsection 12.2 or at such other address of which the Administrative Agent, any such Lender, the Borrower and Blue Star Group shall have been notified pursuant thereto;

        (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

        (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any punitive damages.

        (b) Blue Star Group hereby agrees to irrevocably and unconditionally appoint the Borrower as its agent for service of process (in such capacity, the "New York Process Agent"), to receive on behalf of Blue Star Group and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any such New York State or Federal court described in paragraph (a) of this subsection and agrees promptly to appoint a successor New York Process Agent in The City of New York (which successor New York Process Agent shall accept such appointment in a writing reasonably satisfactory to the Administrative Agent) prior to the termination for any reason of the appointment of the initial New York Process Agent. In any such action or proceeding in such New York State or Federal court, such service may be made on Blue Star Group by delivering a copy of such process to Blue Star Group in care of the New York Process Agent at the New York Process Agent's address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to Blue Star Group at its address specified in subsection 12.2 (such


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

service to be effective upon such receipt by the New York Process Agent and the depositing of such process in the mails as aforesaid). Blue Star Group hereby irrevocably and unconditionally authorizes and directs the New York Process Agent to accept such service on its behalf. As an alternate method of service, Blue Star Group irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such New York State or Federal court by mailing of copies of such process to Blue Star Group by certified or registered air mail at its address specified in subsection 12.2. Blue Star Group agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        (c) To the extent that Blue Star Group has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, Blue Star Group hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under the Loan Documents.

        12.13 Acknowledgements. The Borrower and Blue Star Group hereby acknowledge that:

        (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

        (b) neither the Administrative Agent nor any Other Representative or Lender has any fiduciary relationship with or duty to the Borrower or Blue Star Group arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on the one hand, and the Borrower, or Blue Star Group, as the case may be, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

        (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Lenders or among the Borrower, Blue Star Group and the Lenders.

        12.14 WAIVER OF JURY TRIAL. THE BORROWER, BLUE STAR GROUP, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        12.15 Judgment Currency. (a) The obligations of each Loan Party hereunder and under the other Loan Documents to make payments in a specified currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the


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

Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

        (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each relevant Loan Party agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

        (c) For purposes of determining any rate of exchange or currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

        12.16 Confidentiality. Each of the Administrative Agent and each Lender (including their successors and assigns) on behalf of itself and each of its Affiliates, directors, officers, employees, agents, advisors and representatives agrees to keep confidential any written or oral information (a) provided to it by or on behalf of the Borrower, Blue Star Group or any of their Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower, Blue Star Group or any of their Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee which agrees to comply with the provisions of this subsection, (iii) to its Affiliates, Approved Funds, its Subsidiaries and the employees, directors, agents, attorneys, accountants and other professional advisors of it, its Affiliates, Approved Funds, and its Subsidiaries, provided that such Lender shall inform each such Person of the agreement under this subsection 12.16 and shall take reasonable actions to cause compliance by any such Person referred to in this clause (iii) with this Agreement (including, to cause any such Person to acknowledge its agreement to be bound by the provisions of this subsection 12.16), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that such Lender shall, unless prohibited by any Requirement of Law, notify the Borrower of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances except that such Lender may make required disclosures to federal or state banking or other examiners and regulators without notifying the Borrower, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder, (vii) in connection with periodic regulatory examinations, (viii) in connection with any litigation to


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

which such Lender may be a party, subject to the proviso in clause (iv), (ix) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty (A) has been approved in writing by the Borrower and (B) agrees in a writing enforceable by the Borrower to be bound by the provisions of this subsection 12.16) and (x) if, prior to such information having been so provided or obtained, such information was already in the Administrative Agent's or a Lender's possession on a nonconfidential basis without a duty of confidentiality to the Borrower or Blue Star Group being violated.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              U.S. OFFICE PRODUCTS COMPANY


                              By:______________________________________
                                 Title:


                              BLUE STAR GROUP LIMITED


                              By:______________________________________
                                 Title:


                              THE CHASE MANHATTAN BANK, as
                              Administrative Agent, Swing Line
                              Lender, Issuing Lender and Lender


                              By:______________________________________
                                 Title:


                              BANKERS TRUST COMPANY, as Syndication Agent and Lender


                              By:______________________________________
                                 Title:


                              MERRILL LYNCH CAPITAL CORPORATION, as
                              Documentation Agent and
                              Lender


                              By:______________________________________
                                 Title:

                              BANK OF AMERICA NATIONAL TRUST & SAVINGS
                              ASSOCIATION


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              335 Madison Avenue
                              New York, NY  10017

                              Attention:  Daniel Rencricca
                              Telecopy:  (212) 503-7502
                              Telephone: (212) 503-7690

                              BANKBOSTON, N.A.


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              Diversified Finance
                              MS 01-08-02
                              100 Federal Street
                              Boston, MA  02110

                              Attn:  Kenneth Struglia
                              Telecopy:  617-434-4929
                              Telephone: 617-434-9621

                              THE BANK OF NEW YORK


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              One Wall Street
                              New York, NY  10286

                              Attn: Ronald R. Reedy
                              Telecopy:  (212) 635-6434
                              Telephone: (212) 635-6724

                              BHF - BANK AKTIENGESELLSCHAFT


                              By:______________________________________
                                 Title:


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              590 Madison Avenue
                              New York, NY  10022

                              Attn:  Thomas J. Scifo
                              Telecopy:  (212) 756-5536
                              Telephone: (212) 756-5912

                              BARCLAYS BANK PLC


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              222 Broadway, 11th Floor
                              New York, NY  10038

                              Attention:  John Giannone
                              Telecopy:  (212) 412-7511
                              Telephone: (212) 412-3276

                              CITICORP USA, INC.


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              399 Park Avenue, 5th Floor
                              New York, NY  10043

                              Attention:  Carla Devillers
                              Telecopy:  (212) 793-1810
                              Telephone: (212) 559-8646

                              NATIONSBANK, N.A.


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              6610 Rockledge Drive, 6th Fl
                              Rockville, MD  20817-1876

                              Michael Heredia
                              Telecopy: 310-571-0719
                              Telephone: 310-571-0724

                              CHIAO TUNG BANK CO., LTD., NEW YORK AGENCY


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              One World Financial Center, 30th Floor
                              200 Liberty Street
                              New York, NY  10281

                              Attention:  Carbin Lin
                              Telecopy:  (212) 285-2922
                              Telephone: (212) 285-2666

                              CITY NATIONAL BANK


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              400 North Roxbury Drive, 3rd Floor
                              Beverly Hills, CA  90210

                              Attention:  George Hayrapetian
                              Telecopy:  (310) 888-6152
                              Telephone: (310) 888-6114

                              CREDIT AGRICOLE INDOSUEZ


                              By:______________________________________
                                 Title:


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              520 Madison Avenue
                              8th Floor
                              New York, NY  10022

                              Attention:  Michael Fought
                              Telecopy:  (212) 418-2228
                              Telephone: (212) 418-2254

                              ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN


                              By:______________________________________
                                 Title:


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              280 Park Avenue, 32nd Floor
                              New York, NY  10017

                              Attention:  Anca Trifan
                              Telecopy:  (212) 984-5627
                              Telephone: (212) 984-5631

                              FIRST UNION NATIONAL BANK


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              F.C. 1-8-10-69
                              1339 Chestnut Street
                              Philadelphia, PA  19101

                              Attn: Joan Anderson
                              Telecopy: 215-786-4259
                              Telephone: 215-786-2160

                              GENERAL ELECTRIC CAPITAL CORPORATION


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              GE Capital - Commercial Finance
                              201 High Ridge Road
                              Stamford, CT  06927-5100

                              Attn: Roger M. Burns
                              Telecopy: 203-316-7978
                              Telephone: 203-316-7926

                              HELLER FINANCIAL, INC.


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              500 West Monroe St.
                              Chicago, IL  60661

                              Attn: Patrick Hayes
                              Telecopy: 312-441-7357
                              Telephone: 312-441-7357

                              HIBERNIA NATIONAL BANK


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              313 Carondelet Street
                              New Orleans, LA  70130

                              Attn: Cheryl H. Dererea
                              Telecopy: 504-533-2060
                              Telephone: 504-533-2119

                              IMPERIAL BANK, A CALIFORNIA BANKING CORPORATION


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              9920 South La Cienega Boulevard, Dept. 2405
                              Inglewood, CA  90301

                              Charles Wilmot
                              Telecopy: 310-417-5997
                              Telephone: 310-417-5415

                              NATIONAL BANK OF CANADA, A CANADIAN CHARTERED BANK


                              By:______________________________________
                                 Title:


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              401 East Pratt St, Suite 631
                              Baltimore, MD  21202

                              Attn: Richard Brown
                              Telecopy: 410-727-4314
                              Telephone: 410-837-8359

                              NATIONAL CITY BANK


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              Telecopy:
                              Telephone:

                              THE SAKURA BANK LIMITED


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              277 Park Avenue, 45th Fl
                              New York, NY  10172

                              Attn: Yoshikazu Nagura
                              Telecopy: 212-888-7651
                              Telephone: 212-756-6804

                              SOUTHERN PACIFIC BANK


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              12300 Wilshire Blvd.
                              Los Angeles, CA 90025

                              Attn: Cheryl Wasilewski
                              Telecopy: 310-207-4067
                              Telephone: 310-442-3351

                              THE SUMITOMO BANK, LIMITED


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              277 Park Avenue, 6th Floor
                              New York, NY  10017

                              Attn:  Greg Aptman
                              Telecopy: 212-224-4834
                              Telephone: 212-224-4131

                              THE MITSUBISHI TRUST & BANKING CORPORATION


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              520 Madison Avenue
                              New York, NY  10022

                              Attn: Paul Arzouian
                              Telecopy: 212-644-6825
                              Telephone: 212-891-8425

                              CYPRESSTREE INVESTMENT MANAGEMENT COMPANY,
                              As: Attorney-in-Fact and on behalf of
                              First Allmerica Financial
                              Life Insurance Company as Portfolio
                              Manager


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              125 High Street, 14th Floor
                              Boston, MA 02110

                              Attn: Timothy Barnes

                              Telecopy: 617-946-5697
                              Telephone:617-946-0600

                              ALLSTATE INSURANCE COMPANY


                              By:______________________________________
                                 Title:


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              3075 Sanders Road
                              Northbrook, IL  60062-7127

                              Attn: Kirstin Eichmann
                              Telecopy: 847-402-3092
                              Telephone: 847-402-9327

                              ALLSTATE LIFE INSURANCE COMPANY


                              By:______________________________________
                                 Title:


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              3075 Sanders Road
                              Northbrook, IL  60062-7127

                              Attn: Kirstin Eichmann
                              Telecopy: 847-402-3092
                              Telephone: 847-402-9327

                              BALANCED HIGH-YIELD FUND I LTD.
                              by: BHF-BANK AKTIENGESELLSCHAFT, acting
                              through its New York
                              Branch , as attorney-in-fact


                              By:______________________________________
                                 Title:


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              c/o BHF-Bank
                              590 Madison Ave, 30th Fl
                              New York, NY

                              Attn: Linda Pace
                              Telecopy: 212-756-5536
                              Telephone: 212-756-5915

                              CYPRESS TREE INVESTMENT FUND, LLC


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              Telecopy:
                              Telephone:

                              DEEPROCK & COMPANY
                              by: Eaton Vance Management, as Investment Advisor


                              By:______________________________________
                                 Title:



                              Address for Notices:

                              c/o Boston Management and Research
                              24 Federal Street, 6th Floor
                              Boston, MA  02110

                              Attn: Gretchen Bergstresser
                              Telecopy: 617-695-9594
                              Telephone: 617-654-8404

                              FIRST COMMERCIAL BANK, NEW YORK


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              2 World Trade Center, Suite 7868
                              New York, NY  10048

                              Attn: Helen Tong
                              Telecopy: 212-432-7250
                              Telephone: 212-432-6590

                              KZH-ING-2 CORPORATION


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              c/o The Chase Manhattan Bank
                              450 West 33rd St, 15th Fl
                              New York, NY   10001

                              Attn: Virginia Conway
                              Telecopy: 212-946-7776
                              Telephone: 212-946-7575

                              KZH - SOLEIL-2 CORPORATION


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              c/o The Chase Manhattan Bank
                              450 West 33rd St, 15th Fl
                              New York, NY  10001

                              Attn: Virginia Conway
                              Telecopy: 212-946-7776
                              Telephone: 212-946-7575

                              NATIONAL WESTMINSTER BANK PLC
                              by: NatWest Capital Markets, Limited, its agent by: Greenwich Capital Markets , Inc., its agent


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              c/o American Money Management Corp.
                              One East Fourth St, 3rd Fl
                              Cincinnati, OH  45202

                              Attn: David Taylor
                              Telecopy: 513-579-2910
                              Telephone: 513-579-2194

                              PARIBAS CAPITAL FUNDING LLC


                              By:______________________________________
                                 Title:


                              Address for Notices:

                              787 Seventh Avenue, 32nd Fl
                              New York, NY  10019

                              Attn: Michael Weinberg
                              Telecopy: 212-841-2144
                              Telephone: 212-841-2544

                              PRIME INCOME TRUST

                              By:______________________________________
                                 Title:


                              Address for Notices:

                              c/o Dean Witter InterCapital, Inc.
                              Two World Trade Center, 72nd Fl
                              New York, NY  10048

                              Attn: Sheila Finnerty
                              Telecopy: 212-392-5345
                              Telephone: 212-392-5686

                              VAN KAMPEN AMERICAN CAPITAL PRIME
                              RATE INCOME TRUST

                              By:______________________________________
                                 Title:

                              Address for Notices:

                              Van Kampen American Capital
                              One Parkview Plaza
                              Oakbrook Terrace, IL  60181

                              Attn: Sean Kelley
                              Telecopy: 630-684-6740
                              Telephone: 630-684-6262

                              and

                              State Street Bank & Trust
                              Corporate Trust Department
                              P.O. Box 778
                              Boston, MA  02102

                              Attn: Sean Emerson
                              Telecopy: 617-664-5366
                              Telephone: 617-664-5481

                              VAN KAMPEN AMERICAN CAPITAL SENIOR
                              FLOATING RATE FUND

                              By:______________________________________
                                 Title:

                              Address for Notices:

                              Van Kampen American Capital
                              One Parkview Plaza
                              Oakbrook Terrace, IL  60181

                              Attn: Sean Kelley
                              Telecopy: 630-684-6740
                              Telephone: 630-684-6262

                              and

                              State Street Bank & Trust
                              Corporate Trust Department
                              P.O. Box 778
                              Boston, MA  02102

                              Attn: Sean Emerson
                              Telecopy: 617-664-5366
                              Telephone: 617-664-5481

                              KZH-IV CORPORATION

                              By:______________________________________
                                 Title:

                              Address for Notices:

                              450 W.33rd Street
                              15th Floor
                              New York, New York  10001-2697

                              Attn: Virginia R. Conway
                              Telecopy: 212-946-7776
                              Telephone: 212-946-7575

                              KZH-CYPRESSTREE-1 CORPORATION

                              By:______________________________________
                                 Title:

                              Address for Notices:

                              450 W.33rd Street
                              15th Floor
                              New York, New York  10001-2697

                              Attn: Virginia R. Conway
                              Telecopy: 212-946-7776
                              Telephone: 212-946-7575

                              KZH CRESCENT-2 CORPORATION

                              By:______________________________________
                                 Title:

                              Address for Notices:

                              450 W.33rd Street
                              15th Floor
                              New York, New York  10001-2697

                              Attn: Virginia R. Conway
                              Telecopy: 212-946-7776
                              Telephone: 212-946-7575

                              KZH-ING-2 CORPORATION

                              By:______________________________________
                                 Title:

                              Address for Notices:

                              450 W.33rd Street
                              15th Floor
                              New York, New York  10001-2697

                              Attn: Virginia R. Conway
                              Telecopy: 212-946-7776
                              Telephone: 212-946-7575

                                                                      Schedule I



                      Commitments and Addresses

                                                                     Schedule II




                 Applicable Margin and Commitment Fee Step-Downs

Step-Downs for Revolving Credit Loans, Tranche A Term Loans, Multi-Draw Term
                           Loans and Commitment Fees



               Leverage               Eurodollar Loans           ABR Loans
                Ratio                 Applicable Margin      Applicable Margin     Commitment Fee
              ---------              ------------------     ------------------     ----------------

        greater than 5.00 to 1              2.25%                  1.25%               0.500%

        greater than 4.50 to 1              2.00%                  1.00%               0.500%

        greater than 4.00 to 1              1.75%                  0.75%               0.375%

        greater than 3.50 to 1              1.50%                  0.50%               0.375%
                                                                   -----

        greater than 3.00 to 1              1.25%                  0.25%               0.300%

    less than or equal to 3.00 to           1.00%                  0.00%               0.300%
                  1




                       Step-Downs for Tranche B Term Loans

                                         Eurodollar Loans
                Leverage                    Applicable            ABR Loans Applicable
                  Ratio                       Margin                     Margin
                ---------                -------------------       ----------------------

greater than 5.00 to 1                         2.50%                      1.50%

greater than 4.50 to 1                         2.25%                      1.25%

greater than 4.00 to 1                         2.00%                      1.00%

greater than 3.50 to 1                         2.00%                      1.00%

greater than 3.00 to 1                         2.00%                      1.00%

less than or equal to 3.00 to 1                2.00%                      1.00%


                                  Schedule III
                               to Credit Agreement



    Indicative Terms of Permitted Receivables Securitizations



Transaction Summary:   The Borrower may establish, directly or indirectly, one
                        or more special purpose, bankruptcy remote subsidiaries (collectively, the "Receivables Company") that will purchase, on a revolving basis, all or a designated portion of the trade account receivables, together with any designated assets related to such receivables such as agreements, security arrangements, guarantees and other related assets (collectively, the "Receivables"), generated by the Borrower and its subsidiaries. The purchases of the Receivables by the Receivables Company will be financed in part by the creation of a receivables facility, with or without external credit enhancement, in which ownership interests in, or notes, commercial paper, certificates or other debt instruments secured by or representing beneficial interests in the Receivables (such ownership interests, notes, commercial paper, certificates or instruments, the "Receivables Securities") will be sold in one or more registered public offerings, private placements, or other available capital markets transactions by the Receivables Company or an unaffiliated special purpose entity. If the financing is provided through an unaffiliated special purpose entity, the Borrower may or may not elect to create a Receivables Company to implement the transaction.

Interest Rate on
Receivables Securities: Under the terms of the definitive documentation for the creation and issuance of the Receivables Securities (the "Receivables Facility Documents"), the Receivables Securities will bear interest or have an equivalent yield thereon at a rate that at the time of issuance the Borrower reasonably expects to be less than the interest rate provided for on the Revolving Credit Loans (including, in the case of a fixed rate offering of Receivables Securities, the interest rate swap equivalent in respect thereof on the date of issuance thereof).

Limited Recourse:       The transfer of Receivables by the Borrower to the
                        Receivables Company will be made with limited recourse.
                        The Borrower may be liable under the Receivables
                        Facility

                        Documents for customary recourse events, and in any event may be liable for (a) the breach of certain representations and warranties (consistent with similar financing transactions of this type) set forth therein,
                        (b) the aggregate amount of any dilution with respect to any transferred Receivables, (c) its other agreements and obligations (consistent with similar financing transactions of this type) under the Receivables Facility Documents, (d) any obligations incurred in respect of any underwriting or placement agency agreements entered into in connection with the offering of the Receivables Securities, (e) its servicing obligations and (f) customary indemnification and repurchase provisions.

Default/Termination/
Amortization Events
Under the Receivables
Facility Documents:     The Receivables Facility Documents may contain customary
                        defaults/termination/amortization events, and in any event may contain the following defaults/termination/amortization events: failure to pass certain performance tests, including maintenance of a minimum amount of eligible receivables outstanding or generated during a specified period, a maximum dilution ratio, delinquency ratio, default ratio, and maximum days sales outstanding ratio; nonpayment of amounts when due; violation of covenants; failure of any representation or warranty to be true in all material respects; cross-acceleration to Borrower's credit facilities; bankruptcy events with respect to all parties to the transaction; change in control; material judgments; tax and ERISA matters; and actual or asserted
                        (by the Borrower, the Receivables Company or any of their affiliates) invalidity of any Receivables Facility
                        Documents or security or beneficial interests thereunder; and such other events as are required by any rating agency rating the Receivables Securities.

                                                                     Schedule IV

                                Equity Investors

                           CDR-PC Acquisition, L.L.C.

                                                                      Schedule V

                              Subsidiary Guarantors

                                                                     Schedule VI

                         Blue Star Subsidiary Guarantors

                                                                      SCHEDULE I
                              LENDERS; COMMITMENTS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Multi-Draw          Tranche A       Tranche B
                                                            Revolving Credit      Term Loan          Term Loan       Term Loan
                           Lender                              Commitment        Commitment         Commitment      Commitment
-----------------------------------------------------------------------------------------------------------------------------------

The Chase Manhattan Bank                                      $16,545,454.55     $15,636,389.64    $ 6,818,181.82   $347,000,000.00

Bankers Trust Company                                         $15,909,090.91     $12,727,272.73    $ 6,363,636.36    $31,000,000.00

Merrill Lynch Capital Corporation                             $15,000,000.00     $12,000,000.00    $ 6,000,000.00    $11,000,000.00

Barclays Bank PLC                                             $13,636,363.64     $10,909,080.91    $ 5,454,545.45    $10,000,000.00

Bank of America National Trust and Savings Association        $13,636,363.64     $10,909,080.91    $ 5,454,545.45    $10,000,000.00

Citicorp USA, Inc.                                            $13,636,363.64     $10,909,080.91    $ 5,454,545.45    $10,000,000.00

BHF - Bank Aktiengesellschaft                                 $13,636,363.64     $10,909,080.91    $ 5,454,545.45    $10,000,000.00

NationsBank, N.A.                                             $13,636,363.64     $10,909,080.91    $ 5,454,545.45

The Bank of New York                                          $11,363,636.36     $ 9,090,909.09    $ 4,545,454.55

General Electric Capital Corporation                          $11,363,636.36     $ 9,090,909.09    $ 4,545,454.55    $10,000,000.00

National Bank of Canada, A Canadian Chartered Bank            $11,363,636.36     $ 9,090,909.09    $ 4,545,454.55

Southern Pacific Bank                                         $11,363,636.36     $ 9,090,909.09    $ 4,545,454.55

Credit Agricole Indosuez                                      $ 9,090,909.09     $ 7,272,727.27    $ 3,636,363.64

First Union National Bank                                     $ 6,818,181.82     $ 5,454,545.45    $ 2,727,272.73

The Mitsubishi Trust & Banking Corporation                    $ 6,818,181.82     $ 5,454,545.45    $ 2,727,272.73

City National Bank                                            $ 6,818,181.82     $ 5,454,545.45    $ 2,727,272.73

Chiao Tung Bank Co., Ltd., New York Agency                    $ 6,818,181.82     $ 5,454,545.45    $ 2,727,272.73

Heller Financial, Inc.                                        $ 6,818,181.82     $ 5,454,545.45    $ 2,727,272.73

Erste Bank Der Oesterreichischen Sparkassen                   $ 6,818,181.82     $ 5,454,545.45    $ 2,727,272.73

Hibernia National Bank                                        $ 6,818,181.82     $ 5,454,545.45    $ 2,727,272.73

The Sakura Bank Limited                                       $ 6,818,181.82     $ 5,454,545.45    $ 2,727,272.73

First Commerical Bank, New York                               $ 8,000,000.00     $ 4,000,000.00    $ 3,000,000.00

National City Bank                                            $ 4,545,454.55     $ 3,636,363.64    $ 1,818,181.82

The Sumitomo Bank Limited                                     $ 4,545,454.55     $ 3,636,363.64    $ 1,818,181.82    $ 5,000,000.00

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Multi-Draw          Tranche A       Tranche B
                                                            Revolving Credit      Term Loan          Term Loan       Term Loan
                           Lender                              Commitment        Commitment         Commitment      Commitment
-----------------------------------------------------------------------------------------------------------------------------------

BankBoston, N.A.                                              $ 4,545,454.55     $ 3,636,363.64    $ 1,818,181.82    $ 5,000,000.00

Imperial Bank, a California Banking Corporation               $ 3,636,363.64     $ 2,909,090.91    $ 1,454,545.45

KZH - IV Corporation                                                                                                 $65,000,000.00

Van Kampen American Capital Prime Rate Income Trust                                                                  $45,000,000.00

Prime Income Trust                                                                                                   $20,000,000.00

KZH - Soleil - 2 Corporation                                                                                         $15,000,000.00

National Westminster Bank PLC                                                                                        $15,000,000.00

KZH - ING - 2 Corporation                                                                                            $10,000,000.00

Paribas Capital Funding LLC                                                                                          $10,000,000.00

Van Kampen American Capital Senior Floating Rate                                                                     $10,000,000.00
Fund

Allstate Insurance Company                                                                                            $6,666,666.67

KZH - CypressTree - 1 Corporation                                                                                     $8,000,000.00

Balanced High-Yield Fund I Ltd.                                                                                       $5,000,000.00

KZH - Crescent 2 Corporation                                                                                          $5,000,000.00

First Allmerica Financial Life Insurance                                                                              $5,000,000.00

Allstate Life Insurance Company                                                                                       $3,333,333.33

Cypress Tree Investment Fund, LLC                                                                                     $2,000,000.00

Deeprock & Company                                                                                                    $1,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------
                                                TOTAL        $250,000,000.00    $200,000,000.00   $100,000,000.00   $675,000,000.00
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                  Schedule 9(a)
                                                                  -------------

         I. COVENANTS APPLICABLE TO TRANCHE B TERM LOAN COMMITMENTS AND
                              TRANCHE B TERM LOANS

         As used in this Schedule, the terms defined in part II of this Schedule shall have the meanings set forth therein.

         I.1. Limitation on Indebtedness. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Borrower or any Note Guarantor may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 1.75:1.00 if such Indebtedness is Incurred prior to June 15, 2001 or 2.00:1.00 if such Indebtedness is Incurred thereafter.

         (b) Notwithstanding the foregoing paragraph (a), the Borrower and its Restricted Subsidiaries may Incur the following Indebtedness:

                      (i) Indebtedness Incurred pursuant to the Credit Agreement (including but not limited to Indebtedness in respect of letters of credit or bankers' acceptances issued or created hereunder) and Indebtedness of any Foreign Subsidiary Incurred other than under the Credit Agreement, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to (A) $1,350.0 million, plus (B) the amount, if any, by which the Borrowing Base exceeds $400.0 million, plus (C) in the case of any refinancing of the Credit Agreement or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

                     (ii) Indebtedness (A) of any Restricted Subsidiary to the Borrower or (B) of the Borrower or any Restricted Subsidiary to any Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Borrower or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof;

                    (iii) Indebtedness represented by the Notes (other than any Additional Notes), any Indebtedness (other than the Indebtedness described in clauses (i) or (ii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) above;

                     (iv) Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding an amount equal to 3.5% of Consolidated Total Assets at any time outstanding;

                     (v) Indebtedness of any Foreign Subsidiary Incurred for working capital purposes;

                     (vi) (A) Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Borrower or any Restricted Subsidiary (other than any Indebtedness incurred by the Borrower or such Restricted Subsidiary, as the case may be, in violation of this Section I.1), or (B) without limiting Section
         I.6 of this Schedule, Indebtedness of the Borrower or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Borrower or any Restricted Subsidiary (other than any Indebtedness Incurred by the Borrower or such Restricted Subsidiary, as the case may be, in violation of the covenant described under this Section I.1);

                    (vii) Indebtedness of the Borrower or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earn-outs or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person (including pursuant to the Strategic Restructuring);

                   (viii) Indebtedness of the Borrower or any Restricted Subsidiary in respect of (A) letters of credit, bankers' acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C) Hedging Obligations entered into for bona fide hedging purposes in the ordinary course of business, or (D) Management Guarantees or (E) the financing of insurance premiums in the ordinary course of business;

                     (ix) Indebtedness of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise incurred in connection with, a Financing Disposition;

                      (x) Indebtedness of any Person that is assumed by the Borrower or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Borrower or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise in connection with, such acquisition), provided that on the date of such acquisition, merger or consolidation, after giving effect thereto, (x) with respect to any such Indebtedness of the Borrower, any Foreign Subsidiary or any Note Guarantor, (A) the Borrower could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above or (B) the Consolidated Coverage Ratio is greater than it was on such date immediately prior to giving effect to such acquisition and (y) with respect to any such

         Indebtedness of any Domestic Subsidiary that is not a Note Guarantor, the Borrower could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above; and any Refinancing Indebtedness with respect to any such Indebtedness;

                     (xi) Indebtedness of any Restricted Subsidiary in an aggregate principal amount at any time outstanding for all such Indebtedness not exceeding (A) an amount equal to 5% of Consolidated Total Assets, provided that either on the date of Incurrence of such Indebtedness after giving effect thereto, the Borrower could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above, or such Indebtedness is Refinancing Indebtedness in respect of any such Indebtedness initially so Incurred, or (B) otherwise, an amount equal to 2.5% of Consolidated Total Assets;

                    (xii) Indebtedness of the Borrower or any Restricted Subsidiary in an amount at any time outstanding not exceeding twice the amount of Excluded Contributions made after the Issue Date, provided that the proceeds of such Indebtedness and the related amount of such Excluded Contributions are used to finance the acquisition of assets from any Person in a Related Business or the merger or consolidation of such a Person into or with the Borrower or any Restricted Subsidiary (including but not limited to payment of any related fees and expenses), or to refinance any such acquisition, merger or consolidation with such Indebtedness being Incurred for such refinancing within nine months of the closing of such acquisition, merger or consolidation; and any Refinancing Indebtedness with respect to any such Indebtedness; and

                   (xiii) Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to 5% of Consolidated Total Assets.

         (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this Section I.1) arising under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, the Borrower, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

         (d) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the

Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to the Credit Agreement shall be calculated based on the relevant currency exchange rate in effect on, at the Borrower's option,
(i) the Issue Date, (ii) any date on which any of the respective commitments under the Credit Agreement shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

         I.2. Limitation on Restricted Payments. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary, directly or indirectly to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Borrower is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Borrower or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Borrower held by Persons other than the Borrower or a Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition or retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Borrower or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Borrower could not incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under Section I.1 of this Schedule; or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive) declared or made subsequent to the Issue Date and then outstanding would exceed the sum of:

                           (A) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from April 25, 1998 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Borrower are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

                           (B) the aggregate Net Cash Proceeds, and fair value
                  (as determined in good faith by the Board of Directors) of property or assets, received (x) by the Borrower as capital contributions to the Borrower after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date (other than Excluded Contributions) or (y) by the Borrower or any Restricted Subsidiary from the issuance and sale by the Borrower or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Borrower (other than Disqualified Stock), plus the amount of cash, property or assets (determined as provided above) received by the Borrower or any Restricted Subsidiary upon such conversion or exchange;

                           (C) the aggregate amount equal to the net reduction
                  in Investments in Unrestricted Subsidiaries resulting from (i) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Borrower or any Restricted Subsidiary from any Unrestricted Subsidiary, or (ii) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Borrower or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date;

                           (D) in the case of any disposition or repayment of
                  any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments and the initial amount of all such Investments; and

                           (E) the aggregate exercise price of all options
                  attributable to shares of Capital Stock purchased in the Equity Tender Offer.

         (b) The provisions of the foregoing paragraph (a) will not prohibit any of the following (each, a "Permitted Payment"):

                      (i) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Borrower or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Borrower (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or a substantially concurrent capital contribution to the Borrower; provided, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (3)(B) of the preceding paragraph (a) and shall not constitute an Excluded Contribution;

                     (ii) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (x) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Indebtedness of the Borrower or Refinancing Indebtedness Incurred in compliance with Section I.1 of this Schedule,
         (y) from Net Available Cash to the extent permitted by Section I.4 of this Schedule or (z) to the extent required by the agreement governing such Subordinated Obligations, following the occurrence of a Change of Control (or other similar event described therein as a "change of control"), but only if the Borrower shall have paid or prepaid the Tranche B Term Loans (except to the extent prepayment has been declined by any Tranche B Term Loan Lender) or obtained a waiver of or a suitable amendment to subsection 10.3(j) of the Credit Agreement;

                    (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph (a);

                     (iv) Investments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions (excluding the amount of Excluded Contributions used to Incur Indebtedness pursuant to clause (xii) of paragraph (b) of Section I.1 of this Schedule);

                      (v) payments by the Borrower to repurchase or otherwise acquire Capital Stock (including any options, warrants or other rights in respect thereof) from Management Investors (including loans, advances, dividends or distributions by the Borrower to a Parent to permit such Parent to make any such repurchase or other acquisition), such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (1) $25.0 million, plus (2) $3.0 million multiplied by the number of calendar years that have commenced since the Issue Date (not to exceed $9.0 million in the aggregate), plus (3) the Net Cash Proceeds received by the Borrower since the Issue Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under clause (3)(B)(x) of the preceding paragraph
         (a) and do not constitute an Excluded Contribution;

                     (vi) the payment by the Borrower of (or loans, advances, dividends or distributions by the Borrower to a Parent to pay) dividends on the common stock or equity of the Borrower (or such Parent) following a public offering of such common stock or equity, in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Borrower in or from such public offering;

                    (vii) Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed $20.0 million (net of repayments of any such loans or advances);

                   (viii) payments by the Borrower or any Restricted Subsidiary to satisfy obligations under the CDR Agreements; and Permitted Parent Payments;

                     (ix) payments by the Borrower, or loans, advances, dividends or distributions by the Borrower to a Parent to make payments, to holders of Capital Stock of the Borrower or such Parent in lieu of issuance of fractional shares of such Capital Stock, not to exceed $100,000 in the aggregate outstanding at any time;

                      (x) dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;

                     (xi)           the Transactions; and

                    (xii) any purchase, redemption, retirement or other acquisition of Capital Stock (x) that is used as consideration in making any Investment that involves an acquisition of a Person, business or assets and that is permitted as a Restricted Payment Transaction or (y) deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof;

provided, that (A) in the case of clauses (iii), (vi), (vii) and (ix), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in the case of clause
(v), at the time of any calculation of the amount of Restricted Payments, the net amount of Permitted Payments that have then actually been made under clause
(v) that is in excess of 50% of the total amount of Permitted Payments then permitted under clause (v) shall be included in such calculation of the amount of Restricted Payments, (C) in all cases other than pursuant to clauses (A) and
(B) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (D) solely with respect to clause (vii), no Default or Event of Default shall have occurred or be continuing at the time of such Permitted Payment after giving effect thereto.

         I.3. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Borrower will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Borrower, (ii) make any loans or advances to the Borrower or (iii) transfer any of its property or assets to the Borrower, except any encumbrance or restriction:

                  (1) pursuant to an agreement or instrument in effect at or entered into on the Issue Date (including, without limitation, the Credit Agreement), the Indenture or the Notes;

                  (2) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or which agreement or instrument is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation), provided that for purposes of this clause (2), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Borrower or a Restricted Subsidiary, as the case may be, when such Person becomes the Successor Company;

                  (3) pursuant to an agreement or instrument (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this covenant or this clause (3) (an "Initial Agreement") or contained in any amendment, supplement or other modification to an Initial Agreement (an "Amendment"); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment are not materially less favorable to the Holders of the Notes taken as a whole than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Borrower);

                  (4) (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Borrower or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and joint ventures and other similar agreements entered into in the ordinary course of business), or
         (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Borrower or any Restricted Subsidiary in any manner material to the Borrower or such Restricted Subsidiary;

                  (5) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

                  (6) required by any applicable law, rule, regulation or order or by any regulatory authority having jurisdiction over the Borrower or any Restricted Subsidiary or any of their business; or

                  (7) pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of

         Section I.1 of this Schedule if the Borrower determines that such encumbrance or restriction will not cause the Borrower not to have the funds necessary to pay the principal of or interest on the Notes, (B) relating to any sale of receivables by a Foreign Subsidiary or (C) relating to Indebtedness of or a Financing Disposition to or by any Receivables Entity.

         I.4 Limitation on Sales of Assets and Subsidiary Stock. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

                      (i) the Borrower or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition involves aggregate consideration in excess of $10.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration),

                     (ii) in the case of any Asset Disposition having a fair market value of $10.0 million or more, at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition of assets, any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Borrower or such Restricted Subsidiary is in the form of cash, and provided that this clause (ii) shall not apply to any Asset Disposition involving assets that accounted for less than two percent of Consolidated EBITDA during the period of the most recent four consecutive fiscal quarters ending prior to the date of such Asset Disposition for which consolidated financial statements of the Borrower are available, and

                    (iii) an amount equal to 100% of the Net Cash Proceeds from such Asset Disposition minus any Reinvested Amount is applied by the Borrower (or any Restricted Subsidiary, as the case may be) as follows:

                           (A) first, to make any prepayment of the Loans and
                  cash collateralization of the L/C Obligations required under subsection 4.4(c) of the Credit Agreement; and

                           (B) second, to the extent of the balance of such Net
                  Cash Proceeds after application in accordance with clause (A) above, to fund (to the extent consistent with any other applicable provision of the Credit Agreement) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations).

         I.5 Limitation on Transactions with Affiliates. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (i) if such Affiliate Transaction involves aggregate consideration in excess of $10.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors. For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors, or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

         (b) The provisions of the preceding paragraph (a) will not apply to:

                      (i)   any Restricted Payment Transaction,

                     (ii) (1) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements,
         (2) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business,
         (3) the payment of fees to directors of the Borrower or any of its Subsidiaries, (4) any transaction with an officer or director in the ordinary course of business not involving more than $250,000 in any one case, or (5) Management Advances and payments in respect thereof,

                  (iii) any transaction with the Borrower, any Restricted Subsidiary, or any Receivables Entity,

                  (iv) any transaction arising out of agreements or instruments in existence on the Issue Date, and any payments made pursuant thereto,

                  (v) execution, delivery and performance of the CDR Agreements, including (1) payment to CDR or any Affiliate of CDR of a fee of $15.0 million plus out-of-pocket expenses in connection with the Transactions, and (2) payment to CDR or any Affiliate of CDR of fees of up to $1.0 million in any fiscal year plus all out-of-pocket expenses incurred by CDR or any such Affiliate in connection with its performance of management consulting, monitoring, financial advisory or other services with respect to the Borrower and its Restricted Subsidiaries,

                     (vi) the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees or expenses paid or payable in connection with the Transactions,

                    (vii) any transaction in the ordinary course of business on terms not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Borrower, and

                   (viii) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Borrower or any Restricted Subsidiary and any Affiliate of the Borrower controlled by the Borrower that is a joint venture or similar entity.

         I.6 Limitation on Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the Issue Date or thereafter acquired, securing any Indebtedness of the Borrower or any Note Guarantor (other than Indebtedness under the Credit Agreement) or (ii) create or permit to exist any Lien (the "Initial Lien") securing the Revolving Credit Loans, the L/C Obligations (except to the extent of cash collateralization therefor as contemplated by the Credit Agreement), the Tranche A Term Loans or the Multi-Draw Terms Loans, or guarantees by any Subsidiary Guarantors thereof or any Refinancing Indebtedness which refinances all or substantially all of such Revolving Credit Loans, L/C Obligations, Tranche A Term Loans, Multi-Draw Term Loans or guarantees by any Subsidiary Guarantors of any such Refinancing Indebtedness, unless contemporaneously therewith effective provision is made to secure the Tranche B Term Loans or the guarantees thereof, equally and ratably for so long as such Initial Lien is in effect. Any such Lien thereby created in favor of the Tranche B Term Loans or guarantees thereof will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person (other than a Subsidiary or the Borrower) of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Borrower or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

                                 II. DEFINITIONS

                  Unless otherwise defined in this Schedule, capitalized terms used in this Schedule (including in other capitalized terms in this Schedule or in other such capitalized terms) have the respective meanings specified in the Senior Subordinated Note Indenture (as defined in the Credit Agreement):

                  "Borrower" has the meaning specified in the Credit Agreement.

                  "Board of Directors" means the board of directors or other governing body of the Borrower or, if the Borrower is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body (or, for purposes of clause (i) of paragraph (a) of Section I.4 of this Schedule, a committee of Officers of the Borrower designated by such board or governing body).

                  "Consolidated Total Assets" means, as of any date of determination, the total assets shown on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith), provided that for purposes of paragraph (b) of Section I.1 of this Schedule and the definition of "Permitted Investment", Consolidated Total Assets shall not be less than $2,006 million.

                  "Credit Agreement" means the Credit Agreement to which this
Schedule is attached and is a part, as amended, modified, or supplemented from time to time.

                  "Excluded Contribution" means Net Cash Proceeds, or the fair value, as determined in good faith by the Board of Directors, of property or assets, received by the Borrower as capital contributions to the Borrower after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Borrower , in each case to the extent designated as an Excluded Contribution pursuant to an Officer's Certificate of the Borrower and not previously included in the calculation set forth in Section I.2 of this Schedule for purposes of determining whether a Restricted Payment may be made.

                  "Issue Date" means the Effective Date, as defined in the Credit Agreement.

                  "L/C Obligations" has the meaning specified in the Credit Agreement.

                  "Loans" has the meaning specified in the Credit Agreement.

                  "Note Guarantor" means a Subsidiary Guarantor.

                  "Reinvested Amount" has the meaning specified in the Credit Agreement.

                  "Subsidiary Guarantee" means, as to any Subsidiary Guarantor, its Guarantee of the Loans.

                  "Subsidiary Guarantor" has the meaning specified in the Credit Agreement.

                  "Subordinated Obligations" means any Indebtedness of the Borrower (whether outstanding on the date of the Credit Agreement or thereafter Incurred) that is expressly subordinated in right of payment to the Tranche B Term Loans pursuant to a written agreement.

                  "Tranche B Term Loan" has the meaning specified in the Credit Agreement.

                  "Tranche B Term Loan Lender" has the meaning specified in the Credit Agreement.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Borrower that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary of the Borrower ) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Restricted Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted in Section I.2 of this Schedule. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation either (x) the Borrower could incur at least $1.00 of additional Indebtedness under paragraph (a) of
Section I.1 of this Schedule or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation. Any such designation by the Board of Directors shall be evidenced to the Agent by promptly filing with the Agent a copy of the resolution of the Borrower's Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

                                                                     EXHIBIT A-1
                                                                     -----------

                          FORM OF REVOLVING CREDIT NOTE


THIS REVOLVING CREDIT NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS REVOLVING CREDIT NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.


$_____________                                                New York, New York
                                                                   June __, 1998


                  FOR VALUE RECEIVED, the undersigned, [U.S. OFFICE PRODUCTS COMPANY, a Delaware corporation] [BLUE STAR GROUP LIMITED, a New Zealand corporation] (the "Borrower"), hereby unconditionally promises to pay to the order of _____________ (the "Lender") and its successors and assigns, at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) _________________________ DOLLARS ($_____________) and (b) the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the undersigned pursuant to subsection 2.1 of the Credit Agreement referred to below, which sum shall be payable on the Termination Date.

                  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in subsection 4.1 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

                  The holder of this Revolving Credit Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Credit Loan.

                  This Revolving Credit Note is one of the Revolving Credit Notes referred to in, and is subject in all respects to, the Credit Agreement, dated as of June __, 1998 (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the several banks and other financial institutions from time to time parties thereto

(including the Lender), The Chase Manhattan Bank, as collateral and administrative agent for such banks and financial institutions, Bankers Trust Company, as syndication agent for such banks and financial institutions and Merrill Lynch Capital Corporation, as documentation agent for such banks and financial institutions, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and in the Loan Documents and is subject to optional and mandatory prepayment in whole or in part as provided therein. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Revolving Credit Note in respect thereof. Each holder hereof, by its acceptance of this Revolving Credit Note, agrees to the terms of, and to be bound by and to observe the provisions applicable to the Lenders contained in, the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  All parties now and hereafter liable with respect to this Revolving Credit Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind under this Revolving Credit Note.

                  THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT
OF LAWS THEREOF.


                                        [U.S. OFFICE PRODUCTS COMPANY


                                         By:                                  ]
                                            Title:



                                        [BLUE STAR GROUP LIMITED


                                        By:                                   ]
                                           Title:

                                                                   Schedule A to
                                                           Revolving Credit Note
                                                           ---------------------


                      LOANS, CONTINUATIONS, CONVERSIONS AND
                         REPAYMENTS OF EURODOLLAR LOANS
                         ------------------------------

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                     Amount of ABR          Interest Period and     Amount of Principal     Amount of Eurodollar
             Amount of Eurodollar    Loans Converted to     Eurodollar Rate with    of Eurodollar Loans     Loans Converted to
Date         Loans                   Eurodollar Loans       Respect Thereto         Repaid                  ABR Loans
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------
---------------------------------------------------
  Unpaid Principal
  Balance of Eurodollar
  Loans                   Notation Made by
---------------------------------------------------
---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------
---------------------------------------------------

                                                                   Schedule B to
                                                           Revolving Credit Note
                                                           ---------------------


                             LOANS, CONVERSIONS AND
                             REPAYMENTS OF ABR LOANS
                             -----------------------


----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                         Amount of Eurodollar                                    Amount of ABR
              Amount of ABR              Loans Converted to ABR      Amount of Principal of      Loans Converted to
Date          Loans                      Loans                       ABR Loans Repaid            Eurodollar Loans
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------
-------------------------------------------------------------

       Unpaid Principal Balance
       of ABR Loans                Notation Made by
-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------
-------------------------------------------------------------

                                                                     EXHIBIT A-2
                                                                     -----------


                             FORM OF SWING LINE NOTE



$____________                                                 New York, New York
                                                                   June __, 1998


                  FOR VALUE RECEIVED, the undersigned, U.S OFFICE PRODUCTS COMPANY, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of THE CHASE MANHATTAN BANK (the "Swing Line Lender") and its successors and assigns, at the office of The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) __________________________ DOLLARS ($____________) and (b) the
aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the undersigned pursuant to subsection 2.5 of the Credit Agreement referred to below, which sum shall be payable on the Termination Date.

                  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in subsection 4.1 of the Credit Agreement until paid in full (both before and after judgment).

                  The holder of this Swing Line Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Swing Line Loan.

                  This Swing Line Note is the Swing Line Note referred to in, and is subject in all respects to, the Credit Agreement, dated as of June __, 1998 (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the several banks and other financial institutions from time to time parties thereto (including the Swing Line Lender), The Chase Manhattan Bank, as collateral and administrative agent for such banks and financial institutions, Bankers Trust Company, as syndication agent for such banks and financial institutions and Merrill Lynch Capital Corporation, as documentation agent for such banks and financial institutions, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and in the Loan Documents and is subject to optional and mandatory prepayment in whole or in part as provided therein. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Swing Line Note in respect thereof. The holder hereof, by its acceptance of this Swing Line Note, agrees to the terms of, and to be bound by and to observe the provisions applicable to the Lenders contained in, the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Swing Line Note shall become, or may be declared to be, immediately due and payable all as provided therein.

                  All parties now and hereafter liable with respect to this Swing Line Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind under this Swing Line Note.

                  THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT
OF LAWS THEREOF.

                          U.S. OFFICE PRODUCTS COMPANY


                          By:
                             Title:

                                                                   Schedule A to
                                                                 Swing Line Note
                                                                 ---------------


                    LOANS AND REPAYMENTS OF SWING LINE LOANS
                    ----------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                Amount of Principal of Swing      Unpaid Principal Balance of
Date             Amount of Swing Line Loans     Line Loans Repaid                 Swing Line Loans                 Notation Made By
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT A-3
                                                                     -----------

                           FORM OF TRANCHE A TERM NOTE


THIS TERM NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS TERM NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.


$____________                                                 New York, New York
                                                                   June __, 1998


                  FOR VALUE RECEIVED, the undersigned, U.S. OFFICE PRODUCTS COMPANY, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________ (the "Lender") and its successors and assigns, at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) ___________________________ DOLLARS ($____________) and (b) the aggregate unpaid principal amount of the Tranche A Term Loan made by the Lender to the undersigned pursuant to subsection 2.6 of the Credit Agreement referred to below, which sum shall be payable in accordance with subsection 2.7(b) of the Credit Agreement in 27 consecutive quarterly installments, commencing December 31, 1998, each such installment to be in an amount equal to the Lender's Tranche A Term Loan Percentage of the amount set forth next to the applicable installment date in such subsection 2.7(b) (or, if less, the aggregate amount of Tranche A Term Loans then outstanding).

                  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in subsection 4.1 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

                  The holder of this Tranche A Term Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Tranche A Term Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Tranche A Term Loan.

                  This Tranche A Term Note is one of the Tranche A Term Notes referred to in, and is subject in all respects to, the Credit Agreement, dated as of June __, 1998 (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the several banks and other financial institutions from time to time parties thereto

(including the Lender), The Chase Manhattan Bank, as collateral and administrative agent for such banks and financial institutions, Bankers Trust Company, as syndication agent for such banks and financial institutions and Merrill Lynch Capital Corporation, as documentation agent for such banks and financial institutions, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and in the Loan Documents and is subject to optional and mandatory prepayment in whole or in part as provided therein. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Tranche A Term Note in respect thereof. Each holder hereof, by its acceptance of this Tranche A Term Note, agrees to the terms of, and to be bound by and observe the provisions applicable to the Lenders contained in, the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Tranche A Term Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  All parties now and hereafter liable with respect to this Tranche A Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind under this Tranche A Term Note.

                  THIS TRANCHE A TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                          U.S. OFFICE PRODUCTS COMPANY


                          By:
                             Title:

                                                                   Schedule A to
                                                             Tranche A Term Note
                                                             -------------------


                      LOANS, CONTINUATIONS, CONVERSIONS AND
                         REPAYMENTS OF EURODOLLAR LOANS
                      -------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                    Amount of ABR           Interest Period         Amount of Principal     Amount of Eurodollar
             Amount of Eurodollar   Loans Converted to      and Eurodollar Rate     of Eurodollar Loans     Loans Converted to
Date         Loans                  Eurodollar Loans        with Respect Thereto    Repaid                  ABR Loans
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------
--------------------------------------------------
 Unpaid Principal
 Balance of Eurodollar
 Loans                   Notation Made by
--------------------------------------------------
--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------
--------------------------------------------------

                                                                   Schedule B to
                                                             Tranche A Term Note
                                                             -------------------



                             LOANS, CONVERSIONS AND
                             REPAYMENTS OF ABR LOANS
                             -----------------------

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                       Amount of Eurodollar        Amount of ABR
              Amount of ABR            Loans Converted to ABR      Amount of Principal of       Loans Converted to
Date          Loans                    Loans                       ABR Loans Repaid             Eurodollar Loans
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------
------------------------------------------------------------

    Unpaid Principal Balance
    of ABR Loans                Notation Made by
------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------
------------------------------------------------------------

                                                                     EXHIBIT A-4
                                                                     -----------


                           FORM OF TRANCHE B TERM NOTE


THIS TERM NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS TERM NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$_____________                                                New York, New York
                                                                   June __, 1998


                  FOR VALUE RECEIVED, the undersigned, U.S. OFFICE PRODUCTS COMPANY, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________ (the "Lender") and its successors and assigns, at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) ___________________________ DOLLARS ($_____________) and (b) the
aggregate unpaid principal amount of the Tranche B Term Loan made by the Lender to the undersigned pursuant to subsection 2.6 of the Credit Agreement referred to below, which sum shall be payable in accordance with subsection 2.8(b) of the Credit Agreement in 31 consecutive quarterly installments, commencing December 31, 1998, each such installment to be in an amount equal to the Lender's Tranche B Term Loan Percentage of the amount set forth next to the applicable installment date in such subsection 2.8(b) (or, if less, the aggregate amount of Tranche B Term Loans then outstanding).

                  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in subsection 4.1 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

                  The holder of this Tranche B Term Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Tranche B Term Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Tranche B Term Loan.

                  This Tranche B Term Note is one of the Tranche B Term Notes referred to in, (and is subject in all respects to,) the Credit Agreement, dated as of June __, 1998 (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the several banks and other financial institutions from time to time parties thereto

(including the Lender), The Chase Manhattan Bank, as collateral and administrative agent for such banks and financial institutions, Bankers Trust Company, as syndication agent for such banks and financial institutions and Merrill Lynch Capital Corporation, as documentation agent for such banks and financial institutions, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and in the Loan Documents and is subject to optional and mandatory prepayment in whole or in part as provided therein. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Tranche B Term Note in respect thereof. Each holder hereof, by its acceptance of this Tranche B Term Note, agrees to the terms of, and to be bound by and to observe the provisions applicable to the Lenders contained in, the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Tranche B Term Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  All parties now and hereafter liable with respect to this Tranche B Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind under this Tranche B Term Note.

                  THIS TRANCHE B TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT
OF LAWS THEREOF.

                          U.S. OFFICE PRODUCTS COMPANY


                          By:
                              Title:

                                                                   Schedule A to
                                                             Tranche B Term Note
                                                             -------------------


                      LOANS, CONTINUATIONS, CONVERSIONS AND
                         REPAYMENTS OF EURODOLLAR LOANS
                         ------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                     Amount of ABR          Interest Period and     Amount of Principal     Amount of Eurodollar
             Amount of Eurodollar    Loans Converted to     Eurodollar Rate with    of Eurodollar Loans     Loans Converted to
Date         Loans                   Eurodollar Loans       Respect Thereto         Repaid                  ABR Loans
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------
-------------------------------------------------
  Unpaid Principal
  Balance of Eurodollar
  Loans                   Notation Made by
-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------
-------------------------------------------------

                                                                   Schedule B to
                                                             Tranche B Term Note
                                                             -------------------



                             LOANS, CONVERSIONS AND
                             REPAYMENTS OF ABR LOANS
                             -----------------------


-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                          Amount of Eurodollar                                     Amount of ABR Loans
              Amount of ABR               Loans Converted to ABR       Amount of Principal of      Converted to Eurodollar
Date          Loans                       Loans                        ABR Loans Repaid            Loans
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------
------------------------------------------------------

  Unpaid Principal Balance
  of ABR Loans                 Notation Made by
------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------
------------------------------------------------------

                                                                     EXHIBIT A-5
                                                                     -----------

                          FORM OF MULTI-DRAW TERM NOTE


THIS TERM NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS TERM NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.


$____________                                                 New York, New York
                                                                   June __, 1998


                  FOR VALUE RECEIVED, the undersigned, U.S. OFFICE PRODUCTS COMPANY, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________ (the "Lender") and its successors and assigns, at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) ___________________________ DOLLARS ($____________) and (b) the aggregate unpaid principal amount of the Multi-Draw Term Loan made by the Lender to the undersigned pursuant to subsection 2.6 of the Credit Agreement referred to below, which sum shall be payable in accordance with subsection 2.9(b) of the Credit Agreement in 16 consecutive quarterly installments, commencing September 30, 2001, each such installment to be in an amount equal to the Lender's Multi-Draw A Term Loan Percentage of the amount set forth next to the applicable installment date in such subsection 2.9(b) (or, if less, the aggregate amount of Multi-Draw Term Loans then outstanding).

                  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in subsection 4.1 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

                  The holder of this Multi-Draw Term Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Multi-Draw Term Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Multi-Draw Term Loan.

                  This Multi-Draw Term Note is one of the Multi-Draw Term Notes referred to in, and is subject in all respects to, the Credit Agreement, dated as of June __, 1998 (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the several banks and other financial institutions from time to time parties thereto

(including the Lender), The Chase Manhattan Bank, as collateral and administrative agent for such banks and financial institutions, Bankers Trust Company, as syndication agent for such banks and financial institutions and Merrill Lynch Capital Corporation, as documentation agent for such banks and financial institutions, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and in the Loan Documents and is subject to optional and mandatory prepayment in whole or in part as provided therein. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Multi-Draw Term Note in respect thereof. Each holder hereof, by its acceptance of this Multi-Draw Term Note, agrees to the terms of, and to be bound by and observe the provisions applicable to the Lenders contained in, the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Multi-Draw Term Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  All parties now and hereafter liable with respect to this Multi-Draw Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind under this Multi-Draw Term Note.

                  THIS MULTI-DRAW TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                          U.S. OFFICE PRODUCTS COMPANY

                          By:
                             Title:

                                                                   Schedule A to
                                                            Multi-Draw Term Note
                                                            --------------------


                      LOANS, CONTINUATIONS, CONVERSIONS AND
                         REPAYMENTS OF EURODOLLAR LOANS
                         ------------------------------

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                    Amount of ABR           Interest Period         Amount of Principal     Amount of Eurodollar
             Amount of Eurodollar   Loans Converted to      and Eurodollar Rate     of Eurodollar Loans     Loans Converted to
Date         Loans                  Eurodollar Loans        with Respect Thereto    Repaid                  ABR Loans
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------
---------------------------------------------------
  Unpaid Principal
  Balance of Eurodollar
  Loans                     Notation Made by
---------------------------------------------------
---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------
---------------------------------------------------

                                                                   Schedule B to
                                                            Multi-Draw Term Note
                                                            --------------------



                             LOANS, CONVERSIONS AND
                             REPAYMENTS OF ABR LOANS
                             -----------------------

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                         Amount of Eurodollar                                   Amount of ABR
              Amount of ABR              Loans Converted to ABR      Amount of Principal of     Loans Converted to
Date          Loans                      Loans                       ABR Loans Repaid           Eurodollar Loans
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------
---------------------------------------------------------
 Unpaid Principal Balance
 of ABR Loans                Notation Made by
---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------
---------------------------------------------------------

                                                                     EXHIBIT A-6
                                                                     -----------


                        FORM OF QFL REVOLVING CREDIT NOTE


THIS QFL REVOLVING CREDIT NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS QFL REVOLVING CREDIT NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.



$_____________                                                New York, New York
                                                                   June __, 1998


                  FOR VALUE RECEIVED, the undersigned, U.S OFFICE PRODUCTS COMPANY, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________ (the "Lender") and its successors and assigns, at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) __________________________ DOLLARS ($_____________) and (b) the aggregate unpaid principal amount of the Revolving Credit Loans made by the Lender to the undersigned pursuant to subsection 2.1 of the Credit Agreement referred to below, which sum shall be payable on the Termination Date.

                  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in subsection 4.1 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

                  The holder of this QFL Revolving Credit Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Credit Loan.

                  This QFL Revolving Credit Note is one of the QFL Revolving Credit Notes referred to in, and is subject in all respects to, the Credit Agreement, dated as of June __, 1998 (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the several banks and other financial institutions from time to time parties thereto (including the Lender), The Chase Manhattan Bank, as collateral and administrative agent for such banks and financial institutions, Bankers Trust Company, as syndication agent for such banks and financial institutions and Merrill Lynch Capital Corporation, as documentation agent for such banks and financial institutions, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and in the Loan Documents and is subject to optional and mandatory prepayment in whole or in part as provided therein. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this QFL Revolving Credit Note in respect thereof. Each holder hereof, by its acceptance of this QFL Revolving Credit Note, agrees to the terms of, and to be bound by and to observe the provisions applicable to the Lenders contained in, the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  As provided in subsection 12.6(c) of the Credit Agreement, this QFL Revolving Credit Note and the obligations evidenced hereby may be assigned in whole or in part only by registration of such assignment of this QFL Revolving Credit Note and the obligations evidenced hereby on the Register described in subsection 12.6(d) of the Credit Agreement. Any assignment of all or part of such obligations and this QFL Revolving Credit Note evidencing the same shall be registered on the Register only upon surrender for registration of assignment of this QFL Revolving Credit Note evidencing such obligations, duly endorsed by (or accompanied by a written instrument of assignment duly executed by) the holder of this QFL Revolving Credit Note, and thereupon one or more new QFL Revolving Credit Notes in the same aggregate principal amount shall be issued to the designated Assignee or Assignees and this QFL Revolving Credit Note shall be returned to the Borrower marked "cancelled". No assignment of this QFL Revolving Credit Note and the obligations evidenced hereby shall be effective unless such assignment shall have been recorded in the Register as provided herein and in subsection 12.6(e) of the Credit Agreement. This QFL Revolving Credit Note may not be exchanged for promissory notes that are not QFL Revolving Credit Notes.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this QFL Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  All parties now and hereafter liable with respect to this QFL Revolving Credit Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind under this QFL Revolving Credit Note.

                  THIS QFL REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.


                          U.S. OFFICE PRODUCTS COMPANY


                          By:
                             Title:

                                                               Schedule A to QFL
                                                           Revolving Credit Note
                                                           ---------------------


                      LOANS, CONTINUATIONS, CONVERSIONS AND
                         REPAYMENTS OF EURODOLLAR LOANS
                         ------------------------------


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                    Amount of ABR           Interest Period         Amount of Principal     Amount of Eurodollar
             Amount of Eurodollar   Loans Converted to      and Eurodollar Rate     of Eurodollar Loans     Loans Converted to
Date         Loans                  Eurodollar Loans        with Respect Thereto    Repaid                  ABR Loans
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------
---------------------------------------------------
  Unpaid Principal
  Balance of Eurodollar
  Loans                     Notation Made by
---------------------------------------------------
---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------
---------------------------------------------------

                                                               Schedule B to QFL
                                                           Revolving Credit Note
                                                           ---------------------


                             LOANS, CONVERSIONS AND
                             REPAYMENTS OF ABR LOANS
                             -----------------------


--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                         Amount of Eurodollar                                   Amount of ABR
              Amount of ABR              Loans Converted to ABR      Amount of Principal of     Loans Converted to
Date          Loans                      Loans                       ABR Loans Repaid           Eurodollar Loans
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------
---------------------------------------------------------
 Unpaid Principal Balance
 of ABR Loans                Notation Made by
---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------
---------------------------------------------------------

                                                                     EXHIBIT A-7
                                                                     -----------


                         FORM OF QFL TRANCHE A TERM NOTE


THIS QFL TRANCHE A TERM NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS QFL TRANCHE A TERM NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.


$____________                                                 New York, New York
                                                                   June __, 1998


                  FOR VALUE RECEIVED, the undersigned, U.S. OFFICE PRODUCTS COMPANY, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________ (the "Lender") and its successors and assigns, at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) __________________________ DOLLARS ($____________) and (b) the aggregate unpaid principal amount of the Tranche A Term Loan made by the Lender to the undersigned pursuant to subsection 2.6 of the Credit Agreement referred to below, which sum shall be payable in accordance with subsection 2.7(b) of the Credit Agreement in 27 consecutive quarterly installments, commencing December 31, 1998, each such installment to be in an amount equal to the Lender's Tranche A Term Loan Percentage of the amount set forth next to the applicable installment date in such subsection 2.7(b) (or, if less, the aggregate amount of Tranche A Term Loans then outstanding).

                  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in subsection 4.1 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

                  The holder of this QFL Tranche A Term Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Tranche A Term Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Tranche A Term Loan.

                  This QFL Tranche A Term Note is one of the QFL Tranche A Term Notes referred to in, and is subject in all respects to, the Credit Agreement, dated as of June __, 1998

(as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the several banks and other financial institutions from time to time parties thereto (including the Lender), The Chase Manhattan Bank, as [collateral and] administrative agent for such banks and financial institutions, Bankers Trust Company, as syndication agent for such banks and financial institutions and Merrill Lynch Capital Corporation, as documentation agent for such banks and financial institutions, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and in the Loan Documents and is subject to optional and mandatory prepayment in whole or in part as provided therein. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this QFL Tranche A Term Note in respect thereof. Each holder hereof, by its acceptance of this QFL Tranche A Term Note, agrees to the terms of, and to be bound by and to observe the provisions applicable to the Lenders contained in, the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  As provided in subsection 12.6(e) of the Credit Agreement, this QFL Tranche A Term Note and the obligations evidenced hereby may be assigned in whole or in part only by registration of such assignment of this QFL Tranche A Term Note and the obligations evidenced hereby on the Register described in subsection 12.6(d) of the Credit Agreement. Any assignment of all or part of such obligations and this QFL Tranche A Term Note evidencing the same shall be registered on the Register only upon surrender for registration of assignment of this QFL Tranche A Term Note evidencing such obligations, duly endorsed by (or accompanied by a written instrument of assignment duly executed by) the holder of this QFL Tranche A Term Note, and thereupon one or more new QFL Tranche A Term Notes in the same aggregate principal amount shall be issued to the designated Assignee or Assignees and this QFL Tranche A Term Note shall be returned to the Borrower marked "cancelled". No assignment of this QFL Tranche A Term Note and the obligations evidenced hereby shall be effective unless such assignment shall have been recorded in the Register as provided herein and in subsection 12.6(e) of the Credit Agreement. This QFL Tranche A Term Note may not be exchanged for promissory notes that are not QFL Tranche A Term Notes.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this QFL Tranche A Term Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  All parties now and hereafter liable with respect to this QFL Tranche A Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind under this QFL Tranche A Term Note.



                  THIS QFL TRANCHE A TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                         U.S. OFFICE PRODUCTS COMPANY.

                         By:
                            Title:

                                                               Schedule A to QFL
                                                             Tranche A Term Note
                                                             -------------------


                      LOANS, CONTINUATIONS, CONVERSIONS AND
                         REPAYMENTS OF EURODOLLAR LOANS
                         ------------------------------



---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                    Amount of ABR           Interest Period         Amount of Principal     Amount of Eurodollar
             Amount of Eurodollar   Loans Converted to      and Eurodollar Rate     of Eurodollar Loans     Loans Converted to
Date         Loans                  Eurodollar Loans        with Respect Thereto    Repaid                  ABR Loans
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------
---------------------------------------------------
  Unpaid Principal
  Balance of Eurodollar
  Loans                     Notation Made by
---------------------------------------------------
---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------
---------------------------------------------------

                                                               Schedule B to QFL
                                                             Tranche A Term Note
                                                             -------------------



                             LOANS, CONVERSIONS AND
                             REPAYMENTS OF ABR LOANS
                             -----------------------



--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                         Amount of Eurodollar                                   Amount of ABR
              Amount of ABR              Loans Converted to ABR      Amount of Principal of     Loans Converted to
Date          Loans                      Loans                       ABR Loans Repaid           Eurodollar Loans
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------
---------------------------------------------------------
 Unpaid Principal Balance
 of ABR Loans                Notation Made by
---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------
---------------------------------------------------------

                                                                     EXHIBIT A-8
                                                                     -----------

                         FORM OF QFL TRANCHE B TERM NOTE


THIS QFL TRANCHE B TERM NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS QFL TRANCHE B TERM NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.


$_____________                                                New York, New York
                                                                   June __, 1998


                  FOR VALUE RECEIVED, the undersigned, U.S. OFFICE PRODUCTS COMPANY, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________ (the "Lender") and its successors and assigns, at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) __________________________ DOLLARS ($_____________) and (b) the aggregate unpaid principal amount of the Tranche B Term Loans made by the Lender to the undersigned pursuant to subsection 2.6 of the Credit Agreement referred to below, which sum shall be payable in accordance with subsection 2.8(b) of the Credit Agreement in 31 consecutive quarterly installments, commencing December 31, 1998, each such installment to be in an amount equal to the Lender's Tranche B Term Loan Percentage of the amount set forth next to the applicable installment date in such subsection 2.8(b) (or, if less, the aggregate amount of Tranche B Term Loans then outstanding).

                  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in subsection 4.1 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

                  The holder of this QFL Tranche B Term Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Tranche B Term Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Tranche B Term Loan.


                  This QFL Tranche B Term Note is one of the QFL Tranche B Term Notes referred to in the Credit Agreement, dated as of June __, 1998 (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the several banks and other financial institutions from time to time parties thereto (including the Lender), The Chase Manhattan Bank, as collateral and administrative agent for such banks and financial institutions, Bankers Trust Company, as syndication agent for such banks and financial institutions and Merrill Lynch Capital Corporation, as documentation agent for such banks and financial institutions, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and in the Loan Documents and is subject to optional and mandatory prepayment in whole or in part as provided therein. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this QFL Tranche B Term Note in respect thereof. Each holder hereof, by its acceptance of this QFL Tranche B Term Note, agrees to the terms of, and to be bound by and to observe the provisions applicable to the Lenders contained in, the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  As provided in subsection 12.6(e) of the Credit Agreement, this QFL Tranche B Term Note and the obligations evidenced hereby may be assigned in whole or in part only by registration of such assignment of this QFL Tranche B Term Note and the obligations evidenced hereby on the Register described in subsection 12.6(d) of the Credit Agreement. Any assignment of all or part of such obligations and this QFL Tranche B Term Note evidencing the same shall be registered on the Register only upon surrender for registration of assignment of this QFL Tranche B Term Note evidencing such obligations, duly endorsed by (or accompanied by a written instrument of assignment duly executed by) the holder of this QFL Tranche B Term Note, and thereupon one or more new QFL Tranche B Term Notes in the same aggregate principal amount shall be issued to the designated Assignee or Assignees and this QFL Tranche B Term Note shall be returned to the Borrower marked "cancelled". No assignment of this QFL Tranche B Term Note and the obligations evidenced hereby shall be effective unless such assignment shall have been recorded in the Register as provided herein and in subsection 12.6(e) of the Credit Agreement. This QFL Tranche B Term Note may not be exchanged for promissory notes that are not QFL Tranche B Term Notes.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this QFL Tranche B Term Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  All parties now and hereafter liable with respect to this QFL Tranche B Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind under this QFL Tranche B Term Note.

                  THIS QFL TRANCHE B TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                          U.S. OFFICE PRODUCTS COMPANY



                          By:
                             Title:

                                                               Schedule A to QFL
                                                             Tranche B Term Note
                                                             -------------------


                      LOANS, CONTINUATIONS, CONVERSIONS AND
                         REPAYMENTS OF EURODOLLAR LOANS
                         ------------------------------


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                    Amount of ABR           Interest Period         Amount of Principal     Amount of Eurodollar
             Amount of Eurodollar   Loans Converted to      and Eurodollar Rate     of Eurodollar Loans     Loans Converted to
Date         Loans                  Eurodollar Loans        with Respect Thereto    Repaid                  ABR Loans
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------
---------------------------------------------------
  Unpaid Principal
  Balance of Eurodollar
  Loans                     Notation Made by
---------------------------------------------------
---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------
---------------------------------------------------

                                                               Schedule B to QFL
                                                             Tranche B Term Note
                                                             -------------------

                             LOANS, CONVERSIONS AND
                             REPAYMENTS OF ABR LOANS
                             -----------------------




--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                         Amount of Eurodollar                                   Amount of ABR
              Amount of ABR              Loans Converted to ABR      Amount of Principal of     Loans Converted to
Date          Loans                      Loans                       ABR Loans Repaid           Eurodollar Loans
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------
---------------------------------------------------------
 Unpaid Principal Balance
 of ABR Loans                Notation Made by
---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------
---------------------------------------------------------

                                                                     EXHIBIT A-9
                                                                     -----------


                        FORM OF QFL MULTI-DRAW TERM NOTE


THIS QFL MULTI-DRAW TERM NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS QFL MULTI-DRAW TERM NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.


$____________                                                 New York, New York
                                                                   June __, 1998


                  FOR VALUE RECEIVED, the undersigned, U.S. OFFICE PRODUCTS COMPANY, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________ (the "Lender") and its successors and assigns, at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) __________________________ DOLLARS ($____________) and (b) the aggregate unpaid principal amount of the Multi-Draw Term Loan made by the Lender to the undersigned pursuant to subsection 2.6 of the Credit Agreement referred to below, which sum shall be payable in accordance with subsection 2.9(b) of the Credit Agreement in 16 consecutive quarterly installments, commencing December 31, 2001, each such installment to be in an amount equal to the Lender's Multi-Draw Term Loan Percentage of the amount set forth next to the applicable installment date in such subsection 2.9(b) (or, if less, the aggregate amount of Multi-Draw Term Loans then outstanding).

                  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates set forth in subsection 4.1 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

                  The holder of this QFL Multi-Draw Term Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Multi-Draw Term Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Multi-Draw Term Loan.

                  This QFL Multi-Draw Term Note is one of the QFL Multi-Draw Term Notes referred to in, and is subject in all respects to, the Credit Agreement, dated as of June __, 1998

(as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the several banks and other financial institutions from time to time parties thereto (including the Lender), The Chase Manhattan Bank, as collateral and administrative agent for such banks and financial institutions, Bankers Trust Company, as syndication agent for such banks and financial institutions and Merrill Lynch Capital Corporation, as documentation agent for such banks and financial institutions, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and in the Loan Documents and is subject to optional and mandatory prepayment in whole or in part as provided therein. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this QFL Multi-Draw Term Note in respect thereof. Each holder hereof, by its acceptance of this QFL Multi-Draw Term Note, agrees to the terms of, and to be bound by and to observe the provisions applicable to the Lenders contained in, the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

                  As provided in subsection 12.6(e) of the Credit Agreement, this QFL Multi-Draw Term Note and the obligations evidenced hereby may be assigned in whole or in part only by registration of such assignment of this QFL Multi-Draw Term Note and the obligations evidenced hereby on the Register described in subsection 12.6(d) of the Credit Agreement. Any assignment of all or part of such obligations and this QFL Multi-Draw Term Note evidencing the same shall be registered on the Register only upon surrender for registration of assignment of this QFL Multi-Draw Term Note evidencing such obligations, duly endorsed by (or accompanied by a written instrument of assignment duly executed by) the holder of this QFL Multi-Draw Term Note, and thereupon one or more new QFL Multi-Draw Term Notes in the same aggregate principal amount shall be issued to the designated Assignee or Assignees and this QFL Multi-Draw Term Note shall be returned to the Borrower marked "cancelled". No assignment of this QFL Multi-Draw Term Note and the obligations evidenced hereby shall be effective unless such assignment shall have been recorded in the Register as provided herein and in subsection 12.6(e) of the Credit Agreement. This QFL Multi-Draw Term Note may not be exchanged for promissory notes that are not QFL Multi-Draw Term Notes.

                  Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this QFL Multi-Draw Term Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

                  All parties now and hereafter liable with respect to this QFL Multi-Draw Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind under this QFL Multi-Draw Term Note.

                  THIS QFL MULTI-DRAW TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                         U.S. OFFICE PRODUCTS COMPANY.

                         By:
                            Title:

                                                               Schedule A to QFL
                                                            Multi-Draw Term Note
                                                            --------------------


                      LOANS, CONTINUATIONS, CONVERSIONS AND
                         REPAYMENTS OF EURODOLLAR LOANS
                         ------------------------------


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                    Amount of ABR           Interest Period         Amount of Principal     Amount of Eurodollar
             Amount of Eurodollar   Loans Converted to      and Eurodollar Rate     of Eurodollar Loans     Loans Converted to
Date         Loans                  Eurodollar Loans        with Respect Thereto    Repaid                  ABR Loans
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------
---------------------------------------------------
  Unpaid Principal
  Balance of Eurodollar
  Loans                     Notation Made by
---------------------------------------------------
---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------

---------------------------------------------------
---------------------------------------------------

                                                               Schedule B to QFL
                                                            Multi-Draw Term Note
                                                            --------------------



                             LOANS, CONVERSIONS AND
                             REPAYMENTS OF ABR LOANS
                             -----------------------



--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                        Amount of Eurodollar        Amount of Principal of     Amount of ABR
              Amount of ABR             Loans Converted to ABR      ABR Loans Repaid           Loans Converted to
Date          Loans                     Loans                                                  Eurodollar Loans
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------
---------------------------------------------------------
 Unpaid Principal Balance
 of ABR Loans                Notation Made by
---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------
---------------------------------------------------------

                                                                    EXHIBIT C TO
                                                                CREDIT AGREEMENT
                                                                ----------------

                     FORM OF U.S. TAX COMPLIANCE CERTIFICATE

                  Reference is made to the Loans held by the undersigned, ___________________ (the "Non-U.S. Lender"), pursuant to the Credit
Agreement, dated as of June 9, 1998 (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among U.S. Office Products Company, a Delaware corporation, (the "Borrower"), the several banks and other financial institutions from time to time parties to the Credit Agreement (the "Lenders"), The Chase Manhattan Bank, a New York banking corporation, as collateral agent and administrative agent for the Lenders, Bankers Trust Company, a New York banking corporation, as syndication agent for the Lenders and Merrill Lynch Capital Corporation, a Delaware corporation, as documentation agent for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. The Non-U.S. Lender is providing this certificate pursuant to subsection 4.11(b)(Y) of the Credit Agreement. The Non-U.S. Lender hereby certifies that:

                  (1) The Non-U.S. Lender is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) registered in its name and in respect of which it is providing this certificate;

                  (2) The Non-U.S. Lender is not a "bank" (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code")), is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or any qualification for any exemption from any tax, securities law or other legal requirements;

                  (3) The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

                  (4) The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

                  The Non-U.S. Lender has furnished you with a certficate of its non-U.S person status on Internal Revenue Service Form W-8. By executing this certificate, the Non-U.S. Lender agrees that if the information provided on this certificate changes, the Non-U.S. Lender shall so inform the Borrower and the Administrative Agent in writing within thirty days of such change.

                  IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                             [NAME OF NON-U.S. LENDER]

                                             By:
                                                --------------------------------
                                                [Address]

Date:
     ---------------------

                                                                   EXHIBIT D TO
                                                               CREDIT AGREEMENT
                                                               ----------------
                                     FORM OF
                            PREPAYMENT OPTION NOTICE

Attention of
             ---------------
Telecopy No.
             ---------------
                                                                          [Date]

Ladies and Gentlemen:

                  The undersigned, The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders referred to below, refers to the Credit Agreement, dated as of June __, 1998 (as amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among U.S. Office Products Company, the banks and other financial institutions from time to time parties thereto (the "Lenders"), the Administrative Agent, Bankers Trust Company as syndication agent (in such capacity, the "Syndication Agent") for the Lenders and Merrill Lynch Capital Corporation, as documentation agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrower pursuant to Section 4.4(h) of the Credit Agreement of the Tranche B Prepayment Amount. Amounts applied to prepay the Tranche B Term Loans shall be applied pro rata to the Tranche B Term Loan held by you. The portion of the prepayment amount to be allocated to the Tranche B Term Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:

(A)      Total Tranche B Term Loan Prepayment Amount
                                                     ------------

(B)      Portion of Tranche B Prepayment Amount to be
         received by you                             ------------

(C)      Prepayment Date (10 Business Days after the
         date of this Prepayment Option Notice)
                                                     ------------

                  IF YOU DO NOT WISH TO RECEIVE ALL OF THE TRANCHE B PREPAYMENT AMOUNT TO BE ALLOCATED TO YOU ON THE PREPAYMENT DATE INDICATED IN PARAGRAPH (C) ABOVE, please sign this notice in the space provided below and indicate the percentage of the Tranche B Prepayment Amount otherwise payable which you do not wish to receive. Please return this notice as so completed via telecopy to the attention of ___________________ at ____________________, no later than [10:00] a.m., New York City time, on the Prepayment Date, at telecopy ________________. IF YOU DO NOT RETURN THIS NOTICE, YOU WILL RECEIVE 100% OF THE TRANCHE B PREPAYMENT ALLOCATED TO YOU ON THE PREPAYMENT DATE.

                                              THE CHASE MANHATTAN BANK
                                              as Administrative Agent

                                              By:
                                                  ------------------------
                                                  Name:
                                                  Title:

                                              [LENDER]

                                              By:
                                                  ------------------------
                                              Name:
                                              Title:

Percentage of Tranche B
Prepayment Amount
Declined:          %
         ----------

                                                                    EXHIBIT E TO
                                                                CREDIT AGREEMENT

                                     FORM OF

                                    MORTGAGE

                                      from

                        [SUBSIDIARY GUARANTOR], Mortgagor

                                       to

          THE CHASE MANHATTAN BANK, as Administrative Agent, Mortgagee

                            DATED AS OF JUNE __, 1998

                       After recording, please return to:

                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017

                            ATTN: Amy Jedlicka, Esq.

                                   TABLE OF CONTENTS

                                                                            Page

         Background.........................................................  1

         Granting Clauses...................................................  3

         Terms and Conditions...............................................  6
                  1.  Warranty of Title.....................................  6
                  2.  Payment of Obligations................................  6
                  3.  Requirements..........................................  6
                  4.  Payment of Taxes and Other Impositions................  7
                  5.  Insurance.............................................  8
                  6.  Restrictions on Liens and Encumbrances................ 13
                  7.  Due on Sale and Other Transfer Restrictions........... 13
                  8.  Maintenance; No Alteration; Inspection; Utilities..... 13
                  9.  Condemnation/Eminent Domain........................... 13
                  10.  Restoration.......................................... 14
                  11.  Leases............................................... 14
                  12.  Further Assurances................................... 16
                  13.  Mortgagee's Right to Perform......................... 16
                  14.  Events of Default.................................... 16
                  15.  Remedies............................................. 17
                  16.  Right of Mortgagee to Credit Sale.................... 18
                  17.  Appointment of Receiver.............................. 18
                  18.  Extension, Release, etc.............................. 18
                  19.  Security Agreement under Uniform Commercial Code..... 19
                  20.  Assignment of Rents.................................. 20
                  21.  Additional Rights.................................... 21
                  22.  Changes in Method of Taxation........................ 21
                  23.  Notices.............................................. 21
                  24.  No Oral Modification................................. 21
                  25.  Partial Invalidity................................... 21
                  26.  Mortgagor's Waiver of Rights......................... 22
                  27.  Remedies Not Exclusive............................... 22
                  28.  Multiple Security.................................... 22
                  29.  Successors and Assigns............................... 23
                  30.      No Waivers, etc.................................. 24
                  31.  Governing Law, etc................................... 24
                  32.  Waiver of Trial by Jury.............................. 24
                  33.  Certain Definitions.................................. 24
                  34.  Release of Mortgage.................................. 25
                  35.  Conflict with Credit Agreement....................... 25

         Schedule A......................................................... 28



                                    MORTGAGE

                  THIS MORTGAGE, dated as of June 9, 1998 is made by [SUBSIDIARY GUARANTOR], a _________ corporation whose address is ______________________ ("Mortgagor"), to THE CHASE MANHATTAN BANK, a New York banking corporation whose address is 270 Park Avenue, New York, New York 10017 as Administrative Agent (in such capacity, together with its successors and assigns, "Mortgagee") for itself and the several banks and financial institutions (collectively, the "Lenders") (together with any banking affiliate of any Lender entering into an Interest Rate Protection Agreement) from time to time parties to the Credit Agreement dated as of the date hereof under such agreement or any successor agreements (as the same may be amended, waived, supplemented or otherwise modified from time to time and together with any such agreement, the "Credit Agreement") among Mortgagor, the Lenders and Mortgagee. References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument. Unless otherwise defined herein, capitalized terms herein shall have the meanings ascribed to them in the Credit Agreement.

                                   Background

                  A. U.S. Office Products Company, a Delaware corporation (the "Borrower") has entered into that certain Credit Agreement dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") with Blue Star Group, Limited, a New Zealand corporation, the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), Banker Trust Company, as Syndication Agent, Merrill Lynch Capital Corporation, as Documentation Agent and Mortgagee. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References in this Mortgage to the "Default Rate" shall mean the interest rate applicable to ABR Loans that are Tranche B Term Loans as provided for in subsection 4.1(c) of the Credit Agreement plus 2%.

                  B. Mortgagor is the fee owner of the parcel(s) of real property together with the improvements located thereon (the "Improvements") described on Schedule A attached hereto (the "Real Estate").

                  C. Pursuant to the terms of the Credit Agreement, (1) the Lenders have agreed (a) to make certain Revolving Credit Loans to Borrower in an aggregate principal amount at any one time outstanding not to exceed $250,000,000.00 and (b) to make certain Term Loans to Borrower in an aggregate principal amount not to exceed $775,000,000.00, (2) the Multi-Draw Term Loan Lenders have agreed to make certain Multi-Draw Term Loans to Borrower in an aggregate principal amount at any one time outstanding not to exceed $200,000,000.00, (3) the Swing Line Lender has agreed to make certain Swing Line Loans to Borrower in an aggregate principal amount at any one time outstanding not to exceed $15,000,000.00, and
(4) the Issuing Lender has agreed to issue, and the other Lenders which are L/C Participants have agreed to acquire participating interests in, Letters of Credit for the account of Borrower; the sum of (i) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (ii) the aggregate amount of drawings under the Letters of Credit which have not been reimbursed pursuant to subsection 3.5(a) of the Credit Agreement shall not exceed $50,000,000.00. The maximum aggregate principal amount of the Loans and the L/C Obligations outstanding at any one time shall not exceed $1,225,000,000.00.

                 D. It is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective extensions of credit to the Borrower thereunder inter alia, that (1) Mortgagor guaranty the obligations of Borrower under the Credit Agreement and the other Loan Documents in respect of the Loans and the Reimbursement Obligations by executing and delivering that certain Guarantee and Collateral Agreement dated as of even date herewith in favor of Mortgagee (as the same may be amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") and (2) Mortgagor secure its obligations under the Guarantee and Collateral Agreement by executing and delivering this Mortgage. Mortgagor, a subsidiary of the Company, will receive substantial direct and indirect benefit from the extensions of credit made to the Borrower pursuant to the Credit Agreement.

                  NOW THEREFORE, in consideration of the premises and for the sum of Ten Dollars ($10.00), the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees as follows:

                                Granting Clauses

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure the following (collectively, the "Obligations"):

                           A. the due and punctual payment and performance by
                  Mortgagor of any and all of its obligations and liabilities, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Guarantee and Collateral Agreement;

                           B. the payment of all other obligations and
                  liabilities of Mortgagor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with the Guarantee and Collateral Agreement, this Mortgage, any other document securing payment of the Obligations (the "Security Documents") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Credit Agreement, the Letters of Credit, the Interest Rate Protection Agreements, the Guarantee and Collateral Agreement, this Mortgage and the other Security Documents and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment and performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "Loan Documents"), in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees, charges and disbursements of counsel to Mortgagee or to the Lenders that are required to be paid by Mortgagor pursuant to the terms of the Credit Agreement, this Mortgage or any other Loan Document); and

                           C. the performance of all covenants, agreements,
                  obligations and liabilities of Mortgagor under or pursuant to the provisions of the Loan Documents; and

                           D. IT IS AGREED THAT THIS MORTGAGE SHALL STAND AS
                  SECURITY FOR ALL SUCH FUTURE AND ADDITIONAL INDEBTEDNESS WHETHER IT BE INCURRED FOR ANY BUSINESS PURPOSE THAT WAS RELATED OR WHOLLY UNRELATED TO THE PURPOSE OF THE LOANS, OR WHETHER IT WAS INCURRED FOR SOME PERSONAL OR NONBUSINESS PURPOSE, OR FOR ANY OTHER PURPOSE RELATED OR UNRELATED, OR SIMILAR OR DISSIMILAR, TO THE PURPOSE OF THE LOANS;


MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES, GRANTS, BARGAINS, SELLS, CONVEYS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE:

                  (A)  the Real Estate;

                  (B) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

                  (C) all right, title and interest of Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

                  (D) all right, title and interest of Mortgagor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories), currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air- cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

                  (E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

                  (F) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the

         "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Rents");

                  (G) all books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof;

                  (H) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein, subject to the provisions relating to condemnation awards generally set forth below;

                  (I) all right, title and interest of Mortgagor, to the extent assignable, in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options (collectively, the "Contracts"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and
         (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

                  (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage;

                  (K) all accounts and revenues arising from the operation of the Improvements; and

                  (L) all proceeds, both cash and noncash, of the foregoing;

                  but excluding any liens of the type referred to in Section 8.3(o) of the Credit Agreement (all of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (L) are collectively referred to as the "Mortgaged Property").

                  Mortgagee shall have a lien upon and security interest in the plant, property and equipment and all replacements thereof and accessions thereto, including replacement parts and equipment, located in and on the Mortgaged Property owned by Mortgagor and which are now and hereafter shall become fixtures, to the extent that the foregoing are deemed to be real property under the laws of the State in which the Premises are located. This instrument shall constitute a fixture financing statement and filing under the Uniform Commercial Code (the "Code").

                  TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed.

                              Terms and Conditions

                  Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

                  1. Warranty of Title. Mortgagor warrants that Mortgagor has good title to the Real Estate in fee simple and good title to the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and Liens permitted by Section 8.3 of the Credit Agreement (the "Permitted Exceptions") and Mortgagor shall warrant, defend and preserve such title and the lien of the Mortgage thereon against all claims of all persons and entities. Mortgagor further warrants that it has the right to mortgage the Mortgaged Property.

                  2. Payment of Obligations. Mortgagor shall pay and perform all the Obligations at the times and places and in the manner specified in the Guarantee and Collateral Agreement and in this Mortgage.

                  3.  Requirements.

                  (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "Legal Requirements".

                  (b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit, other than Permitted Exceptions, any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Mortgagor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements, except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

                  4. Payment of Taxes and Other Impositions. (a) Mortgagor, prior to delinquency, shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). Mortgagor shall within 30 days after the request of Mortgagee deliver to Mortgagee (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence reasonably acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

                  (b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become delinquent, and to add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

                  (c) Mortgagor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

                  (d) Mortgagor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Mortgagor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless (i) Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object to an Imposition, (ii) Mortgagor shall demonstrate to Mortgagee's satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii) Mortgagor shall have set aside on its books adequate reserves as required by GAAP.

                  (e) Upon written notice to Mortgagor, Mortgagee during the continuance of an Event of Default (as defined below) shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual Impositions. Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon.

                  5. Insurance. (a) Mortgagor shall maintain or cause to be maintained on all of the Premises

                      (i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss (provided, however, that the maintenance of insurance against earthquake and flood risks shall be subject to availability of such insurance coverage on commercially reasonable terms). The policy shall include building ordinance law endorsements and the policy limits shall be automatically reinstated after each loss (other than with respect to flood and earthquake coverage which shall be reinstated on a commercially reasonable basis);

                     (ii) commercial general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language or similar language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage, subject to standard policy terms, conditions and exclusions, occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to personal injury, bodily injury or death, or property damage, relating to any one occurrence plus such excess limits as Mortgagee shall reasonably request from time to time;

                    (iii) when and to the extent reasonably required by Mortgagee, insurance against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated;

                     (iv) during the course of any construction or repair of Improvements, commercial general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language or similar language of such endorsement), (including coverage for elevators and escalators, if any). The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any

         Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, bodily injury, death and property damage resulting from Mortgagor's negligence or other behavior for which Mortgagor may be adjudged tortiously liable, subject to standard policy terms, conditions and exclusions, occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that reasonably required by Mortgagee with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

                      (v) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Mortgagor engaged on or with respect to the Premises in such amounts as are reasonably satisfactory to Mortgagee, but in no event less than the limits established by law;

                     (vi) during the course of any construction, addition, alteration or repair of the Improvements, builder's risk completed value property insurance form against "all risks of physical loss," including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements in reporting form, covering the total replacement value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction); provided, however, that the maintenance of insurance against earthquake and flood risks shall be subject to availability of such insurance coverage on commercially reasonable terms;

                    (vii) boiler and machinery property insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, in such amounts as are reasonably satisfactory to Mortgagee but not less than the lesser of $1,000,000 or 10% of the value of the Improvements;

                   (viii) if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended; and

                     (ix) such other insurance in such amounts as Mortgagee may reasonably request from time to time.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or materially amended without 30-days' prior written notice to Mortgagee, and (ii) with respect to all property insurance, provide for deductibles not to exceed $250,000, other than with respect to windstorm and earthquake perils for which deductibles shall not exceed $500,000, contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement reasonably satisfactory to Mortgagee), with loss payable solely to Mortgagee (modified, if necessary, to provide that proceeds in the amount of replacement cost may be retained by

Mortgagee without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause reasonably acceptable to Mortgagee and be written by insurance companies having an A.M. Best Company, Inc. rating of A- or higher and a financial size category of not less than VII, or otherwise as reasonably approved by Mortgagee. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee; all such policies shall indemnify and hold Mortgagee harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, subject to standard policy terms, conditions and exclusions. The amounts of each insurance policy and the form of each such policy shall at all times be reasonably satisfactory to Mortgagee. Each policy shall expressly provide that any proceeds which are payable to Mortgagee shall be paid by check payable to the order of Mortgagee only and requiring the endorsement of Mortgagee only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of any part of the Mortgaged Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever such insurance shall become unsatisfactory to Mortgagee, Mortgagor shall immediately obtain new or additional insurance reasonably satisfactory to Mortgagee. Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Mortgagee in all respects.

                  (b) Mortgagor shall deliver to Mortgagee an original of each insurance policy required to be maintained, or a certificate of such insurance reasonably acceptable to Mortgagee, together with a copy of the declaration page for each such policy. Mortgagor shall (i) pay as they become due all premiums for such insurance, (ii) not later than 7 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies or certificates of insurance reasonably acceptable to Mortgagee, or duplicate original or originals thereof. Within 60 days of the inception of each insurance policy or renewal, Mortgagor shall deliver to Mortgagee evidence reasonably satisfactory to Mortgagee of payment therefor. Upon the reasonable request of Mortgagee, Mortgagor shall cause its insurance underwriter or broker to certify to Mortgagee in writing that all the requirements of this Mortgage governing insurance have been satisfied.

                  (c) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies or certificates of insurance reasonably acceptable to Mortgagee, then Mortgagee, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Mortgage and shall be collectible in the same manner as the Obligations secured by this Mortgage.

                  (d) Mortgagor shall increase the amount of property insurance required to equal 100% replacement cost pursuant to the provisions of this Section at the time of each renewal of each policy (but not later than 12 months from the date of this Mortgage and each successive 12 month period to occur thereafter) by using the Marshall & Swift Building Cost Index to determine whether there shall have been an increase in the replacement value since the most recent adjustment and, if there shall have been such an increase, the amount of insurance required shall be adjusted accordingly.

                  (e) Mortgagor promptly shall in all material respects comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

                  (f) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Mortgagor for any personal injury, bodily injury or property damage incurred on or about the Premises, Mortgagor shall promptly give notice thereof to Mortgagee. If the Mortgaged Property is damaged by fire or other casualty and the cost to repair such damage is less than the lesser of (i) 30% of the replacement cost of the Improvements at the affected Real Estate site and (ii) $1,000,000, then provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss may be paid over to Mortgagor; provided that Mortgagor shall, promptly after any such damage, repair in all material respects all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair. If the Mortgaged Property is damaged by fire or other casualty, and the cost to repair such damage exceeds the above limit, or if an Event of Default shall have occurred and be continuing, then Mortgagor authorizes and empowers Mortgagee, at Mortgagee's option and in Mortgagee's reasonable discretion, as attorney-in-fact for Mortgagor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Mortgagee's expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Mortgagee. Mortgagee shall have the right to require Mortgagor to repair or restore the Mortgaged Property in all material respects, and Mortgagor hereby designates Mortgagee as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Mortgagee may be applied by Mortgagee toward reimbursement of all reasonable costs and expenses of Mortgagee in collecting such proceeds, and the balance shall be advanced to Mortgagor to be used for the restoration or repair of the Mortgaged Property, provided, however, if an Event of Default has occurred and is continuing, the balance may be applied, at Mortgagee's option in its sole and absolute discretion, to the principal (to the installments in inverse order of maturity, if payable in installments) and interest due or to become due on the Loans, to fulfill any other Obligation of Mortgagor, to the restoration or repair of the property damaged, or released to Mortgagor. In the event Mortgagee elects to release such proceeds to Mortgagor, Mortgagor shall be obligated to use such proceeds to restore or repair the Mortgaged Property. Application by Mortgagee of any insurance proceeds toward the last maturing installments of principal and interest due or to become due on the Loans shall not excuse Mortgagor from making any regularly scheduled payments due thereunder, nor shall such application extend or reduce the amount of such payments.

                  (g) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the Obligations, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

                  (h) Upon written notice to Mortgagor, Mortgagee, during the continuance of an Event of Default, shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual premiums due on such insurance. Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon.

                  (i) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor; provided, however, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by Mortgagor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

                  6. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions and except as otherwise permitted pursuant to the terms of the Credit Agreement, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

                  7. Due on Sale and Other Transfer Restrictions. Except as may be permitted pursuant to Sections 8.5 and 8.6 of the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

                  8. Maintenance; No Alteration; Inspection; Utilities. (a) Mortgagor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Mortgagor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever to a condition substantially equivalent to its condition prior to the damage or destruction. Except as permitted by the Credit Agreement, the Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of Mortgagee, provided that Mortgagor may make alterations or additions without the consent of Mortgagee that do not materially reduce the value of the Mortgaged Property.

                  (b) Mortgagee and any persons authorized by Mortgagee shall, upon reasonable notice and at any reasonable time, have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies, to the extent reasonable, of all books, contracts and records of Mortgagor relating to the Mortgaged Property.

                  (c) Mortgagor shall pay or cause to be paid prior to delinquency, all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

                  9. Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagor authorizes Mortgagee, at Mortgagee's option and in Mortgagee's reasonable discretion, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation of the Mortgaged Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation upon the occurrence and during the continuance of an Event of Default. If Mortgagee elects not to participate in such condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Mortgagee to be applied in the same manner as insurance proceeds, as provided above, and Mortgagor agrees to execute any such assignments of all such awards as Mortgagee may request.

                  10. Restoration. If Mortgagee elects or is required hereunder to release funds to Mortgagor for restoration of any of the Mortgaged Property, then such restoration shall be performed only in accordance with the following conditions:

                      (i) prior to the commencement of any restoration, the plans and specifications for such restoration, and the budgeted costs, shall be submitted to and reasonably approved by Mortgagee;

                     (ii) prior to making any advance of restoration funds, Mortgagee shall be reasonably satisfied that the remaining restoration funds are sufficient to complete the restoration and to pay all related expenses, including interest on the Obligations and real estate taxes on the Premises, during restoration;

                    (iii) at the time of any disbursement of the restoration funds, (A) no Default shall then exist, (B) no mechanics' or materialmen's liens shall have been filed and remain undischarged, except those discharged by the disbursement of the requested restoration funds and (C) a reasonably satisfactory bring-down or continuation of title insurance on the Premises shall be delivered to Mortgagee;

                     (iv) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of reasonably satisfactory evidence of the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications reasonably acceptable to Mortgagee;

                      (v) with respect to each advance of restoration funds, Mortgagee may retain 10% of the amount of such advance as a holdback until the restoration is fully completed;

                     (vi) the restoration funds shall bear no interest and may be commingled with Mortgagee's other funds;

                    (vii) Mortgagee may impose such other conditions as are customarily imposed by construction lenders; and

                   (viii) any restoration funds remaining shall be retained by Mortgagee and shall be applied by Mortgagee to the Obligations in the order specified in subsection 4.4(g) of the Credit Agreement or to other expenses related to the Mortgaged Property, as herein permitted.

                  11. Leases. (a) Mortgagor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed, execute or permit to exist any Lease of any of the Mortgaged Property, except for Permitted Encumbrances and except as permitted by subsection 8.6 of the Credit Agreement.

                  (b) As to any Lease consented to by Mortgagee, Mortgagor shall:

                      (i) promptly perform in all material respects all of the provisions of the Lease on the part of the lessor thereunder to be performed;

                     (ii) promptly enforce all of the material provisions of the Lease on the part of the lessee thereunder to be performed;

                    (iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of Mortgagor as lessor or of the lessee thereunder;

                     (iv) exercise, within 5 days after a reasonable request by Mortgagee, any right to request from the lessee a certificate with respect to the status thereof;

                      (v) promptly deliver to Mortgagee copies of any notices of default which Mortgagor may at any time forward to or receive from the lessee;

                     (vi) promptly deliver to Mortgagee a fully executed counterpart of the Lease; and

                    (vii) promptly deliver to Mortgagee, upon Mortgagee's reasonable request, an assignment of the Mortgagor's interest under such Lease.

                  (c) Mortgagor shall deliver to Mortgagee, within 10 days after a reasonable request by Mortgagee, a written statement, certified by Mortgagor as being true, correct and complete, containing the names of all lessees and other occupants of the Mortgaged Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all

Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as Mortgagee may reasonably request.

                  (d) All Leases entered into by Mortgagor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Mortgage unless Mortgagee shall otherwise elect in writing.

                  (e) As to any Lease now in existence or subsequently consented to by Mortgagee, Mortgagor shall not supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Mortgagor accept the payment of rent more than thirty (30) days in advance of its due date.

                  (f) In the event of the enforcement by Mortgagee of any remedy under this Mortgage, the lessee under each Lease shall, if requested by Mortgagee or any other person succeeding to the interest of Mortgagee as a result of such enforcement, attorn to Mortgagee or to such person and shall recognize Mortgagee or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Mortgagee or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Mortgagee or such successor in interest; (iii) liable for any previous act or omission of Mortgagor (or its predecessors in interest); (iv) responsible for any monies owing by Mortgagor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Mortgagor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Mortgagee or such successor in interest. Each lessee or other occupant, upon request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Mortgagor agrees that each Lease entered into after the date of this Mortgage shall include language to the effect of subsections
(d)-(f) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

                  12. Further Assurances. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee.

                  13. Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

                  14. Events of Default. The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

                  15.  Remedies.

                  (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, and without limitation, the Obligations and all other amounts payable with respect to the this Mortgage and the other applicable Loan Documents shall become due and payable as provided in the Credit Agreement. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

                      (i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Guarantee and Collateral Agreement or any other Loan Document, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon as provided in the Credit Agreement and all reasonable costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

                     (ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

                  (b) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

                  (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, subject to the giving of any notice and the expiration of any cure period as provided for in Section 10.2(d) of the Credit Agreement, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

                  16. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage and any and all documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

                  17. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

                  18. Extension, Release, etc. (a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the indebtedness guaranteed under the Guarantee and Collateral Agreement, (ii) extend the maturity or alter any of the terms of the indebtedness guaranteed under the Guarantee and Collateral Agreement or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property,
(v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.

                  (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

                  (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

                  (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

                  19. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Code of the State in which the Mortgaged Property is located. If an Event of Default shall occur under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then five days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys' fees and legal expenses. At Mortgagee's request during the continuance of an Event of Default, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

                  (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Mortgagor is the record owner of the

Real Estate; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

                  (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form reasonably satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all reasonable costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require. If Mortgagor shall fail to furnish any financing or continuation statement within 10 days after request by Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

                  20. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are paid and performed in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents, letting the Mortgaged Property or any part thereof or applying the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

                  21. Additional Rights. The holder of any subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Obligations. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

                  22. Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, the holder of this Mortgage shall have the right to declare the Obligations due on a date to be specified by not less than 30 days' written notice to be given to Mortgagor unless within such 30-day period Mortgagor shall assume as an Obligation hereunder the payment of any tax so imposed until full payment and performance of the Obligations and such assumption shall be permitted by law.

                  23. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been sufficiently given or served when served in the manner set forth in Section 12.2 of the Credit Agreement.

                  24. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

                  25. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of the Obligations or Loan Documents, the obligations of Mortgagor and of any other obligor under the Obligations or Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

                  26. Mortgagor's Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

                  27. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

                  28. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses
(a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to enter into the Credit Agreement and to extend the indebtedness guaranteed by the Guarantee and Collateral Agreement, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the

Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

                  29. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

                  30. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

                  31. Governing Law, etc. This Mortgage shall be governed by and construed in accordance with the laws of the State in which the Premises are located, except that Mortgagor expressly acknowledges that by its terms the Credit Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

                  32. Waiver of Trial by Jury. Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein.

                  33. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any successor Administrative Agent," the words "Guarantee and Collateral Agreement" shall mean "the Guarantee and Collateral Agreement, the Credit Agreement or any other evidence of indebtedness secured by this Mortgage," the word "person" shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

                  34. Release of Mortgage. Upon payment in full of all the Loans, all Reimbursement Obligations and all other Obligations, the termination or expiration of all Letters of Credit, the termination of all Commitments (as defined in the Guarantee and Collateral Agreement) and the compliance with the Obligations then required to be complied with, Mortgagee shall release the lien of this Mortgage.

                  35. Conflict with Credit Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Mortgage and the terms and provisions of the Credit Agreement, the terms and provisions of the Credit Agreement shall govern, other than with respect to the Governing Law provision set forth in Section 31 hereof.

                  This Mortgage has been duly executed by Mortgagor on June __, 1998 and is intended to be effective as of June 9, 1998.

                                      [SUBSIDIARY GUARANTOR],
                                       a ___________ corporation

                                      By:
                                         -------------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------

STATE OF NEW YORK )

                  :  ss.:

COUNTY OF NEW YORK)

                  On the day of _____________ ___, 1998, before me personally came , to me known, who, being by me duly sworn, did depose and say that [s]he resides at ___________________________________________; that [s]he is a[n] [ ]
President of [SUBSIDIARY GUARANTOR], the corporation described in and which executed the foregoing instrument; and that [s]he signed [his][her] name thereto by authority of the board of directors of said corporation.

                  WITNESS my hand and seal as such Notary Public on this ____ day of __________, 1998.


                                                     -------------------------
                                                            Notary Public

                                                           [Notarial Stamp]

My Commission Expires:

----------------------

                                   Schedule A

                           Description of the Premises

                    [Attach Legal Description of all parcels]

                                                                       EXHIBIT F
                                                             TO CREDIT AGREEMENT
                                                             -------------------

                            FORM OF LANDLORD CONSENT

                                    [TENANT]

                                    [ADDRESS]

                                                             as of June __, 1998

VIA OVERNIGHT SERVICE
---------------------

[LANDLORD NAME]
[LANDLORD ADDRESS]

                        [ADDRESS[ES] OF LEASED PREMISES]
                        --------------------------------

Dear Landlord:

                  The undersigned is the tenant of the above-described property (the "Property").

                  U.S. Office Products Company, the parent of the undersigned ("USOP"), has arranged for financing from a group of banks led by The Chase Manhattan Bank, as Administrative Agent, having an address at 270 Park Avenue, New York, New York 10017. These banks have agreed to make loans to USOP, which are to be guaranteed by the undersigned and secured by, among other things, a lien on any furniture, goods, documents, fixtures, equipment, leasehold improvements and inventory that is now or in the future may be located at the Property (collectively, the "Personal Property"), which loans may be modified, refinanced, extended or restructured, from time to time. The Administrative Agent has asked that we notify you and request that you agree to the terms of this letter by returning it to us in the enclosed postage-paid envelope.

                  By signing this letter you agree that any lien of any kind and any and all rights, including levy, execution, sale and distraint for unpaid rents, that you may have or obtain on the Personal Property shall be junior to the Administrative Agent's lien, and that prior to taking any action to enforce any lien, you will give the Administrative Agent at least ten (10) business days' prior notice of your intent to take action. If we should default to the banks, you agree that in all circumstances the Administrative Agent may have access to the Property for the purpose of removing or selling the Personal Property, provided that the Administrative Agent agrees to pay you for the reasonable cost of repair of any physical damage to the Property caused by the Administrative Agent in connection with any removal or sale. This letter agreement is not intended to nor shall create any rights in favor of you with respect to the Personal Property not already existing at law or under lease documents demising the Property.

                  Because these loans are important for the future of USOP and our company and because the bank group and the Administrative Agent will be relying on this letter, we would greatly appreciate it if you would sign the enclosed copy of this letter and return it to me by [June 1], 1998, in the enclosed envelope. If you have any questions, please feel free to contact USOP at (___) ___-____.

                  Thank you in advance for your cooperation.

                                   Sincerely,

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

Acknowledged and agreed as of
the date first above written:

[LANDLORD NAME]

By:
   -------------------------
   Name:
   Title:

                          ACKNOWLEDGEMENT AND CONSENT (1)


     The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of June __, 1998 (the "Agreement"), made by the Granting Parties (as defined therein) named therein for the benefit of The Chase Manhattan Bank, as Administrative Agent. The undersigned agrees in favor of the Administrative Agent for the ratable benefit of the Secured Parties (as defined therein) as follows:

     1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

     2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.3.1 of the Agreement.

     3. The terms of Sections 6.3(a) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(a) and 6.7 of the Agreement.

                              [NAME OF ISSUER]


                              By
                                 -------------------------------

                              Title
                                    ----------------------------

                              Address for Notices:


                              ---------------------------------

                              ---------------------------------

                              Fax:-----------------------------



--------------------
(1)This consent is necessary only with respect to any Issuer of Pledged Stock which is not also a Grantor.

                                                                    Annex 1 to
                                            Guarantee and Collateral Agreement


          ASSUMPTION AGREEMENT, dated as of _________ __, 199_, made by ______________________________, a ______________ corporation (the "Additional
Granting Party"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacities, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement referred to below and the other Secured Parties (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement referred to below, or if not defined therein, in the Credit Agreement.

                              W I T N E S S E T H :

          WHEREAS, U.S. OFFICE PRODUCTS COMPANY, a Delaware corporation (the "Borrower"), BLUE STAR GROUP, LIMITED, a New Zealand corporation ("Blue Star Group"), the Lenders, the Administrative Agent, BANKERS TRUST COMPANY, as syndication agent (in such capacity, the "Syndication Agent") and MERRILL LYNCH CAPITAL CORPORATION, as documentation agent (in such capacity, the "Documentation Agent") are parties to a Credit Agreement, dated as of June 9, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

          WHEREAS, in connection with the Credit Agreement, the Borrower and the other Granting Parties named therein are parties to the Guarantee and Collateral Agreement, dated as of June 10, 1998 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent, for the ratable benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement);

          WHEREAS, the Additional Granting Party is a member of an affiliated group of companies that includes the Borrower and the other Granting Parties to the Guarantee and Collateral Agreement; the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Granting Parties (including the Additional Granting Party) in connection with the operation of their respective businesses; and the Borrower and the other Granting Parties (including the Additional Granting Party) are engaged in related businesses, and each such Granting Party (including the Additional Granting Party) will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

          WHEREAS, the Credit Agreement requires the Additional Granting Party to become a party to the Guarantee and Collateral Agreement; and

          WHEREAS, the Additional Granting Party has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Granting Party, as provided in
Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Granting Party thereunder with the same force and effect as if originally named therein as a Guarantor [, Grantor and Pledgor] [and Grantor] [and Pledgor](2) and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor [, Grantor and Pledgor] [and Grantor] [and Pledgor](3) thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________ to the Guarantee and Collateral Agreement, and such Schedules are hereby amended and modified to include such information. The Additional Granting Party hereby represents and warrants that each of the representations and warranties of such Additional Grantor, in its capacities as a Guarantor [, Grantor and Pledgor] [and Grantor] [and Pledgor],(4) contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2. Governing Law. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                              [ADDITIONAL GRANTING PARTY]

(2) Indicate the capacities in which the Additional Granting Party is becoming a Granting Party.

(3) Indicate the capacities in which the Additional Granting Party is becoming a Granting Party.

(4) Indicate the capacities in which the Additional Granting Party is becoming a Granting Party.

                              By:
                                   -------------------------------
                                   Name:
                                   Title:

                                                                  Annex 1-A to
                                                          Assumption Agreement

                                                                     EXHIBIT G-3
                                                             TO CREDIT AGREEMENT









                            FORM OF OPINION OF LOCAL
                           COUNSEL TO THE LOAN PARTIES


                                         June __, 1998




The Chase Manhattan Bank,
  as Administrative Agent
270 Park Avenue
New York, New York 10017

And each of the Lenders parties to the Credit
  Agreement referred to below


         We have acted as special counsel in the State of
(the "State") to U.S. Office Products Company, a Delaware corporation
("Borrower"), and                         , a
corporation (together with the Borrowers, the "Loan Parties") in connection with
(a) the Credit Agreement, dated as of June __, 1998 (the "Credit Agreement"), among Borrower, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), the Bankers Trust Company, a New York banking corporation, as syndication agent, Merrill Lynch Capital Corporation, as documentation agent for the Lenders and The Chase Manhattan Bank, a New York banking corporation, as collateral and administrative agent for the Lenders (in such capacities, the "Administrative Agent") and (b) the Guarantee and Collateral Agreement (the "Guarantee") delivered pursuant to the Credit Agreement.

         The opinions expressed below are furnished to you pursuant to the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings ascribed to them in the Credit Agreement.

         In arriving at the opinions expressed below,

         (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of each of (1) the Credit Agreement, (2) the Guarantee and (3) the mortgage listed on Schedule 1 (the "State Mortgage" and, together with the Credit Agreement and the Guarantee, the "Loan Documents");

         (b) we have examined unfiled copies of financing statements (collectively, the "Financing Statements") naming Borrower as Debtor and the Administrative Agent as Secured Party and describing the Collateral (as defined in the Guarantee and the State Mortgage) as to which security interests may be perfected by filing under the Uniform Commercial Code of the State (the "Filing Collateral"), which we understand will be filed in the filing offices listed on
Schedule 2 (the "Filing Offices"); and

The Chase Manhattan Bank,
  as Administrative Agent           -2-                            June __, 1998



         (c) we have examined such corporate documents and records of the Loan Parties and such other instruments and certificates of public officials, officers and representatives of the Loan Parties and other Persons, and we have made such investigations of law, in each case as we have deemed appropriate as a basis for such opinions.

         In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures on all documents that we examined and (c) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The execution and delivery by each of the Loan Parties of the Loan Documents to which it is a party, the borrowing by the Borrower in accordance with the terms of the Loan Documents, the performance by the Loan Parties of their respective obligations under the Loan Documents and the creation and perfection of any security interest upon or with respect to any of the properties of the Loan Parties provided for therein (a) do not and will not violate any Requirement of Law of the State and (b) except for the filings described on Schedule 2 to perfect the security interests created by the Guarantee with respect to the Filing Collateral and the recordings described on
Schedule 1 attached hereto to perfect the liens created by the State Mortgage do not and will not require any consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority of the State.

         2. (a) The provisions of the Guarantee create in favor of the Administrative Agent for the benefit of the Lenders a legal, valid and enforceable security interest in the Collateral.

         (b) The Administrative Agent upon filing of the Financing Statements in the Filing Offices will have a perfected security interest for the benefit of the Lenders in the Filing Collateral.

         3.  The State Mortgage:

         (a) constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms;

         (b)  is in proper form for recording;

         (c) complies as to form with all existing Requirements of Law;


         (d) creates in favor of the Mortgagee (as defined in such State Mortgage) for the benefit of the Lenders a legal, valid and binding lien on the real property and fixtures described in such State Mortgage, enforceable as such against Borrower and, when recorded in the applicable office listed on Schedule 1, all other Persons; and

The Chase Manhattan Bank,
  as Administrative Agent             -3-                          June __, 1998



         (e) when recorded in the applicable office listed on Schedule 1, will constitute a perfected lien on the real property and fixtures described in such State Mortgage.

         The facts that (a) the State Mortgage secures the guaranty of obligations arising under a revolving line of credit and (b) the Revolving Credit Loans may from time to time be repaid in full or in part and reborrowed in accordance with the terms of the Credit Agreement will not result in a subordination of the liens of the State Mortgage to any other lien on the real property and fixtures described in such State Mortgage or otherwise impair the priority of the liens of such State Mortgage.

         4. The courts of the State will enforce those provisions in the Loan Documents which provide that the validity, construction and enforceability of such documents will be governed by the laws of the State of New York, except that the Courts of the State may apply the internal law of the State to determine the perfection and effect of perfection of the liens created under such documents and the application of remedies in enforcing such liens with respect to property located in the State.

         5. To our knowledge, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending, to which any Loan Party is a party or to which the business, assets or property of any Loan Party is subject and no such action, suit or proceeding is threatened to which any Loan Party or the business, assets or property of any Loan Party would be subject that, in either case, would be reasonably expected to have a Material Adverse Effect or questions the validity of the Loan Documents.

         Our opinions set forth in paragraphs 2 and 3 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         We are members of the bar of the State and we express no opinion as to the laws of any jurisdiction other than the laws of the State and the Federal laws of the United States of America.

         This opinion has been rendered solely for your benefit and for the benefit of your Transferees pursuant to the Credit Agreement in connection with the Credit Agreement and the transactions contemplated thereby and may not be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent; provided, however, that this opinion may be delivered to your regulators, accountants, attorneys and other professional advisers and may be used in connection with any legal or regulatory proceeding relating to the subject matter of this opinion.


                                            Very truly yours,

                                                                    EXHIBIT I TO
                                                                CREDIT AGREEMENT

                FORM OF SWING LINE LOAN PARTICIPATION CERTIFICATE

                                                              -----------,



[Name of Lender]

------------------

------------------

Ladies and Gentlemen:

                  Pursuant to subsection 2.5(d) of the Credit Agreement dated as of June __, 1998 (as amended, supplemented, waived or otherwise modified from time to time) among U.S. Office Products Company, a Delaware corporation, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), The Chase Manhattan Bank, as collateral agent and administrative agent for the Lenders, Bankers Trust Company, as syndication agent for the Lenders and Merrill Lynch Capital Corporation, as documentation agent for the Lenders, the undersigned hereby acknowledges receipt from you on
the date hereof of                                  DOLLARS ($ ) as payment for
a participating interest in the following Swing Line Loan:

                  Date of Swing Line Loan:
                                           ---------------

                  Principal Amount of Swing Line Loan:
                                                      ------------

                                                        Very truly yours,

                                                        THE CHASE MANHATTAN BANK

                                                        By:
                                                            ---------------
                                                         Title:

                                                                    EXHIBIT J TO
                                                                CREDIT AGREEMENT

                          FORM OF BORROWING CERTIFICATE

                          U.S. OFFICE PRODUCTS COMPANY

                  Pursuant to subsection 6.1(r) of the Credit Agreement, dated as of June __, 1998 (the "Credit Agreement"; terms defined therein being used herein as therein defined), among U.S. Office Products Company, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), and The Chase Manhattan Bank, as administrative agent for the Lenders, Bankers Trust Company, as syndication agent for the Lenders and Merrill Lynch Capital Corporation, as documentation agent for the Lenders, the Borrower hereby certifies that:

                  1. The representations and warranties of the Borrower set forth in the Credit Agreement and each of the other Loan Documents to which the Borrower is a party or which are contained in any certificate furnished by or on behalf of the Borrower pursuant to or in connection with the Credit Agreement or any of the other Loan Documents are true and correct on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date; and

                  2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and/or the issuance of any Letters of Credit to be issued on the date hereof.

                  IN WITNESS WHEREOF, the has caused this certificate to be duly executed and delivered on its behalf as of the date set forth below.

                                            U.S. OFFICE PRODUCTS COMPANY

                                            By:
                                                ----------------
                                     Title:

Date:               , 1998
         ----------

                                                                       EXHIBIT K
                                                             TO CREDIT AGREEMENT


                       FORM OF REPRESENTATION CERTIFICATE

                  Reference is made to the Credit Agreement, dated as of June 9, 1998 (as amended, waived, supplemented or otherwise modified from time to time, the "Credit Agreement"), among U.S. Office Products Company, a Delaware corporation ("USOP" or the "Borrower"), Blue Star Group, Limited, a New Zealand corporation ("Blue Star Group"), the banks and other financial institutions from time to time parties thereto (the "Lenders"), The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent"), Bankers Trust Company, as syndication agent (in such capacity, the "Syndication Agent"), and Merrill Lynch Capital Corporation, as documentation agent (in such capacity, the "Documentation Agent"). Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  To induce the Administrative Agent and each Lender to make the Extensions of Credit requested to be made by it on each Borrowing Date, Blue Star Group hereby represents and warrants, on the date hereof and on every Borrowing Date hereafter, to the Administrative Agent and each Lender that:

                  (a) Corporate Existence; Compliance with Law. Blue Star Group
(i) is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  (b) Corporate Power; Authorization; Enforceable Obligations. Blue Star Group has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to obtain Extensions of Credit under the Credit Agreement, and it has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and to authorize the Extensions of Credit on the terms and conditions of the Credit Agreement, any Notes and the Applications. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of Blue Star Group in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party or with the Extensions of Credit hereunder, except for (i) consents, authorizations, notices and filings described in Schedule 1, all of which have been obtained or made prior to the date hereof, (ii) filings to perfect the Liens created by the Security Documents, (iii) filings pursuant to the Assignment of Claims Act of

1940, as amended (31 U.S.C. Section 3727 et seq.) in respect of Accounts and contracts of it and its Subsidiaries, the Obligor of which is the United States of America or any department, agency or instrumentality thereof and (iv) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. Each Loan Document to which Blue Star Group is a party has been or will be duly executed and delivered on behalf of it. Each Loan Document to which Blue Star Group is a party as executed and delivered does constitute, or when executed and delivered, will constitute, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

                  (c) No Legal Bar. The execution, delivery and performance of the Loan Documents by Blue Star Group, the Extensions of Credit under the Credit Agreement and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of it in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens created by the Security Documents) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  (d) No Default. Neither Blue Star Group nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  (e) Ownership of Property; Liens. Each of Blue Star Group and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property interest is subject to any Lien, except for Liens permitted by subsection 8.3 of the Credit Agreement.

                  (f) Pari Passu. The obligations of each Blue Star Party under the Loan Documents to which it is a party, when executed and delivered by it, will rank at least pari passu with all other of its unsecured Indebtedness.

                  (g) No Immunities, etc. Each Blue Star Party is subject to civil and commercial law with respect to its obligations under the Loan Documents to which it is a party, and the execution, delivery and performance by it of the Loan Documents to which it is a party constitute and will constitute private and commercial acts and not public or governmental acts. No Blue Star Party nor any of its property, whether or not held for its own account, has any immunity (sovereign or other similar immunity) from any suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or other similar immunity) under laws of the jurisdiction in which it is organized and existing in respect of its obligations under the Loan Documents to which it is a party. Each Blue Star Party has, pursuant to subsection 12.3 of the Credit Agreement, waived every immunity (sovereign or otherwise) to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) under the laws of the jurisdiction in which it is organized and existing in respect of its obligations under the Loan Documents to which it is a party. The waiver by each Blue Star Party described in the immediately preceding sentence is the legal, valid and binding obligation of it.

                  (h) No Recordation Necessary. Each of the Loan Documents to which each Blue Star Party is a party is in proper legal form under the law of the jurisdiction in which it is organized and existing for the enforcement hereof or thereof against it under the law of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of each of the Loan Documents to which it is a party. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of any of the Loan Documents or any other Loan Document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which it is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of any of the Loan Documents, except for any such filings, registration or recording, or execution or notarization, as has been made (including with respect to any such filing, registrations and recordings made to perfect any liens created pursuant to the Security Documents) or is not required to be made until such Loan Document is sought to be enforced and for any charge or tax as has been timely paid.

                  (i) Exchange Controls. The execution, delivery and performance by each Blue Star Party of each Loan Document is, under applicable foreign exchange control regulations of the jurisdiction in which it is organized and existing, not subject to any notification or authorization except such as have been made or obtained or cannot be made or obtained until a later date.

                  IN WITNESS WHEREOF, the undersigned has caused this Representation Certificate to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

                                                         BLUE STAR GROUP LIMITED

                                                         ------------------
                                                         By:
                                                         Title:

                                                                       EXHIBIT L






                          U.S. OFFICE PRODUCTS COMPANY


                            THE CHASE MANHATTAN BANK



                        EQUITABLE MORTGAGE OF SECURITIES

                                                                  EXECUTION COPY





                          U.S. OFFICE PRODUCTS COMPANY


                            THE CHASE MANHATTAN BANK



                        EQUITABLE MORTGAGE OF SECURITIES

                                TABLE OF CONTENTS

                                                                                                                Page

         1.       INTERPRETATION................................................................................  1
                  1.1      Definitions..........................................................................  1
                  1.2      Other expressions....................................................................  4

         2.       MORTGAGE......................................................................................  4
                  2.1      Creating the Mortgage................................................................  4
                  2.2      Continuing security and discharging the Mortgage.....................................  4
                  2.3      Priority.............................................................................  5
                  2.4      Limitation on amount secured.........................................................  5

         3.       PAYMENT OBLIGATIONS...........................................................................  5
                  3.1      Borrower Obligations.................................................................  5
                  3.2      Interest.............................................................................  5
                  3.3      Costs and expenses...................................................................  5

         4.       MORTGAGOR'S OTHER OBLIGATIONS.................................................................  5
                  4.1      General Negative obligations.........................................................  5
                  4.2      Obligations concerning Securities....................................................  6
                  4.3      Obligations concerning voting rights and dividends...................................  6

         5.       BETTER SECURITY AND RIGHTS FOR FINANCIER......................................................  7

         6.       DEFAULT.......................................................................................  7

         7.       FINANCIER'S POWERS............................................................................  7
                  7.1      Generally............................................................................  7
                  7.2      To take possession of Mortgaged Property.............................................  8
                  7.3      To deal with the Mortgaged Property and Mortgagor's business.........................  8
                  7.4      To discharge or acquire prior Security Interest...................................... 10
                  7.5      Exercise of rights under clause 7.4.................................................. 10
                  7.6      To sell and give options............................................................. 10
                  7.7      To appoint Receivers................................................................. 11
                  7.8      To appoint more than one Receiver.................................................... 11
                  7.9      To pay the Receiver.................................................................. 11
                  7.10     Notice or lapse of time required before rights exercised............................. 11
                  7.11     To give up possession and terminate receivership..................................... 12
                  7.12     Persons dealing not bound to enquire................................................. 12

         8.       RECEIVER'S POWERS............................................................................. 12
                  8.1      General.............................................................................. 12
                  8.2      Receiver is agent of Mortgagor....................................................... 13
                  8.3      Accountability of Receiver........................................................... 13

                                                                                                                Page


                  9.1      Appointment and powers............................................................... 13
                  9.2      Attorney may delegate powers......................................................... 14
                  9.3      Purpose.............................................................................. 14

         10.      NOTICES FROM THE ADMINISTRATIVE AGENT......................................................... 15

         11.      PRESERVING RIGHTS, POWERS AND REMEDIES........................................................ 15
                  11.1     Preservation......................................................................... 15
                  11.2     Moratorium legislation............................................................... 15
                  11.3     Voidable payments.................................................................... 15
                  11.4     Effect of release.................................................................... 16

         12.      MISCELLANEOUS................................................................................. 16
                  12.1     No obligations to exercise rights or give consent, consent must be in writing.............................................................................. 16
                  12.2     No marshalling....................................................................... 16
                  12.3     Surplus proceeds..................................................................... 16
                  12.4     Applying receipts.................................................................... 17
                  12.5     The Administrative Agent may assign rights........................................... 17
                  12.6     Dealing with third parties........................................................... 17
                  12.7     Certificates......................................................................... 17
                  12.8     If due date not a business day....................................................... 17
                  12.9     Severability......................................................................... 17
                  12.10    Governing law and jurisdiction....................................................... 18
                  12.11    The Administrative Agent need not execute............................................ 18

                        EQUITABLE MORTGAGE OF SECURITIES


DEED dated                 June 10, 1998


BETWEEN U.S OFFICE PRODUCTS COMPANY, a Delaware corporation of 1025 Thomas Jefferson Street, NW, Suite 600E, Washington DC 20007, United States of America ("Mortgagor")

AND THE CHASE MANHATTAN BANK, a New York banking corporation of 270 Park Avenue, New York, New York 10017 as administrative agent for certain banks and financial institutions party to a credit agreement dated as of June 9, 1998
                           ("Administrative Agent")

1.       INTERPRETATION

1.1      Definitions

         In this document:

         'Attorney' means an attorney-in-fact appointed under a Relevant
         Agreement

         'Borrower Obligations' means the 'Borrower Obligations' as defined in the Collateral Agreement.

         'Collateral Agreement' means the document entitled 'Guarantee and Collateral Agreement, dated as of June 10 1998, by the Mortgagor in favour of the Administrative Agent (on behalf of the Lenders), as the same may be amended, waived, supplemented or otherwise modified from time to time.

         'Collateral Security' means a Guarantee, Security Interest or negotiable instrument held or given, whether before of after this document is executed, as security for or otherwise in connection with the Borrower Obligations and includes, but is not limited to, the Collateral Agreement.

         'Credit Agreement' means the Credit Agreement dated as of June 9, 1998 between the Mortgagor, Blue Star Group Limited, a New Zealand corporation, the Administrative Agent, certain banks and other financial institutions from time to time party thereto (as 'Lenders'), Bankers Trust Company (as 'Syndication Agent') and Merrill Lynch Capital Corporation (as 'Documentation Agent'), as the same may be amended, waived, supplemented or otherwise modified from time to time.

         'Debtor' means a person any of whose present or future, actual or contingent indebtedness or liabilities to the Administrative Agent or the Lenders is supported or secured by a present or future Guarantee or Security Interest given or entered into by the Mortgagor.

         'Event of Default' means an 'Event of Default' as defined in the Credit Agreement.

         'External Administrator' means an administrator, receiver, receiver and manager, trustee, provisional liquidator, liquidator, inspector or any other person (however described) holding or appointed to an analogous office or acting or purporting to act in an analogous capacity.

         'Guarantee' means a guarantee, indemnity, letter of credit, letter of comfort or any other obligation (whatever it is called and whatever its nature) by which a person is responsible for another person's obligation or debt.

         'Issuer' means Blue Star Group Pty Limited ACN 074 868 901.

         'Lenders' has the meaning so defined in the Collateral Agreement.

         'Mortgage' means the mortgage over the Mortgaged Property created under this document.

         'Mortgaged Property' means all present and future:

         (a)      Securities; and

         (b) Securities resulting from the conversion, consolidation, re-classification, redemption, reconstruction, amalgamation or subdivision of the Securities; and

         (c) money, distributions, dividends or return of capital from time to time payable to the Mortgagor or its nominee as the holder of, or otherwise in connection with, the Securities; and

         (d) proceeds from the sale, redemption or disposal of the Securities; and

         (e) the benefit of any document relating to any of the things specified in this definition (including any share certificate); and

         (f) all other rights, benefits and advantages of any nature now or in the future attaching to or arising in connection with any of the Securities,

         whether held by the Mortgagor beneficially or in trust or subject to any other third party right or interest, provided that the Securities do not include shares in the issued capital of the Issuer in excess of 65% of any series of the outstanding capital stock of the Issuer.

         'New Rights' means the Securities, rights, money, distributions, dividends and proceeds referred to in paragraphs (b) to (f) of the definition of Mortgaged Property.

         'Permitted Security Interest' means a Security Interest which the Administrative Agent has consented to (including, without limitation, the Permitted Liens (as defined in the Credit Agreement)). It does not include a Security Interest which the Administrative Agent has consented to on one or more conditions if those conditions are not complied with.

         'Public Authority' means a government or minister or any government, a semi- government or judicial department or entity and includes, but is not limited to, Australian Stock Exchange Limited, the Reserve Bank of Australia and the governing body of any stock exchange on which any Securities forming part of the Mortgaged Property are listed.

         'Receiver' means a receiver or receiver and manager appointed under this document. When two or more persons are appointed, the expression 'Receiver' refers to each of those persons severally as well as to two or more of them jointly.

         'Records' means all the information which relates in any way to a specified person's business or any transaction entered into by the person, whether the information is recorded electronically, magnetically or otherwise.

         'Related Party' means:

         (a)      a person providing Collateral Security; and

         (b)      a Debtor.

         'Relevant Agreement' means:

         (a)      this document; and

         (b)      a Collateral Security; and

         (c)      the Credit Agreement.

         'Securities' means 88,015,337 ordinary fully paid A$1 par value shares in the capital of the Issuer (being the shares the subject at the date of this document of certificate no. 2 issued by the Issuer on 5 June
         1998).

         'Security Interest' means a mortgage, pledge, lien, charge, preferential right, trust arrangement, agreement or other arrangement given or created as security.

         'Tax' includes a tax, levy, duty or charge (and associated penalty or interest) imposed or withheld by a Public Authority.

         'Winding Up' includes:

         (a) dissolution, liquidation, provisional liquidation and bankruptcy; and

         (b) a procedure which is equivalent or analogous in any jurisdiction.

1.2      Other expressions

         In this document, unless the contrary intention appears:

         (a)      the singular includes the plural and vice versa;

         (b) if this document binds two or more persons, it binds them severally and jointly;

         (c) a reference to a party to this document includes that party's successors and permitted assigns;

         (d) a reference to a document or agreement includes that document or agreement as novated, altered or replaced;

         (e) a reference to any thing includes the whole or any part of that thing and a reference to a group of things or persons includes each thing or person in that group;

         (f)      'A$' refers to Australian currency;

         (g) words implying natural persons include partnerships, bodies corporate, associations and Public Authorities.


2.       MORTGAGE

2.1      Creating the Mortgage

         The Mortgagor mortgages the Mortgaged Property in favour of the Administrative Agent, for the ratable benefit of the Lenders, as security for (subject to clause 2.4) the payment of the Borrower Obligations.

2.2      Continuing security and discharging the Mortgage

         The Mortgage is a continuing security. It remains in effect until the Administrative Agent gives a final discharge to the Mortgagor. The Mortgagor is only entitled to a final discharge if all of the Borrower Obligations have been paid or as provided in the Relevant Agreements (including, without limitation, upon the sale or other disposition of the Securities).

2.3      Priority

         This Mortgage is a first ranking mortgage of the Mortgaged Property and takes priority over all Security Interests.

2.4      Limitation on amount secured

         Despite anything contained in this document, unless the Administrative Agent and the Mortgagor specifically agree in writing that this clause does not apply, the maximum principal amount recoverable by the Administrative Agent or the Lenders under this document will be limited to A$15,000 or any other amount agreed to by the Administrative Agent and the Mortgagor.

3.       PAYMENT OBLIGATIONS

3.1      Borrower Obligations

         The Mortgagor must pay the Borrower Obligations at the times and in the way specified in the Relevant Agreements.

3.2      Interest

         The Mortgagor must pay interest on the Borrower Obligations to or as directed by the Administrative Agent, at the rates specified in the Relevant Agreements.

3.3      Costs and expenses

         The Mortgagor indemnifies the Administrative Agent and the Lenders against, and must pay on demand to the Administrative Agent, all stamp, excise, sales and other similar taxes with respect to any of the Mortgaged Property and all reasonable costs and expenses (including, but not limited to, reasonable legal costs and disbursements) which the Administrative Agent, a Lender or a Receiver or Attorney pays, or is liable to pay, in connection with protecting, enforcing or exercising a right, power or remedy of the Administrative Agent or a Lender or a Receiver or Attorney under this document.


4.       MORTGAGOR'S OTHER OBLIGATIONS

4.1      General Negative obligations

         Except as otherwise provided in the Relevant Agreements, the Mortgagor must not, without the consent of the Administrative Agent:

         (a)      deal with or dispose of the Mortgaged Property; or

         (b) permit a Security Interest (other than a Permitted Security Interest) to affect the Mortgaged Property; or

         (c) do or allow anything to be done which may prejudice the Administrative Agent's or the Lender's security or rights under a Relevant Agreement.


4.2      Obligations concerning Securities

         The Mortgagor must:

         (a) immediately deposit with the Administrative Agent all certificates, documents of title or other documents that from time to time relate to or evidence the Securities; and

         (b) on demand by the Administrative Agent, deposit with it transfers executed in blank by the Mortgagor. The transfers must be in a form, and executed in a manner, acceptable to the Administrative Agent in its reasonable discretion; and

         (c) punctually pay all calls, installments and other moneys which may at any time be payable on any of the Securities or which, if unpaid, may result in the creation of a Security Interest over any of the Securities; and

         (d) promptly notify the Administrative Agent in writing when the Mortgagor becomes entitled to any New Rights.


4.3      Obligations concerning voting rights and dividends

         The Mortgagor:

         (a) may until an Event of Default occurs exercise voting rights conferred on it as the holder of any Securities, but it must not in doing so permit or cause anything to occur that would or would be likely to be an Event of Default. However, if an Event of Default occurs and the Administrative Agent gives notice to the Mortgagor as provided in Section 63 of the Collateral Agreement, the Mortgagor may no longer exercise any of those voting rights, except with the prior written consent of the Administrative Agent; and

         (b) may, until an Event of Default occurs and the Administrative Agent gives notice to the Mortgagor as provided in Section 63 of the Collateral Agreement:

                  (i) acquire any of the Securities referred to in paragraphs (b) of the definition of Mortgaged Property, provided that the pledge of such acquired Securities to the Administrative Agent would not result in the Mortgagor's pledging in excess of 65% of any series of the outstanding capital stock of the Issuer;

                  (ii) receive and use in the ordinary course of its business cash dividends and other distributions payable in relation to the Securities; and

                  However, if an Event of Default occurs and the Administrative Agent gives notice to the Mortgagor as provided in Section 63 of the Collateral Agreement, while that Event of Default remains unremedied:

                  (iii) the Mortgagor may not do any of the things specified in paragraphs (i) or (ii) and during that period only the Administrative Agent may do those things; and

                  (iv) the Mortgagor must (at its cost) do all things necessary to enable the Administrative Agent to do the things specified in paragraphs (i) and (ii).


5.       BETTER SECURITY AND RIGHTS FOR FINANCIER

5.1 The Mortgagor must, at the Mortgagor's cost, do whatever the Administrative Agent reasonably requires to enable the Administrative Agent to better exercise or perfect its or the Lender's rights over the Mortgaged Property.

5.2 This includes, but is not limited to, executing a legal mortgage over any of the Mortgaged Property (or doing the things the Administrative Agent requires so that this Mortgage takes effect as a legal mortgage) or any other Security Interest over the Mortgaged Property reasonably required by the Administrative Agent.

6.       DEFAULT

         After an Event of Default occurs and shall be continuing, the Administrative Agent may declare the Borrower Obligations payable as provided in the Credit Agreement. If so, the Borrower Obligations become immediately payable, unless the Administrative Agent specifies otherwise.

7.       FINANCIER'S POWERS

7.1      Generally

         (a) Subject to the terms of the Relevant Agreements, while an Event of Default remains unremedied, the Administrative Agent may do the things which a mortgage and an absolute owner could do to the Mortgaged Property and exercise the rights, powers and remedies of a mortgagee and an absolute owner of the Mortgaged Property. These include, but are not limited to, the things and powers described in clause 7.

         (b) The Administrative Agent need not make a demand or give notice to anyone before doing these things or exercising these powers, except if notice is required as described in clause 7.10.

7.2      To take possession of Mortgaged Property

         Subject to the terms of the Relevant Agreements, while an Event of Default remains unremedied, the Administrative Agent may:

         (a)      take possession of the Mortgaged Property; and

         (b) receive the rents and profits of the Mortgaged Property.

7.3      To deal with the Mortgaged Property and Mortgagor's business

         Subject to the terms of the Relevant Agreements, while an Event of Default remains unremedied, the Administrative Agent may:

         (a)      (contractual rights)

                  (i)      perform the Mortgagor's obligations under; and

                  (ii) enforce or exercise or not exercise the Mortgagor's rights and powers under; and

                  (iii)    agree to vary or rescind,

                  an instrument, arrangement or right forming part of the Mortgaged Property (regardless of whether it is entered into on behalf of the Mortgagor by an Attorney, Receiver or the Administrative Agent); and

         (b) (compromise) settle, compromise or submit to arbitration a dispute in connection with the Mortgaged Property; and

         (c) (perform Mortgagor's obligations) do everything it may to comply with the obligations of the Mortgagor under a Relevant Agreement; and

         (d) (remedy breach) do everything it may to make good a breach or default inherent in an Event of Default, to its own satisfaction; and

         (e) (deposit money in suspense or other accounts) invest, deposit or hold the Mortgaged Property in any way that, and for as long as, the Administrative Agent thinks fit and vary, transpose or reinvest the Mortgaged Property; and

         (f) (pay calls) pay any calls and other money payable in connection with the Mortgaged Property; and

         (g) (recover, protect Mortgaged Property) do everything the Administrative Agent thinks necessary to recover or protect the Mortgaged Property or the rights of the Administrative Agent under this document; and

         (h) (legal proceedings) commence, prosecute, defend and settle proceedings which the Administrative Agent considers expedient in connection with this document or the Mortgaged Property in or before a Public Authority in the name of the Mortgagor or otherwise; and

         (i) (vote Securities) exercise rights and powers and do everything expedient in connection with Securities which form part of the Mortgaged Property. The Mortgagor appoints the Administrative Agent and any officer of the Administrative Agent nominated by the Administrative Agent for this purpose, severally and jointly, to be the authorised representative and proxy of the Mortgagor to do the things described in this paragraph; and

         (j) (transfers) complete and procure the registration of any transfers or other documents that may have been lodged with the Administrative Agent in relation to the Mortgaged Property; and

         (k) (acquire) acquire by purchase, subscription or otherwise any Securities; and

         (l) (exchange) exchange the Mortgaged Property for any other property or rights (with or without giving or receiving any other consideration for the exchange); and

         (m) (transfer obligations) assign to any person the obligations of the Mortgagor which arise under a Relevant Agreement or otherwise; and

         (n) (execute documents) enter into agreements and execute documents itself or on behalf of the Mortgagor for any purpose in connection with a Relevant Agreement; and

         (o) (delegate) delegate to any person for any time that the Administrative Agent thinks fit any of the powers of the Administrative Agent under this clause, including this right of delegation; and

         (p) (incidental power) do anything the Administrative Agent thinks expedient in its interests and incidental to any of the powers under this clause, without limiting those powers; and

         (q) (spend money) spend money in connection with the powers in this clause. That money then forms part of the Borrower Obligations.


7.4      To discharge or acquire prior Security Interest

         While an Event of Default remains unremedied, the Administrative Agent may:

         (a)      purchase the debt secured by a prior Security Interest; or

         (b) pay the amount required to discharge or satisfy that debt (including, but not limited to, a debt secured by a Permitted Security Interest); or

         (c) take a transfer or assignment of that Security Interest and any Guarantee, document or right ancillary or collateral to it, at the Mortgagor's cost.

7.5      Exercise of rights under clause 7.4

         If the Administrative Agent exercises its rights under clause 7.4:

         (a) the Mortgagor is indebted to the Administrative Agent for the same amount paid by the Administrative Agent. This does not limit any other debt acquired by the Administrative Agent; and

         (b) that debt is immediately payable to the Administrative Agent and forms part of the Borrower Obligations and interest accrues on the unpaid amount of that debt under clause 3.2; and

         (c) the Administrative Agent need not enquire whether the money claimed to be owing is actually owing in connection with the prior Security Interest, or an ancillary or collateral document; and

         (d) the person with the benefit of the prior Security Interest need not enquire whether there is any money owing under a Relevant Agreement; and

         (e) the Mortgagor directs any person with the benefit of a prior Security Interest to give the Administrative Agent any information it requires in connection with the prior Security Interest. This includes, but is not limited to, the state of accounts for that Security Interest.


7.6      To sell and give options

         Subject to the terms of the Relevant Agreements, while an Event of Default remains unremedied, the Administrative Agent may:

         (a) (options) give an option to purchase the Mortgaged Property on the term it thinks fit; and

         (b) (sell together with other property) sell the Mortgaged Property with any other property in any manner that the Administrative Agent thinks expedient; and

         (c) (hive off assets or obligations) promote the formation of any company so that the company may purchase or acquire the Mortgaged Property or assume obligations of the Mortgagor or both; and

         (d) (effect hive-off) sell or assign the Mortgaged Property or assume the Mortgagor's obligations.


7.7      To appoint Receivers

         While an Event of Default remains unremedied, the Administrative Agent may:

         (a) appoint one or more persons to be a Receiver or Receivers of the Mortgaged Property, with one or more of the powers and rights described in clauses 7.1 and 7.2; and

         (b)      remove that Receiver or those Receivers; and

         (c) if a Receiver is removed, retires or dies, appoint another or others in his or her


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


                  place; and

         (d) in the case of removal or retirement of a Receiver, reappoint that person.


7.8      To appoint more than one Receiver

         If the Administrative Agent appoints two or more persons to be the Receiver, the Administrative Agent may appoint them to act jointly, severally or jointly and severally. If it is not specified in the instrument of appointment, the Receivers are appointed to act severally.

7.9      To pay the Receiver

         The Administrative Agent may fix the remuneration of a Receiver at an amount agreed between the Administrative Agent and the Receiver.

7.10     Notice or lapse of time required before rights exercised

         (a) If notice or lapse of time is required under any statute before the Administrative Agent can exercise its power of sale of any other rights available to it under this document or by law, then that notice or lapse of time is dispensed with.

         (b) Paragraph (a) only applies if the relevant statute allows notice or lapse of time to be dispensed with.

         (c) If the relevant statute does not allow notice or lapse of time to be dispensed with, but allows it to be shortened, then for the purposes of this document, the period of notice or lapse of time is one day.

7.11     To give up possession and terminate receivership

         The Administrative Agent may:

         (a) give up possession of the whole or any part of the Mortgaged Property; or

         (b)      terminate a receivership,

         or both.

7.12     Persons dealing not bound to enquire

         A person dealing with the Administrative Agent or a Receiver or
Attorney:

         (a) need not enquire whether there has been a default by the Mortgagor under a Relevant Agreement or whether the Administrative Agent, Receiver or Attorney has acted properly; or

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


         (b) has no notice (actual or implied) that an act of the Administrative Agent, Receiver or Attorney is unnecessary or improper;

         and whenever the Administrative Agent, a Receiver or an Attorney deals with the Mortgaged Property, that dealing is authorised and valid as far as anyone involved with that dealing is concerned. The receipt of the Administrative Agent or a Receiver or Attorney for any money payable to the Mortgagor discharges the person paying that money to the extent of the payment.


8.       RECEIVER'S POWERS

8.1      General

         Unless the terms of the Receiver's appointment say otherwise, the Receiver has the following powers over the Mortgaged Property which the Receiver is appointed to deal with:

         (a) all the rights and powers given by law to mortgagees in possession, receivers or receivers and managers; and

         (b) all the rights and powers of the Administrative Agent under this document and at law (other than the power to appoint Receivers); and

         (c) power to obtain financial accommodation from the Administrative Agent, alone or together with any other person, for a purpose and on the terms that the Receiver considers expedient in connection with the Mortgaged Property; and

         (d) power to secure the payment or repayment of indebtedness relating to that financial accommodation by a Security Interest over the Mortgaged Property, however it ranks for priority with the Mortgage or a Collateral Security. The Receiver may exercise these rights and powers in the name of the Mortgagor or otherwise.

8.2      Receiver is agent of Mortgagor

         A Receiver is the agent of the Mortgagor. The Mortgagor alone is responsible for the Receiver's acts and defaults. But the Receiver, to the extent required by law, ceases to be the agent of the Mortgagor if a resolution is passed or an order is made to Wind Up the Mortgagor. The Receiver may become the agent of the Administrative Agent if the Administrative Agent gives a notice to the Receiver in writing to that effect. The Administrative Agent may appoint a further Receiver, despite that resolution or order.

8.3      Accountability of Receiver

         A Receiver is not responsible for a loss arising in connection with the exercise or execution of the Receiver's powers, nor for any act or default of an employee or agent of the Administrative Agent or the Receiver. A Receiver need not account for more money


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


         than the Receiver actually receives.


9.       POWER OF ATTORNEY

9.1      Appointment and powers

         The Mortgagor for valuable consideration irrevocably appoints the Administrative Agent, each officer of the Administrative Agent and each Receiver separately as its attorneys to do the following on the Mortgagor's behalf and in the name of the Mortgagor or the Attorney:

         (a)      anything which the Mortgagor must do under a Relevant
                  Agreement; and

         (b)      anything which, in the opinion of the Attorney:

                  (i) would give effect to a right, power or remedy of the Administrative Agent or a Receiver; or

                  (ii)     the Mortgagor should do,

                  under a Relevant Agreement; and

         (c) enter into or execute transactions, documents and agreements which, in the opinion of the Attorney, the Mortgagor should enter into or execute under a Relevant Agreement; and

         (d) use the Mortgagor's name to exercise the powers of the Administrative Agent or a Receiver under a Relevant Agreement, the law or otherwise,

         (e) obtain the issue of duplicate certificates for the Mortgagor's Securities if the original certificates are lost or destroyed or believed to be so; and

         (f) direct payment or any delivery of a dividend, notice, scrip or attend to any other matter relating to the Mortgaged Property; and

         (g) perfect a security given by the Mortgagor in favour of the Administrative Agent over the Mortgaged Property; and

         (h) exercise voting rights or any other power, right or remedy relating to the Mortgaged Property;

         and the Mortgagor agrees to ratify anything done by an Attorney under this power of attorney.

         Anything is this Section 9.1 to the contrary notwithstanding, the Administrative Agent and the Receiver agree that they will not exercise any rights under the power of attorney provided for in this Section 9.1 unless an Event of Default shall have occurred and be continuing.

9.2      Attorney may delegate powers

         An Attorney may delegate its powers (including the power to delegate) to any person for any period and may revoke the delegation.

9.3      Purpose

         The power of attorney created under this clause is irrevocable and is granted to secure the performance by the Mortgagor of the Mortgagor's obligations under each Relevant Agreement to which the Mortgagor is a party.

10.      NOTICES FROM THE ADMINISTRATIVE AGENT

         All notices, requests and demands to or on the Mortgagor or Administrative Agent must be effected in the manner provided in subsection 12.2 of the Credit Agreement.

11.      PRESERVING RIGHTS, POWERS AND REMEDIES

11.1     Preservation

         (a) The fact that the Administrative Agent does not exercise, or delays the exercise of, any right, power or remedy does not affect any of its other rights, powers or remedies.

         (b) The fact that the Administrative Agent delays the exercise of any right, power or remedy does not constitute a waiver of that right, power or remedy.

         (c) The fact that the Administrative Agent exercises a right, power or remedy does not prevent the Administrative Agent from exercising that right, power or remedy again.

         (d) This document does not operate to extinguish or prejudice any right, power or remedy of the Administrative Agent under a Relevant Agreement.

11.2     Moratorium legislation

         A moratorium does not apply to a Relevant Agreement or the recovery of the Borrower Obligations except if:

         (a)      the Administrative Agent agrees in writing that it does; or

         (b)      it cannot be excluded by law.

11.3     Voidable payments

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


         If any payment made to the Administrative Agent by or for a Debtor or the Mortgagor is repaid or void or found to be void, voidable or repayable for any reason, then:

         (a) that payment has not discharged the relevant liability of the Mortgagor; and

         (b) the Administrative Agent may recover the amount of that payment from the Mortgagor,

         despite any release, settlement or discharge in connection with the Borrower Obligations.

11.4     Effect of release

         Each indemnity given by the Mortgagor to the Administrative Agent under this document is a continuing indemnity. A full or partial release of this Mortgage does not release the Mortgagor from liability under an indemnity unless the release is specifically of that indemnity.

12.      MISCELLANEOUS

12.1 No obligations to exercise rights or give consent, consent must be in writing

         (a)      Each of the Administrative Agent and a Receiver may:

                  (i)      exercise or not exercise any right, power or remedy;
                           and

                  (ii)     give or not give consent; and

                  (iii)    make or not make a decision,

                  under this document, in its absolute discretion without giving a reason and without being liable or accountable for the consequences.

         (b) A consent given or a right, power or remedy waived by the Administrative Agent is effective only if given or waived in writing.


12.2     No marshalling

         The Administrative Agent need not resort to a Collateral Security or other Security Interest before exercising a power under this document.


12.3     Surplus proceeds

         If surplus money remains in the hands of the Administrative Agent or a Receiver after payment of all the Borrower Obligations (and satisfaction of any obligation ranking in priority to the Borrower Obligations or secured by a Security Interest over the Mortgaged Property):

         (a)      no trust arises over that surplus money; and

         (b) that surplus money does not carry interest and the Administrative Agent or Receiver may pay it to an account in the name of the Mortgagor (whether or not opened by the Administrative Agent or Receiver for that purpose). The Administrative Agent or Receiver is then no longer liable for the surplus money.

12.4     Applying receipts

         The Administrative Agent may apply or appropriate money received to reduce the Borrower Obligations in the order, and to satisfy whatever part of the Borrower Obligations, as provided in the Relevant Agreements.

12.5     The Administrative Agent may assign rights

         The Administrative Agent may assign or otherwise deal with its rights and benefits under this document.

12.6     Dealing with third parties

         No person need enquire whether the Administrative Agent, a Receiver or an Attorney has executed or registered an instrument or exercised a right, power or remedy properly or with authority.

12.7     Certificates

         A certificate signed by an officer of the Administrative Agent stating:

         (a) that a specified sum of money is owing or payable (or both) under a Relevant Agreement;

         (b)      that an Event of Default has occurred; or

         (c) something relevant to the rights or obligations of the Administrative Agent or the Mortgagor under a Relevant Agreement, whether relating to the Borrower Obligations or otherwise,

         is admissible in proceedings and is conclusive evidence of the matters stated except if there is manifest error.

12.8     If due date not a business day

         If anything should be done under this document on a day other than a business day, it must be done on the previous business day.

12.9     Severability

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


         (a) The parties agree that a construction of this document that results in all provisions being enforceable is to be preferred to a construction that does not so result.

         (b) If, despite the application of paragraph (a), a provision of this document is illegal or unenforceable;

                  (i) and it would be legal and enforceable if a word or words were omitted, that word or those words are severed; and

                  (ii) in any other case, the whole provision is severed, and the remainder of this document continues in force.

12.10             Governing law and jurisdiction

         This document is governed by the law applicable in the State of New York and the Mortgagor submits to the non-exclusive jurisdiction of the courts of the State of New York.

12.11             The Administrative Agent need not execute

         This document is enforceable by the Administrative Agent even if the Administrative Agent does not execute it.

EXECUTED as a deed.


U.S. OFFICE PRODUCTS COMPANY



By:.................................
Name:
Title:

                                                                      Schedule 1
                                                                      ----------












                               MORTGAGE RECORDINGS
                       IN THE STATE OF __________________


Description of Mortgage                                         Recording Office
-----------------------                                         ----------------

                                                                      Schedule 2
                                                                      ----------










                                 FILING OFFICES
                         IN THE STATE OF____________________